Exhibit 10.12

El Pollo Loco #

Location

FRANCHISE AGREEMENT

EL POLLO LOCO® FRANCHISE AGREEMENT

Dated:

Location:

Franchisee:

Franchisee Notice Address:

Franchisee Notice Facsimile Number:

Disclosure Document Control No. 040114

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

EL POLLO LOCO® FRANCHISE AGREEMENT

INDEX

1.	SCOPE AND PURPOSE OF AGREEMENT	3
2.	THE EL POLLO LOCO® MARKS & SYSTEM	4
3.	TERM	6
4.	SITE DEVELOPMENT	6
5.	IMPROVEMENTS, FIXTURES AND EQUIPMENT	8
6.	FEES, TAXES AND OTHER CHARGES	11
7.	FINANCIAL REPORTING, BILLING AND PAYMENT	13
8.	ADVERTISING AND MARKETING	17
9.	INSURANCE AND INDEMNIFICATION	20
10.	VENDING MACHINES	22
11.	COMPLIANCE WITH MANUAL AND WITH SYSTEM STANDARDS	22
12.	RESTAURANT MAINTENANCE AND REPAIR	26
13.	HOURS OF OPERATION	27
14.	PERSONNEL STANDARDS	27
15.	INSPECTIONS	28
16.	TRAINING	29
17.	ASSIGNMENT	31
18.	DEFAULT AND TERMINATION	38
19.	RIGHTS AND OBLIGATIONS UPON TERMINATION	41
20.	RIGHTS TO A SUCCESSOR FRANCHISE	43
21.	PROPRIETARY RIGHTS AND UNFAIR COMPETITION	45
22.	RESOLUTION OF DEVELOPMENT AND OTHER DISPUTES	50
23.	MISCELLANEOUS PROVISIONS	51
24.	INTERFERENCE WITH EMPLOYMENT RELATIONS	56
25.	EFFECTIVE DATE	56
26.	ACKNOWLEDGMENTS	56
27.	ANTI-TERRORISM LAW	58
28.	SIGNATURES	58

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

EL POLLO LOCO®

FRANCHISE AGREEMENT

This Franchise Agreement (“Agreement”), dated for identification purposes only as of                     , 20    , is made and entered into by and between EL POLLO LOCO, INC., a Delaware corporation (the “Franchisor”), and (“Franchisee”).

A. Franchisor operates and franchises others to operate a number of retail outlets for the sale of fire-grilled food items and related products, in connection with the “El Pollo Loco” name and Franchisor’s distinctive plan of food service operation.

B. Franchisee desires to operate a restaurant under Franchisor’s name and to utilize Franchisor’s plan of food service operation, all in accordance with the terms, covenants and conditions of this Agreement.

C. Franchisee understands that the success of the business contemplated by this Agreement is subject to substantial risks and depends in large part on the business ability of Franchisee and its active participation in the development and management of the franchise business.

D. Franchisor and Franchisee (as Developer) entered into a Development Agreement dated                      (“Development Agreement”) for the Territory as set forth on Exhibit A to be developed per the Development Schedule as set forth on Exhibit B on the Development Agreement.

1.	SCOPE AND PURPOSE OF AGREEMENT

1.1 Franchisee desires and agrees to operate and manage an “El Pollo Loco” (or “EPL”) restaurant to be located at                                          City of                     , County of                     , State of                      (the “Location”). Franchisor owns certain proprietary and other property rights and interests in and to the “El Pollo Loco” trademark and service mark, and such other trademarks, service marks, logo types, insignias, trade dress designs and commercial symbols as Franchisor may from time to time authorize or direct Franchisee to use in connection with the operation of a “El Pollo Loco” Restaurant (the “El Pollo Loco® Marks”). Franchisor has a distinctive plan for the operation of retail outlets for the sale of fire-grilled food items and related products, which plan includes but is not limited to the El Pollo Loco® Marks and the Operations Manual (the “Manual”), policies, standards, procedures, recipes, employee uniforms, signs (including menu boards) and related items, and the reputation and goodwill of Franchisor’s chain of restaurants (collectively, the “El Pollo Loco® System”). Therefore, in entering into this Agreement, Franchisee fully understands and agrees that this Agreement is conditioned upon the continued strict adherence by Franchisee to, and Franchisee agrees to comply with, all standards, policies, procedures and requirements published or which may from time to time be published or otherwise brought to Franchisee’s attention by Franchisor for the operation, maintenance or improvement of “El Pollo Loco” restaurants under the El Pollo Loco® System and the El

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Pollo Loco® Marks. Franchisee understands and agrees that strict adherence to these standards, policies, procedures and requirements is essential to the value of the El Pollo Loco® System and the El Pollo Loco® Marks.

1.2 Franchisee represents that it is experienced in and has independent knowledge of the nature and specifics of the restaurant business. Franchisee understands that there is not, nor can there be, any assurance or guaranty of success in the franchise business and that Franchisee’s business ability and attitude are primary in determining Franchisee’s success. Franchisee represents that, in entering into this Agreement, it has relied solely on its personal knowledge and understanding and has not relied on any representation of Franchisor or any of its officers, directors, employees or agents, except those representations contained in any legally required Franchise Disclosure Document delivered to Franchisee.

1.3 In consideration of the foregoing representations and agreements of Franchisee and other consideration as set forth herein, and subject to all of the terms, covenants and conditions of this Agreement, Franchisor hereby grants to Franchisee, and Franchisee hereby accepts from Franchisor, the right and license to operate the one “El Pollo Loco” restaurant under the El Pollo Loco® Marks and in accordance with the El Pollo Loco® System (the “Restaurant”) at the Location. Franchisee acknowledges that the franchise granted hereunder is only for the Location, and, as more fully provided for at Section 23.13, Franchisee is not granted any area, market or protected territorial rights. Franchisee expressly acknowledges and agrees that Franchisor and its affiliates have and expressly reserve the right to (a) operate and license others to operate El Pollo Loco® restaurants at any location, regardless of its proximity to the Location; and (b) merchandise and distribute goods and services identified by the El Pollo Loco® Marks at any location, regardless of its proximity to the Location through any method or channel of distribution, including, without limitation, at retail locations such as grocery or convenience stores and via the Internet, telemarketing, and direct marketing means.

1.4 It is expressly understood and agreed by the parties that Franchisee is and shall be an independent contractor, that Franchisee is not for any purpose an employee or agent of Franchisor, and that all of the personnel employed by Franchisee at the Restaurant will be employees or agents of Franchisee as an independent contractor and will not be employees or agents of Franchisor. Franchisee understands and agrees that, as an independent contractor, it does not have the authority to do anything for or on behalf of Franchisor including, but not limited to, holding itself out as Franchisor; signing contracts, notes or other instruments; purchasing, acquiring or disposing of any property; or incurring any other obligation or liability. It is further understood and agreed by the parties hereto that no fiduciary relationship is intended or created by this Agreement.

2.	THE EL POLLO LOCO® MARKS & SYSTEM

2.1 Upon the terms, covenants and conditions contained herein and during the term hereof, Franchisee shall have the right to display and use the El Pollo Loco® Marks, but only for use in connection with retail sales and service of certain food products which Franchisee is required to prepare and sell to the general public in and at the Restaurant.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

2.2 Nothing contained herein shall be construed as authorizing or permitting Franchisee to use the El Pollo Loco® Marks or the El Pollo Loco® System at any location other than the Location or for any purpose or in any manner other than that authorized herein; or in connection with the sale of any products for resale, or any products not required or approved by Franchisor, or any products prepared at any place other than at the Location; provided, however, that catering and special event sales may be undertaken by Franchisee in strict adherence with the limitations and procedures set forth in the Manual. Notwithstanding anything to the contrary contained herein, Franchisor may require Franchisee to discontinue the preparation, offer or sale of any product or item which, in the opinion of Franchisor or any of its representatives, does not conform to the quality standards or image of Franchisor and its products.

2.3 Nothing contained herein shall give Franchisee any right, title or interest in or to any of the El Pollo Loco® Marks excepting only the privilege and license, during the term hereof, to display and use the same according to the foregoing limitations. Any and all goodwill arising in connection with Franchisee’s use of the El Pollo Loco® Marks and the El Pollo Loco® System shall belong to Franchisor.

2.4 The business franchised hereunder shall be named “El Pollo Loco” without any suffix or prefix attached thereto. Franchisee shall use signs (including menu boards) (“Signs”) and other advertising which denote that the Restaurant is named “El Pollo Loco” and which are approved by Franchisor in advance. If Franchisee is transferred to an Entity (as defined below), the name of such corporation shall not contain any of the El Pollo Loco® Marks.

2.5 Except as Franchisor may otherwise permit in writing, Franchisee shall not display or use the trademark, trade name, service mark, logo types, label, design or other identifying symbol or name of any other person, or Entity in, on or at the Restaurant or the Location.

2.6 In all public records, in Franchisee’s relationship with other persons or companies, and in any offering document, prospectus or similar document, Franchisee shall indicate clearly that Franchisee’s business is independently owned and that the operations of said business are separate and distinct from the operation of Franchisor’s business. Franchisee shall display at the Restaurant, in such locations as may be specified by Franchisor and in all correspondence and forms, a notification that the Restaurant is operated by an independent operator and not by Franchisor.

2.7 Franchisee shall not develop, create, generate, own, license, lease or use in any manner any computer medium or electronic medium (including, without limitation, any Internet home page, e-mail address, website, domain name, bulletin board, newsgroup or other Internet-related medium) which in any way uses or displays, in whole or in part, the El Pollo Loco® Marks, or any of them, or any words, symbols or terms confusingly similar thereto without Franchisor’s express written consent, and then only in such manner and in accordance with such procedures, policies, standards and specifications as Franchisor may establish from time to time.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

2.8 Franchisor is the owner of, and will retain all right, title and interest in and to the domain names “elpolloloco” and “crazychicken;” the URLs and/or websites: www.elpolloloco.com, www.elpolloloco.net, www.elpolloloco.org, www.elpollolocofranchising.com, www.myepl.net, www.crazychicken.com, www.epllogo.com, www.eplmarketing.com, www.elpollolocoflavor.com, www.eplportal.com, www.eplfranchisee.com, and wwworderelpolloloco.com; all existing and future domain names, URLs, websites, future addresses and subaddresses using the El Pollo Loco® Marks in any manner; all software; all content prepared for, or used on, the above Websites; and all intellectual property rights in and to any of them.

2.9 Franchisor reserves all rights to use the El Pollo Loco ® Marks in any manner.

3.	TERM

3.1 The term of this Agreement shall commence on the date Franchisee first opens the Restaurant to the public (the “Opening Date”) and shall end on the date which is the 20th anniversary of the Opening Date, unless sooner terminated as provided herein (“Initial Term”). Should Franchisee lease the site of the Restaurant, the lease or sublease must be for a term which with renewal options is not less than the Initial Term of the Franchise Agreement, and contain the provisions required in Section 2.10 of the Development Agreement. Should Franchisee be unable to lease the site of the Restaurant for a term equal to the Initial Term, then in our sole discretion, the Initial Term of the Franchise Agreement may be reduced to match the term of the lease or sublease and the initial franchise fee will be appropriately pro-rated. Promptly following the Opening Date, the parties shall execute a Memorandum of Opening Date attached as Exhibit 2 which shall confirm the Opening Date; provided, however, if the parties fail to execute such Memorandum of Opening Date, the Opening Date shall be as determined in good faith by Franchisor. Upon the expiration or earlier termination of this Agreement, Franchisee shall have no right or option to extend the term of this Agreement. The sole conditions under which Franchisee will have the opportunity to obtain a successor Franchise Agreement upon the expiration of the term of this Agreement are set forth at Section 20.

4.	SITE DEVELOPMENT

4.1 After execution of this Agreement, Franchisee will be required to achieve certain milestones to assure the timely development of the Restaurant:

a) Within six (6) months following the date of Franchisor’s execution of this Agreement, Franchisee must have completed all of the site development work (including, but not limited to, engineering, architectural/design, entitlements, and permitting) and commence construction of the Restaurant.

b) Within twelve (12) months following the date of Franchisor’s execution of this Agreement, or the date specified in the Development Agreement, if earlier, Franchisee must have completed construction of the Restaurant at the Location and the Restaurant shall be open to the public.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

4.2 Franchisee understands and acknowledges that in accepting Franchisee’s Location, or by granting a franchise for a Location (whether or not formerly operated as a Franchisor or franchisee-owned Restaurant), Franchisor does not in any way endorse, warrant or guarantee either directly or indirectly the suitability of such Location or the success of the franchise business to be operated by Franchisee at such Location. The suitability of the Location and the success of the franchise business depends upon a number of factors outside of Franchisor’s control including, but not limited to, Franchisee’s operational abilities, site location, consumer trends and such other factors that are within the direct control of Franchisee. Franchisor may require, as a condition to its approval of a site, a “Market Study”, which shall include a site description and analysis, traffic and other demographic information and an analysis of the impact of the proposed site on other franchise restaurants surrounding or within the vicinity of such proposed site all in such format as the Franchisor may require. All such analyses, information and studies shall be prepared at the sole cost and expense of Franchisee.

4.3 If Franchisee purchases a currently operating Restaurant from Franchisor (a “Turnkey Restaurant”), then Franchisee shall begin operation of the Restaurant on the date possession of the Restaurant is transferred to Franchisee pursuant to the agreement entered into between Franchisee and Franchisor for the purchase of the Restaurant. Failure to do so shall constitute a material default hereunder. With respect to non-Turnkey Restaurants, failure to reach each milestone described in Sections 4.1 above within the specified time frames shall constitute a material default hereunder. Prior to opening the Restaurant, Franchisee shall obtain and thereafter maintain throughout the term of this Agreement all necessary business licenses, permits and other documentation necessary for the operation of an El Pollo Loco® restaurant.

4.4 Franchisor shall retain the right, without the need to comply with the Procedures for Resolving Disputes Relating to the Development of New Restaurants (attached and incorporated herein as Exhibit 1) to:

a) Open and operate El Pollo Loco® non-traditional restaurants or franchise others to open and operate El Pollo Loco® non-traditional restaurants, at all universities, colleges, airports, hospitals, municipal facilities, public transportation facilities, shopping malls (not including out parcels), stadiums, amusement parks, drug stores, supermarkets, department stores, truck stops, hotel or motel chains, stadiums and similar locations of a “non-standard” nature, regardless of location within Franchisee’s Notification Radius as defined under the Procedures for Resolving Disputes Relating to the Development of New Restaurants;

b) Operate or franchise others to operate an El Pollo Loco restaurant located within or outside of Franchisee’s Notification Radius which have been acquired by El Pollo Loco either as of or after the date of this Agreement;

c) Sell the same or similar products (whether or not using the Marks) to customers at retail locations, through internet, telemarketing or direct marketing means, whether within or outside of Franchisee’s Notification Radius. Franchisor also reserves the right to operate and franchise other restaurants having the same or similar menu items, whether within or outside of Franchisee’s Notification Radius; and

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

d) Upon sixty (60) days written notice to Franchisee, complete an acquisition of ten (10) or more real estate locations (some or all of which may contain existing restaurants) in a single transaction (“Acquisition Locations”), some or all of which are located within the Franchisee’s Notification Radius, including restaurants operating under another trade name. Notwithstanding the foregoing, Franchisor shall grant Franchisee a fifteen (15) day right of first refusal to acquire Franchisor’s rights in the Acquisition Locations in the Notification Radius at the same purchase price paid by Franchisor for each location (and for each restaurant if the locations contain existing restaurants), including reasonable closing costs. If Franchisee submits written notice of its intent to exercise the right of first refusal within the fifteen (15) days, it shall complete the transaction for the Acquisition Locations within sixty (60) days from the date of its notice and retain its exclusive rights to Franchisee’s Notification Radius. If Franchisee either fails to submit the written notice within the specified time period or submits the notice timely but fails to complete the transaction for the Acquisition Locations with the specified time period, Franchisee shall have waived any right it might have had to challenge the acquisition of the Acquisition Locations.

5.	IMPROVEMENTS, FIXTURES AND EQUIPMENT

5.1 If the Location is other than a Turnkey Restaurant, then this Section 5 will apply to the building, reconstruction, remodeling, or other changes necessary to conform the Location to the requirements set forth in this Section or as provided and updated by Franchisor from time to time in accordance with this Section.

5.2 Franchisee, at its sole expense, shall construct or, in the case of an existing building, remodel the Location and install such Signs, fixtures, furniture and equipment at the Location as are required in accordance with Franchisor’s current requirements and specifications for same. Franchisee shall be responsible for obtaining all zoning classifications and clearances which may be required by state or local laws, ordinances or regulations. Franchisee shall obtain from applicable governmental authorities all permits, licenses and certifications required for lawful construction or remodeling work and for the operation of the Restaurant. If requested by Franchisor, Franchisee shall submit to Franchisor a copy of all such required permits, licenses and certifications for the construction or remodeling work prior to commencing the construction or remodeling of the Location.

5.3 Franchisor shall provide Franchisee with standard plans and a sample layout for a typical El Pollo Loco® restaurant and a set of typical construction, equipment and decor specifications (the “Plans”). At all times, Franchisee shall use its best efforts to treat and keep the Plans and the information contained therein as confidential as possible and limit access to the Plans to employees and independent contractors of Franchisee on a need to know basis only (including preferred development professionals). Franchisee acknowledges that the unauthorized use or disclosure of

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Franchisor’s Plans and the confidential information contained therein will cause irreparable injury to Franchisor and that damages are not an adequate remedy. Franchisee accordingly covenants that without Franchisor’s prior written consent, Franchisee shall not disclose (except to such employees, agents, contractors or subcontractors as must have access to such Plans in order to construct the Restaurant at the Location) or use or permit the use of such Plans (except as may be required by applicable law or authorized by this Agreement), or copy, duplicate, record or otherwise reproduce such Plans, in whole or in part, or otherwise make the same available to any person or source not authorized in writing by Franchisor to receive such Plans or the information contained therein at any time during the term of this Agreement or thereafter.

5.4 Franchisee, at its sole expense, shall employ licensed architects, designers, engineers, development consultants or others as may be necessary to complete, substitute, adapt or modify the Plans for the Restaurant so as to create a set of final plans and specifications. Creating a set of final plans and specifications may include, but is not limited to, adapting plans for structural engineering, architectural requirements, interior and exterior materials, locally available building materials, local weather requirements and federal, state and local code requirements. In some cases, these can lead to substantial changes and costs in the provided plans. FRANCHISEE SHALL SUBMIT TO FRANCHISOR A COMPLETE SET OF FINAL PLANS AND SPECIFICATIONS, INCLUDING A SITE PLAN, AND OBTAIN FRANCHISOR’S WRITTEN APPROVAL OF SUCH PLANS AND SPECIFICATIONS PRIOR TO COMMENCING THE CONSTRUCTION OF THE RESTAURANT OR, IN THE CASE OF AN EXISTING BUILDING, THE REMODELING WORK FOR THE RESTAURANT. Franchisor shall review such final plans and specifications promptly and approve or disapprove the same, and Franchisor may provide comments on the plans and specifications to Franchisee. Such review and approval by Franchisor will be limited to items and issues relating to the El Pollo Loco® System only and is not intended to be a verification or approval of the structure of the building, mechanical systems or document accuracy. Examples of conceptual areas related to the El Pollo Loco® System include Signs, logos, finishes, decor and aesthetics, guest comfort, and ability to serve food within Franchisor’s standards for quality, timeliness and cleanliness.

5.5 Franchisee shall use a qualified licensed general contractor to perform the construction or remodeling work at the Restaurant. Franchisees general contractor shall provide a schedule to Franchisor before the start of construction. Franchisor shall not be responsible for delays in the construction, equipping or decoration of the Restaurant or for any loss resulting from the Restaurant design or construction. All changes in the Restaurant plans relating to the El Pollo Loco® System, as described in Section 5.4 above, to the construction or remodeling of the Restaurant or the implementation of such changes are subject to Franchisor’s prior written approval. FRANCHISEE SHALL PROVIDE WRITTEN NOTICE TO FRANCHISOR OF THE DATE UPON WHICH CONSTRUCTION OF THE RESTAURANT COMMENCED WITHIN SEVEN (7) DAYS AFTER COMMENCEMENT AND THEREAFTER SHALL PROVIDE TO FRANCHISOR MONTHLY PROGRESS REPORTS OF THE STATUS OF THE CONSTRUCTION WORK SIGNED BY FRANCHISEE’S ARCHITECT OR GENERAL CONTRACTOR. Franchisee’s failure to commence the design, construction or remodeling, equipping and opening of the Restaurant promptly and with due

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

diligence shall be grounds for the termination of this Agreement. Franchisor shall make a final inspection of the completed Restaurant and Location and may require such corrections and modifications as it deems necessary to bring the Restaurant and the Location into compliance with approved final plans and specifications. FRANCHISEE SHALL NOTIFY FRANCHISOR OF THE DATE OF COMPLETION OF CONSTRUCTION AND, WITHIN A REASONABLE TIME THEREAFTER, FRANCHISOR SHALL CONDUCT THE FINAL INSPECTION OF THE RESTAURANT AND ITS PREMISES. Franchisee acknowledges and agrees that Franchisee shall not open the Restaurant for business without the express written authorization of Franchisor and that Franchisor’s authorization to open shall be conditioned upon Franchisee’s furnishing to Franchisor:

a. A letter from the general contractor responsible for the construction or remodeling of the Restaurant indicating that the Restaurant has been constructed or remodeled in substantial conformance with the approved final plans and specifications, including any changes thereto approved by Franchisor, and in accordance with all applicable state and local governmental laws, statutes and ordinances regulating such construction including, without limitation, building, fire, health and safety codes; and

b. A temporary or final Certificate of Occupancy issued by the applicable local governmental entity.

5.6 Franchisee shall, at its sole expense, purchase all required Signs, fixtures, furniture and equipment for the Restaurant and Location from a distributor listed on the Approved Brands and Distributors List (as defined below) or another distributor approved pursuant to Section 11.4. The items purchased shall be installed in strict accordance with the specifications of Franchisor and erected and displayed in the manner and at such locations as are approved and authorized by Franchisor in writing. Franchisee shall maintain and display Signs which reflect the current image of El Pollo Loco® restaurants and shall not place additional Signs at the Restaurant without the prior written consent of Franchisor. Franchisee shall discontinue the use of and remove, or modify, as applicable, such Signs that are declared obsolete by Franchisor within thirty (30) days after Franchisee’s receipt of Franchisor’s written request, subject to reasonable extension if Franchisee is unable after using reasonable diligence to obtain required governmental approvals for modification of such Signs. Proper signage is fundamental to the El Pollo Loco® System and Franchisee hereby grants to Franchisor the right to enter the Location, including the Restaurant and any nearby areas where Signs are displayed, in order to remove and de-identify any unapproved or obsolete Signs in the event Franchisee has failed to do so within the above-specified time frame.

5.7 Franchisee is solely responsible for the acts or omissions of its contractors regarding compliance with all of the provisions of this Section 5, and Franchisor shall have no responsibility for such acts or omissions. Franchisor shall not be liable for any loss or damage arising from the design or plan of the Restaurant by reason of its approval of plans and specifications, or otherwise. Franchisee shall indemnify Franchisor for any loss, cost or expense, including attorneys’ fees, that may be sustained by Franchisor because of the acts or omissions of Franchisee’s contractors or

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

arising out of the design, construction or remodeling of the Restaurant, except to the extent that any such loss, cost or expense arises as a result of the grossly negligent acts or omissions of Franchisor, its employees and/or agents.

5.8 Franchisee shall give to Franchisor at least thirty (30) days prior written notice of the anticipated Opening Date. Franchisee shall not open the Restaurant to the public until it has received written approval from Franchisor to open. If Franchisee did not deliver to Franchisor a final Certificate of Occupancy prior to the Opening Date, Franchisee shall deliver to Franchisor a copy of an unconditional final Certificate of Occupancy issued by the applicable local governmental entity no later than ninety (90) days following the Opening Date.

6.	FEES, TAXES AND OTHER CHARGES

6.1 Franchisee shall pay to Franchisor during the term of this Agreement the following:

a. An initial franchise fee of Forty Thousand Dollars ($40,000.00), in full within 30 days of delivery of execution copies of this Agreement to Franchisee; provided, however, if the Restaurant is a Turnkey Restaurant the initial franchise fee shall be payable upon execution of this Agreement. In our discretion, you may be offered an Initial Term of less than 20 years and as such, the initial franchise fee will be appropriately pro-rated. All such payments shall be made by cashier’s check or other form of payment acceptable to Franchisor. Franchisee hereby acknowledges and agrees that the grant of this franchise constitutes the sole and only consideration for the payment of the initial franchise fee and the initial franchise fee shall be fully earned by Franchisor upon execution of this Agreement. In that regard, upon the payment of any portion of the initial franchise fee, the entire initial franchise fee shall be deemed fully earned and non-refundable in consideration of the administrative and other expenses incurred by Franchisor in granting this franchise and for Franchisor’s lost or deferred opportunity to franchise to others.

b. A monthly royalty fee equal to five percent (5%) of Franchisee’s immediately prior month’s Gross Sales (as defined in Section 7.1).

c. A monthly advertising fee, which shall be used in accordance with Section 8, for advertising, public relations and promotion and for the creation and development of advertising, public relations and promotional campaigns (“Advertising Fee”), in the amount of: (i) five percent (5%) of Franchisee’s immediately prior month’s Gross Sales, as defined in Section 7.1 if the Restaurant is located outside of the Los Angeles (“LA”) Designated Market Area (“DMA”) or (ii) four percent (4%) of Franchisee’s immediately prior month’s Gross Sales, as defined in Section 7.1 if the Restaurant is located within the Los Angeles DMA. If the Restaurant is located within the LA DMA, the Advertising Fee may be increased, in our sole discretion, to not more than a half percent ( 1⁄2%) above your original Advertising Fee during the Initial Term of your

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Franchise Agreement and upon 90 days written notice to you. Some existing franchisees may pay lower Advertising Fees. Restaurants owned and operated by us will contribute on at least the same basis as those existing franchisees within the same DMA. Franchisor also reserves the right to increase the Advertising Fee in the future by a voting mechanism. Except as otherwise provided in existing franchise agreements, each operating restaurant (both company-owned and franchised restaurants) located in the geographical area that would be affected by such an increase in the Advertising Fee shall be entitled to one vote. Franchisor must gain an approval vote of fifty-one percent (51%) of all such operating restaurants within the applicable geographical area. The minimum geographical area that would be affected by such an increase would be no smaller than a local DMA, although, multiple local DMAs may be involved.

d. The amount of all sales taxes, use taxes and similar taxes imposed upon or required to be collected or paid by Franchisor on account of goods or services furnished to Franchisee by Franchisor, whether such goods or services are furnished by sale, lease or otherwise. Franchisee shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Franchisee.

e. Monthly POP Fees for in-restaurant and drive-thru point-of-purchase materials.

f. Monthly Gift Card Discount Fees associated with the sale of gift cards (charged to the restaurant that redeemed the gift cards and earned the sales revenue)

g. Franchisee’s pro-rata share of costs for the Customer Feedback Program(s).

h. Re-inspection fee of $250 per re-inspection of Franchisee’s Restaurant, (required if a deficiency or unsatisfactory condition is noted and a subsequent inspection is necessary to determine if the deficiency or unsatisfactory condition has been cured).

i. A surcharge of eighteen cents ($0.18) for each case of chicken and twenty-nine cents ($0.29) for each case of pinto beans ordered by franchise and company operators as contributions to the obsolete inventory fund used to pay for pertinent, unsold inventory of qualified suppliers at the conclusion of limited time promotions. We periodically review the added cost per case and in our sole discretion, determine whether to increase or decrease the cost per case.

6.2 Franchisee shall pay interest to Franchisor on any amounts which may become due to Franchisor from Franchisee, if such are not paid when due, at the rate of fifteen percent (15%) per annum (pro-rated) or the maximum interest rate permitted by law, whichever is less.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

7.	FINANCIAL REPORTING, BILLING AND PAYMENT

7.1 The term “Gross Sales” as used in this Agreement shall mean the total revenues derived by Franchisee in and from the Restaurant from all sales of food, goods, wares, merchandise and all services, rights, and anything else of value, made in, upon, or from the Restaurant, whether for cash, check, credit or otherwise, without reserve or deduction for inability or failure to collect the same, including, without limitation, all revenues derived from delivery, catering, and special event sales, such sales and services where the orders therefor originate at and are accepted by Franchisee into the Restaurant but delivery or performance thereof is made from or at any other place, or other similar orders are received or billed at or from the Restaurant, and any sums or receipts derived from the sale of meals to employees of the Restaurant. Gross Sales shall not include rebates or refunds to customers; or the amount of any sales taxes or other similar taxes that Franchisee collects from customers and that are actually paid to any federal, state or local taxing authority.

7.2 Franchisee shall deliver to Franchisor on or before the sixth (6th) calendar day after each close of the sales month, a monthly Gross Sales statement (“Monthly T-Sheet”), in the form specified by Franchisor, setting forth the amount of Gross Sales for the preceding month and a calculation of the monthly fees payable on such sales. Monthly fees, such as Royalty Fees and Advertising Fees, in addition to other fees such as POP Fees, Gift Card Discount Fees, Customer Feedback Costs and Re-Inspection Fees (hereinafter collectively will be referred to as “Fees”) shall be due and payable on the tenth (10th) day after the close of the sales month, which closing shall be designated by El Pollo Loco® in its sole discretion upon ten (10) days advance written notice to Franchisee (“Sales Month Closing”). Franchisee shall make all payments due hereunder by pre-arranged draft or sweep of Franchisee’s business bank operating account (“ACH”). Franchisee will give Franchisor authorization in the format set forth in Exhibit 5 attached hereto for direct debits from Franchisee’s business bank operating account (the “Operating Account”). Franchisor may choose, in its sole discretion, to accept other forms of payment including check, cashier’s check and Electronic Funds Transfer (“EFT”). Franchisee will contribute to the Obsolete Fund as described above. Contributions are payable to the vendor at the time of inventory purchase.

If Franchisee is delinquent in any payment of such Fees, or if Franchisee has not submitted the Monthly T-Sheet for more than a two-month period when due, Franchisor may, in its sole discretion initiate an ACH or/and EFT transfer from the Operating Account an estimated amount of Fees due Franchisor for such period which shall be based on the average of the immediately preceding three (3) months’ Gross Sales. If, at any time, Franchisor determines that Franchisee has under-reported the monthly Gross Sales of the Restaurant, or underpaid the monthly royalty, advertising Fees, DMA Advertising Fee, or other amounts due to Franchisor under this Agreement, or any other agreement, Franchisor may, in addition to exercising all other rights and remedies available to it under this Agreement, initiate an immediate transfer from the Operating Account in the amount equal to the unpaid Fees in accordance with the foregoing procedure, including interest as provided in Section 6.2 above. Any overpayment of Fees will be credited to the Operating Account effective as of the first Due Date after Franchisor and Franchisee determine that such credit is due.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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Location

In connection with payment of the monthly Fees by ACH or EFT, Franchisee shall: (1) comply with procedures specified by Franchisor relating to ACH or EFT transfers; (2) perform those acts and sign and deliver those documents as may be necessary to accomplish payment by ACH or EFT as described in this Section 7.2; (3) give Franchisor an authorization in the form designated by Franchisor to initiate debit entries and/or credit correction entries to the Operating Account for payments of the monthly royalty and advertising Fees, or other amounts due to Franchisor under this Agreement, or any other agreement, including any interest charges; and (4) make sufficient funds available in the Operating Account for withdrawal by ACH or EFT of Fees due no later than each Due Date.

7.3 In addition to the sales data required to be provided in the Monthly T-Sheet to be delivered pursuant to Section 7.2, Franchisee shall deliver (in the manner prescribed by Franchisor) to Franchisor on or before the tenth (10th) day after the end of each sales month during the term of this Agreement any other sales and menu mix data reasonably requested by Franchisor with respect to the preceding sales month, whether specified in the Manual or otherwise.

7.4 Thirty (30) days after the end of each calendar quarter and one hundred twenty (120) days after the end of each calendar year during the term of this Agreement, Franchisee shall provide to Franchisor a financial statement of the franchise business which shall include such information and data as specified in the financial reporting format set forth in Exhibit 7 attached hereto or in such other format reasonably approved by Franchisor. Such fiscal year-end financial statements must be signed by Franchisee, Franchisee’s treasurer or Franchisee’s chief financial officer and contain a representation that the financial statements present fairly the financial position of Franchisee and the results of operations of the franchise business during the period covered.

7.5 Franchisee shall make all payments when due to third parties for obligations arising out of or in any way connected with the existence, operation or maintenance of the Restaurant, including, but not limited to, rental and mortgage payments and payments for utilities, services, products, equipment, supplies, goods, inventory, materials, taxes, labor and other matters. In the event that Franchisee fails to make any such payment in accordance with the foregoing and the nonpayment results or may reasonably result in a condition or event which threatens public safety or health or which may materially and adversely affect the ownership, condition or operation of the Restaurant, in either case in the reasonable judgment of Franchisor, Franchisor shall have the right, after five (5) days written notice to Franchisee, but not the obligation, to make such payment on behalf of Franchisee. Such payment shall be without prejudice and in addition to all other available rights and remedies. Any payment made by Franchisor pursuant to this Section 7.5 shall be paid by Franchisee to Franchisor as an additional amount for the monthly billing period in which such payment is made by Franchisor.

7.6 Franchisee shall maintain accurate and complete books and records pertaining to the operation and maintenance of the Restaurant as required by the standards, policies and procedures established by Franchisor in accordance with the Manual. Franchisee shall be solely responsible for performing all record keeping duties, and the cost for all such services shall be borne solely by Franchisee.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

7.7 Franchisee shall obtain, install, and use the computer system that Franchisor requires or approves in writing. The term “Computer System” means communications, computer systems, and hardware to be used by the Restaurant, including (a) back office and point of sale systems, (b) cash register systems; (c) physical, electronic, and other security systems; (d) printers and other peripheral devices; (e) archival back-up systems; and (f) internet access mode (for example, Franchisee’s telecommunications connection). In connection with the Computer System:

a. Franchisee must obtain, install, and use the computer software programs required by Franchisor (the “Required Software”) from time to time. Franchisee must utilize any proprietary software program that Franchisor may develop internally or with the assistance of outside suppliers or consultants or that Franchisor may license for use by the El Pollo Loco® System.

b. Franchisor may modify specifications for and components of the Computer System and Required Software. The Computer System and Required Software must be purchased or leased from Franchisor or from suppliers approved by Franchisor, and must be installed by Franchisor or by suppliers approved by Franchisor at Franchisee’s expense. (Franchisor may be the only approved supplier of the Computer System and Required Software.) All Computer System components must be installed in accordance with Franchisor’s standards and procedures. Franchisor’s modification of specifications for the Computer System and Required Software may require Franchisee, at Franchisee’s expense, to purchase, lease, and/or license new or modified computer hardware and/or software and/or communications capabilities. Franchisee will not be required to replace the Computer System more than once every four (4) years during the term of this Agreement. Franchisee shall be required to enter into an El Pollo Loco® IT Support Services Agreement (a “Support Agreement”) in connection with the operation of the Computer System. The Support Agreement is attached to this Agreement as Exhibit 8.

c. The Computer System is for use by Franchisee only in connection with operational and management tasks of the Restaurant. Franchisee may not use the Computer System for email, word processing, spreadsheets, web surfing, or any other personal application or purpose not approved in writing by Franchisor (“Personal Applications”). However, Franchisee may run such Personal Applications on a separate personal computer and network provided by Franchisee, but the personal computer and network must run in “stand alone, isolated mode” and Franchisee must not interconnect such computer(s) with the Computer System. Franchisor reserves the right require Franchisee to shut down Personal Applications interfaces if Franchisor determines that such interfaces interfere with the Computer System operations, or the operation of the Restaurant.

d. Franchisor shall have the right from time to time, and at any time, to retrieve data and information from Franchisee’s Computer System, by modem or

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

other means, and use it for any reasonable business purpose both during and after the term of this Agreement. Franchisor may, from time to time, specify in the Manual or otherwise in writing the information that Franchisee shall collect and maintain on the Computer System, and Franchisee shall provide to Franchisor such reports as Franchisor may reasonably request from the data so collected and maintained.

7.8 All of the accounts, books, records and federal, state and local tax returns and reports of Franchisee, so far as they pertain to the business transacted under this Agreement, shall be open to inspection, examination and audit by Franchisor and its authorized representatives at any and all times, and copies thereof may be made by Franchisor and retained for its own use. All of such records shall be maintained and retained by Franchisee for seven (7) years, and following the termination or expiration of this Agreement, the books and records for the preceding seven (7) years shall be maintained and retained by Franchisee for five (5) years. Franchisor may inspect, examine audit and copy any and all books and records of the Franchisee’s business. Any such inspection, examination and audit shall be at Franchisee’s cost and expense as a result of Franchisee’s failure to prepare and deliver its transmittal reports to Franchisor as required herein, or to maintain books and records as hereinabove provided, or unless any such transmittal report is determined to be in error to an extent of two percent (2%) or more for the period audited. Any such cost and expense shall be set forth in a written invoice delivered to Franchisee by Franchisor. Franchisee shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Franchisee.

7.9 Franchisee shall sell or otherwise issue the stored value cards or gift cards and certificates (together “Gift Cards”) that have been prepared utilizing the standard form of Gift Card provided or designated by Franchisor, and only in the manner specified by Franchisor in the Manual or otherwise in writing. Franchisee shall fully honor all Gift Cards that are in the form provided or approved by Franchisor regardless of whether a Gift Card was issued by Franchisee or another Restaurant or purchased at any other location including without limitation, retail stores, internet sales or other means of distribution. Franchisee shall sell, issue, and redeem (without any offset against any royalty fees) Gift Cards in accordance with procedures and policies specified by Franchisor in the Manual or otherwise in writing (the “Gift Card Program”), including those relating to procedures by which Franchisee shall request reimbursement for Gift Cards issued by other Restaurants and for making timely payment to Franchisor, other operators of Restaurants, or a third-party service provider for Gift Cards issued from the Restaurant that are honored by Franchisee, Franchisor or other Restaurant operators. Franchisee acknowledges and agrees that, in connection with the Gift Card Program, Franchisee may be required to:

a. Enter into a separate agreement with a third party provider of Gift Card services under the terms and conditions as may reasonably be required by such third party for participation in the Gift Card Program;

b. Purchase and maintain a sufficient number of Gift Cards, in a form approved by Franchisor, as may reasonably be required for participation in the Gift Card Program;

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

c. Purchase or upgrade, as applicable, such hardware, software and equipment as shall be necessary to participate in the Gift Card Program;

d. Promote and sell the Gift Cards in Franchisee’s Restaurants using only marketing methods and materials approved by Franchisor;

e. Comply in all material respects with all applicable laws, statutes and regulations in performing Franchisee’s obligations under this Agreement and otherwise in connection with Franchisee’s participation in the Gift Card Program; and

f. Execute such forms or documents or take such other actions reasonably necessary or requested by Franchisor to effectuate Franchisee’s participation in the Gift Card Program.

Franchisee acknowledges and agrees that Franchisor reserves the right to discontinue or modify the Gift Card Program at any time, in its sole discretion. Upon receipt of written notice from Franchisor of its intent to discontinue or modify the Gift Card Program, Franchisee shall, as applicable, immediately cease offering and accepting Gift Cards and/or make such modifications as Franchisor shall require.

7.10 Franchisee acknowledges and agrees that it is in the best interest of the business conducted at the Restaurant and the System as a whole, to participate in the Payment Card Industry (“PCI”) Data Security Standard (“DSS”) Program offered through a third party vendor. This is a set of security requirements that uses current technology and physical security best practices to protect credit cardholder data. The size of Franchisee’s business and the number of transactions processed by Franchisee will determine Franchisee’s specific requirements for achieving PCI compliance. Included with Micros is a PCI Program from an approved third party vendor. The maximum monthly fee for this program is detailed in the El Pollo Loco® IT Support Services Agreement, attached and incorporated herein as Exhibit 8. However, if remediation is required, the approved third party vendor will work directly with Franchisee to resolve any outstanding issues and Franchisee may have to pay additional fees. Franchisee further promises that the results of the PCI review of Franchisee’s operations, in so far as they pertain to the business transacted under this Agreement, shall be open to inspection, examination and audit by Franchisor and its authorized representatives at any and all times, and copies thereof may be made by Franchisor and retained for its own use. All of such records shall be maintained and retained by Franchisee as required by the PCI DSS. Franchisee understands and agrees that Franchisee is solely responsible for meeting the requirements for the PCI DSS Program. Failure to do so shall be considered grounds for termination of this Agreement as provided in Section 18 hereof.

8.	ADVERTISING AND MARKETING

8.1 Recognizing the value of marketing and advertising to the goodwill and public image of the El Pollo Loco® System, Franchisor administers funds for advertising, public

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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Location

relations, marketing research and promotion into which franchisees contribute an “Advertising Fee”. El Pollo Loco® restaurants owned and operated by Franchisor contribute on the same basis as franchisees within the same DMA.

8.2 The entire Advertising Fee will be deposited into the Advertising Fund to be allocated in Franchisor’s sole discretion.

8.3 Franchisor shall have sole discretion over the expenditures, investments and all aspects of activities funded by the Advertising Fund, including media plans and buying, creative concepts, materials, endorsements and agency relationships. The Advertising Fund may be used to pay for production costs for materials and programs Franchisor chooses, including advertising agency fees, market research, concept development, design development (store prototypes and advertising), product research and development, video, audio, electronic, written advertising materials, media and public relations programs. The Advertising Fund will be accounted for separately from Franchisor’s other funds. Although it has been Franchisor’s practice to spend all advertising funds in the fiscal year in which they are collected, Franchisor reserves the right to spend such advertising funds in the next fiscal year to the extent Franchisor deems appropriate. Franchisor may spend in any fiscal year an amount greater or less than the aggregate contributions made by El Pollo Loco® restaurants to the Advertising Fund in that year, and the Advertising Fund may borrow from Franchisor or from other lenders to cover deficits in the Advertising Fund or cause the Advertising Fund to invest any surplus for future use by the Advertising Fund. Upon request, but not more frequently than annually, Franchisor will provide Franchisee with a written description of the expenditures made by the Advertising Fund during the fiscal year immediately preceding the request of the advertising fees received from franchisees. The statement of expenditures is not required to be audited.

8.4 If Franchisee is located outside the Los Angeles DMA, at Franchisor’s discretion, a portion of Franchisee’s Advertising Fee may be allocated to a Local Advertising Fund (“LAF”) pertaining to the Restaurant. Franchisee will be required to pay the Advertising Fee to Franchisor at the same time as Franchisee’s royalty payments pursuant to the Direct Debit Agreement (Exhibit 5 to the Franchise Agreement). Franchisee must use current approved vendors for Franchisee’s advertising order, and Franchisor will pay the approved vendor directly upon approval of the order and confirmation of receipt of the order with Franchisee. The LAF monies will also be used to reimburse Franchisee for the cost of implementing local marketing plans developed by Franchisee and approved by Franchisor (up to an amount not to exceed the LAF contributions collected). The LAF monies will be used to reimburse Franchisee for the cost of implementing local marketing plans developed by Franchisee and approved by Franchisor in writing. For these purposes, qualifying LAF expenditures include, but are not limited to: (a) amounts contributed to Advertising Associations (defined below); and (b) amounts spent for advertising media, such as television, radio, newspaper, billboards, posters, direct mail, collateral and promotional items, advertising on vehicles (excluding the cost of any vehicle), and, if not provided by Franchisor, the cost of producing approved materials necessary to participate in such media. Non-qualifying LAF expenditures include amounts spent for items which Franchisor, in its reasonable judgment, deems inappropriate for meeting the minimum advertising requirement, including, but not limited to: permanent on-premises Signs and menu boards, transportation vehicles,

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

marketing personnel salaries, public relations or advertising agency retainer, highway signs or any other signage for directional purposes only, store labor costs associated with the execution of any marketing program, lighting, administrative costs, Yellow Pages advertising, discounts/coupons offers, free offers, employee incentive programs, and any unapproved marketing or advertising materials.

8.5 Franchisee shall not engage in any advertising activities without Franchisor’s prior written consent. Should Franchisee submit advertising that is not approved by Franchisor, Franchisee will be required to revise and resubmit such advertising again for written approval, prior to use of such advertising. Franchisee shall submit to Franchisor for Franchisor’s prior approval, at least thirty (30) days prior to the beginning of each fiscal year, a marketing plan for Franchisee’s DMA. This marketing plan may be submitted by all franchisees in Franchisee’s DMA through an area advertising association. If Franchisee is using materials not prepared by Franchisor and which vary from Franchisor’s standard advertising and promotional materials, such materials must be submitted to Franchisor for approval no less than forty-five (45) days prior to the beginning of such promotion or program. Franchisor will review any materials submitted for Franchisor’s approval within ten (10) business days of receipt of such materials. Franchisee shall not use any advertising or promotional materials that Franchisor has disapproved, or that Franchisor has not approved.

8.6 Franchisor shall have the right to establish local and/or regional advertising associations (“Advertising Associations”) for El Pollo Loco® restaurants in Franchisee’s local or regional area, covering the geographic areas Franchisor may designate from time to time. Franchisor has the right to form, change, dissolve or merge the Advertising Associations. If Franchisor has established an Advertising Association in Franchisee’s DMA, Franchisee must participate in the Advertising Association and its programs and abide by its by-laws. Each El Pollo Loco® restaurant located within the area governed by the Advertising Association will have one (1) vote. Franchisee must contribute the amounts to the Advertising Association(s) as determined by the Advertising Association members from time to time in accordance with their bylaws. Any El Pollo Loco® Restaurant owned by Franchisor in Franchisee’s DMA or regional market area(s) will contribute to the Advertising Association on the same basis as Franchisee contributes for its Restaurant. Contributions to the local and regional Advertising Associations are credited toward the LAF advertising expenditures required pursuant to Section 8.4 above; however, if Franchisor provides Franchisee and Franchisee’s Advertising Association ninety (90) days’ notice of a special promotion, including, but not limited to, any regional promotions, Franchisee must participate in the promotion and also pay Franchisor any special promotion advertising fees assessed in connection with the program, beginning on the effective date of the notice and continuing until the special promotion is concluded. Any special promotion advertising fees will be in addition to, and not credited towards, the LAF advertising expenditure required pursuant to Section 8.4 above. The Advertising Association Membership Agreement is attached to this Agreement as Exhibit 6. Franchisor may administer the Advertising Associations and collect Franchisee’s Advertising Association contributions by automatic electronic withdrawal.

8.7 Franchisor shall be under no obligation to use the Advertising Fund to advertise equally for all markets or for all DMAs. All advertising fee contributions from

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Franchisor-operated restaurants shall be deposited in the Advertising Fund. Franchisor shall be under no obligation to determine the incremental cost of franchise sales advertising and investor relations sections of any internet web sites established by Franchisor and funded in whole or in part by the Advertising Fund.

8.8 In addition to Advertising Fees payable pursuant to Section 6.1 of this Agreement, Franchisee shall expend $5,000.00 per Restaurant to conduct grand opening advertising and local store marketing and promotion programs for Franchisee’s Restaurant, utilizing advertising and promotional materials approved by Franchisor. Such grand opening advertising shall be conducted in accordance with Franchisor’s specifications and standards and in accordance with a grand opening plan (which will cover advertising and promotion for the 15 days prior to the Opening Date and 45 days following the Opening Date) which Franchisee prepares and submits to Franchisor for approval at least 30 days prior to the anticipated Opening Date. Franchisee shall submit to Franchisor not later than 15 days following the conclusion of such grand opening promotion, written receipts and other evidence reasonably satisfactory to Franchisor evidencing all amounts spent by Franchisee to conduct the grand opening promotion.

9.	INSURANCE AND INDEMNIFICATION

9.1 Throughout the term hereof, Franchisee shall obtain and maintain insurance coverage with insurance carriers acceptable to Franchisor in accordance with Franchisor’s current insurance requirements as modified from time to time. The coverage shall commence when the Location is secured by Franchisee by executed deed or lease and shall comply with the requirements of Franchisee’s lease, if any, for products liability and broad form contractual liability coverage in the amount of at least two million dollars ($2,000,000.00) combined single limit and not less than $1,000,000.00 per occurrence. Franchisee shall also carry fire and extended coverage insurance with a maximum deductible of $10,000.00 and with endorsements for vandalism and malicious mischief, covering the building, structures, equipment, improvements and the contents thereof in and at the Restaurant, on a full replacement cost basis, insuring against all risks of direct physical loss (except for unusual perils such as nuclear attack, earth movement and war), and business interruption insurance in actual loss sustained form covering the rental of the Location, previous profit margins, maintenance of competent personnel and other fixed expenses. Franchisee shall also carry such worker’s compensation insurance as may be required by applicable law. In connection with and prior to commencing any construction, reimage or remodeling of the Restaurant, Franchisee shall maintain Builder’s All Risks Insurance and performance and completion bonds in forms and amounts, and written by a carrier or carriers, acceptable to Franchisor. As proof of such insurance, a certificate of insurance shall be submitted by Franchisee for Franchisor’s approval prior to Franchisee’s commencement of any activities or services to be performed under this Agreement. Franchisee shall deliver a complete copy of Franchisee’s then-prevailing policies of insurance to Franchisor within thirty (30) days following the delivery of the certificate of insurance.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

9.2 Franchisor shall be named as an additional insured on all of such policies referenced in Section 9.1 above to the extent of its interests and shall be provided by Franchisee with certificates of insurance evidencing such coverage prior to the Opening Date and promptly following the date any policy of insurance is renewed, modified or replaced during the term of this Agreement. All coverages shall be placed with an insurer with a rating of A or better from Moody’s or S&P or a rating of A-VIII or better from Best’s. All public liability and property damage policies shall contain a provision that Franchisor, although named as an additional insured, shall nevertheless be entitled to recover under such policies on any loss occasioned to it, its affiliates, officers, agents and employees by reason of the negligence of Franchisor, Franchisee, or their respective principals, contractors, agents or employees. All policies shall extend to and provide indemnity for all obligations assumed by Franchisee hereunder and all other items for which Franchisee is required to indemnify Franchisor under the provisions of this Agreement, whether or not the liability arose from the negligence of Franchisor, its principals, contractors, agents or employees, and shall provide Franchisor with at least thirty (30) days prior written notice of cancellation, termination or material reduction of coverage. Franchisor reserves the right to specify reasonable changes (which may include increases) in the types and amounts of insurance coverage required by this Section 9. Should Franchisee fail or refuse to procure the required insurance coverage from an insurance carrier acceptable to Franchisor or to maintain it throughout the term of this Agreement, Franchisor may in its discretion, but without any obligation to do so, obtain such coverage for Franchisee, in which event Franchisee shall pay on demand the required premiums or reimburse Franchisor therefore. The amount of such premiums shall be set forth in a written invoice delivered to Franchisee by Franchisor. Franchisee shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Franchisee pursuant to Section 23.3 of this Agreement. Failure to maintain the required insurance or to promptly reimburse Franchisor for any premiums paid on behalf of Franchisee by Franchisor shall constitute a default hereunder.

9.3 Franchisee shall defend immediately upon tender of defense, at its own cost, Franchisor, its subsidiaries, parent and affiliates, shareholders, directors, officers, employees and agents (collectively referred to, for this Sections 9.3 and 9.4 only, as “Franchisor”), from and against any and all claims, lawsuits, complaints, cross complaints, arbitrations, demands, allegations, costs embraced by indemnity, loss, costs, expenses (including attorneys’ fees), liens and damages (collectively referred to, for Sections 9.3 and 9.4 only, as “Losses”), however caused, and reimburse Franchisor for all costs and expenses (including attorneys’ fees) incurred by Franchisor in defense of any Losses, resulting directly or indirectly from or pertaining to or arising out of, or alleged to arise out of, or in connection with the use, operation, maintenance, condition, construction, equipment, decorating, signage, sidewalks, exterior, interior, parking lot, food preparation, sales and service of Franchisee’s restaurant, including any labor, any employee related claims whatsoever, including, without limitation any claims made by an employee of Franchisee resulting from the employee’s training in a Franchisor operated facility or restaurant, and including Franchisee’s failure for any reason to fully inform any third party of Franchisee’s lack of authority to bind Franchisor for any purpose. Such Losses shall include, without limitation, those arising from latent or other defects in the restaurant whether or not discoverable by Franchisor, and those arising from the death of or injury to any person or arising from damage to the property of

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Franchisee or Franchisor, or any third person, firm or corporation, whether or not resulting from any strict liability imposed by fact, law, statute, or ordinance, on Franchisor. Franchisee further agrees that Franchisee’s duty to defend Franchisor is separate from, independent of and free-standing of Franchisee’s duty to indemnify Franchisor and applies whether the issue of Franchisee’s negligence, breach of contract, or other fault or obligation has been determined. Franchisee’s duty to defend is regardless of the outcome of liability even if Franchisee is ultimately found not negligent and not dependent on the ultimate resolution of issues arising out of any claims, lawsuits, complaints, cross complaints, arbitration, demands, allegations, costs embraced by indemnity, loss, costs, expenses (including attorneys’ fees), liens or damages.

9.4 Franchisee shall indemnify and hold harmless Franchisor from and against any and all Losses, however caused, resulting directly or indirectly from or pertaining to or arising out of or in connection with the use, operation, maintenance, condition, construction, equipment, decorating, signage, sidewalks, exterior, interior, parking lot, food preparation, sales and service of Franchisee’s restaurant, including any labor, any employee related claims whatsoever, including, without limitation any claims made by an employee of Franchisee resulting from the employee’s training in a Franchisor operated facility or restaurant, and including Franchisee’s failure for any reason to fully inform any third party of Franchisee’s lack of authority to bind Franchisor for any purpose. Such Losses shall include, without limitation, those arising from latent or other defects in the restaurant whether or not discoverable by Franchisor, and those arising from the death of or injury to any person or arising from damage to the property of Franchisee or Franchisor, or any third person, firm or corporation, whether or not resulting from any strict liability imposed by fact, law, statute, or ordinance, on Franchisor. Franchisee further shall indemnify and hold harmless Franchisor from all said Losses and shall pay for and be responsible for all said Losses, however caused, whether by any individual, employee, third person or party, vendor, visitor, invitee, trespasser or any firm or corporation whatsoever, whether caused by or contributed to by Franchisor, the combined conduct of Franchisee and Franchisor, or active or passive negligence of Franchisor, but for the sole negligence or willful misconduct of Franchisor.

10.	VENDING MACHINES

Franchisee shall not install a video game machine, juke box, cigarette machine, public telephone or other type of vending machine or device, whether or not coin operated in the Restaurant, or on its premises, without prior written approval of Franchisor, which approval will be granted or denied in Franchisor’s sole discretion. The revenues received by Franchisee from any approved machines shall be included in Franchisee’s Gross Sales.

11.	COMPLIANCE WITH MANUAL AND WITH SYSTEM STANDARDS

11.1 Franchisee acknowledges and agrees that strict and continued adherence by Franchisee to Franchisor’s standards, policies, procedures and requirements, as set

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

forth in this Section 11, is required and that failure on the part of Franchisee to so perform will be grounds for termination of this Agreement as provided in Section 18 hereof. Franchisee acknowledges that changes, modifications, deletions and additions to the standards, specifications, procedures and menu items comprising the El Pollo Loco® System may be necessary and desirable from time to time. Franchisor may make such modifications, revisions, deletions and additions, including without limitation modifications, revisions, deletions and additions to the Manual and to the menu items required to be offered by Franchisee, which Franchisor, in good faith and exercising its judgment believes to be desirable. Franchisee agrees to comply with any such modification, revision, deletion or addition as of the date that such modification, revision, deletion or addition becomes effective. Franchisee acknowledges that it shall receive one (1) copy of the Manual for the Restaurant on loan from Franchisor and that the Manual shall at all times remain the sole property of Franchisor. Franchisee understands that Franchisor has entered into this Agreement in reliance upon Franchisee’s representation that it will strictly comply with all the provisions of the Manual. For purposes of this Agreement, the Manual shall be deemed to include all written directions delivered to Franchisee by Franchisor from time to time setting forth standards, specifications and procedures for the operation of Franchisee’s El Pollo Loco® restaurant.

11.2 Franchisee acknowledges and agrees that it is in the best interest of the business conducted at the Restaurant to prepare and serve food in the Restaurant only from ingredients which meet the product specifications as communicated by Franchisor to Franchisee from time to time (the “Specifications”), and Franchisee further promises that all products, equipment, goods, inventory and supplies used in connection with the Restaurant will comply with the Specifications. Furthermore, Franchisee shall not offer or sell any product, service or other item at the Restaurant except those prior approved in writing by Franchisor.

a. All menu items shall be made in strict compliance with Franchisor’s written recipes and requirements, which Franchisor may change from time to time by amendments to the Manual.

b. Franchisee acknowledges and agrees that all proprietary El Pollo Loco® marinades, marinade mixes and marinated ingredients used in the preparation of the required and approved El Pollo Loco® food products are unique. Their formulae and the process of their manufacture constitute trade secrets. Franchisee shall purchase such marinades, marinade mixes and marinated ingredients exclusively from Franchisor or, in Franchisor’s sole discretion, from Franchisor’s designated distributor. The right to purchase and use such marinades, marinade mixes and marinated ingredients is licensed to Franchisee pursuant to this Agreement, and such right is restricted to use in the franchise business at the Restaurant and solely for the term of this Agreement.

11.3 Throughout the term of this Agreement, Franchisee shall be actively engaged in the management and day-to-day operation of the Restaurant. Franchisee may appoint an Operations Director to supervise all franchise activities. If Franchisee appoints an Operations Director, such appointment is subject to Franchisor’s prior written approval and the Operations Director must satisfactorily complete the EPL management training

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

program and have received the ServSafe® certification; and Franchisee must complete either the EPL management training program or the Executive Franchisee Training Program. The Operations Director shall be actively engaged in the management and day to day operations of the restaurant and devote full time and best efforts to the supervision of EPL Restaurant(s) owned by Franchisee. If at any time, for any reason, the Operations Director ceases to perform those duties on behalf of the Restaurant(s), Franchisee shall appoint a new Operations Director within 30 days subject to Franchisor’s prior written approval, and the newly appointed Operations Director must satisfactorily complete the EPL management training program within 90 days of appointment and have received the ServSafe® certification at Franchisee’s expense; or, Franchisee shall assume the duties of the Operations Director and complete the EPL management training program within 120 days (if not previously completed). Franchisee must also comply with any applicable transfer provisions of this Agreement if the change in Franchisee’s Operations Director results in a change in the equity ownership of the Restaurant.

11.4 Franchisee acknowledges that it has received a copy of Franchisor’s list of approved brands and distributors (the “Approved Brands and Distributors List”). Franchisor has consulted with the distributors set forth on such list and each distributor has agreed to offer products, services, equipment, goods, inventory, supplies or paper products which will comply with Franchisor’s Specifications. Such Approved Brands and Distributors List is furnished to Franchisee and Franchisee must purchase only those products, equipment, goods, inventory, supplies and paper products that comply with the Specifications and only those brands, and only from those distributors, that are on the Approved Brands and Distributors List. If Franchisee desires to purchase any brands and/or products from any distributor not named on the Approved Brands and Distributors List (or any brand and/or product not on the Approved Brands and Distributors List from a distributor on that list), Franchisee shall first submit to Franchisor a written request for approval of any such brand, product and/or distributor whichever is applicable, prior to Franchisee’s purchase of such product from such distributor. Franchisor shall have the right to require that its representatives be permitted to inspect the distributor’s facilities and that samples from the distributor be delivered either to Franchisor or to an independent laboratory designated by Franchisor for testing. Upon completion of Franchisor’s inspection or evaluation of the proposed distributor (including samples provided by such distributor), and upon submission of any additional information or data required by Franchisor, Franchisor shall promptly approve or reject such proposed distributor or services and goods. Franchisor reserves the right, at its option, to re-inspect the facilities and products of any such approved distributor or of any distributor on Franchisor’s Approved Brands and Distributors List and to revoke its approval upon the distributor’s failure to continue to meet any of Franchisor’s then-current Specifications and criteria. Nothing in the foregoing shall require Franchisor to approve any distributor. Franchisor agrees to evaluate any item which Franchisee is considering procuring to determine whether such item complies with the Specifications. No charge shall be made by Franchisor for the services of Franchisor’s employees in connection with such evaluation; however, Franchisee shall

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

reimburse Franchisor for its reasonable cost and expenses in connection with such evaluation, including any amounts paid to independent laboratories or consultants chosen by Franchisor in its sole discretion to assist in such evaluation. All such amounts shall be set forth in a written invoice delivered to Franchisee by Franchisor. Franchisee shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Franchisee pursuant to Section 23.3 of this Agreement. The Approved Brands and Distributors List and any guide containing such list are proprietary information of El Pollo Loco® and must be kept strictly confidential by Franchisee. Franchisee shall not copy, distribute, release or otherwise provide any third party with all or any part of the information contained in the Approved Brands and Distributors List or guide without first obtaining the prior written approval of Franchisor, which approval may be withheld in Franchisor’s sole discretion. (Notwithstanding anything in this Agreement to the contrary, Franchisor may designate itself the only approved distributor of some or all of the brands and/or products. Franchisor’s proprietary products must be purchased from Franchisor or its designated distributor pursuant to Section 11.2(b).

11.5 As uniformity of appearance and public recognition are important to the financial success of Franchisee and Franchisor hereunder, Franchisee shall:

a. Use only uniforms, Signs, cards, posters, notices, displays, decorations, table tents and other such advertising materials which are identical in appearance and quality to those furnished or approved by Franchisor. Franchisor may make available its menu-stock (pre-printed as to all matters other than menu prices), including specials and featured items, to Franchisee for printing in the event that Franchisee elects to charge prices not provided for in Franchisor’s menu codes. Notwithstanding anything in this Agreement to the contrary, Franchisor reserves the right, to the fullest extent allowed by applicable law, to: establish maximum, minimum or other pricing requirements with respect to the prices Franchisee may charge; recommend retail prices; advertise specific retail prices for some or all products sold by Franchisee, which prices Franchisee will be compelled to observe; engage in marketing, promotional and related campaigns, which Franchisee must participate in and which may directly or indirectly impact Franchisee’s retail prices; and otherwise mandate, directly or indirectly, the prices which Franchisee may charge.) Franchisee agrees that all specials or featured items designated by Franchisor shall be included as part of the menu and shall be made available on the days and times designated by Franchisor; and

b. Not authorize or permit in the Restaurant, or on behalf of the Restaurant, any advertising, Signs, cards, posters, notices, displays, decorations or table tents other than those described in Section 11.5.a, nor authorize or permit in or around the Restaurant any products or services which are not authorized by Franchisor, without the prior written consent of Franchisor.

c. Not, without Franchisor’s Marketing Department’s prior written consent, offer or conduct any delivery or off-premises catering services at or from the Restaurant. Franchisee shall immediately cease offering and conducting delivery and catering services if at any time Franchisor discontinues or revokes its approval of Franchisee’s right to offer or conduct such service(s). Franchisee must receive written approval from Franchisor’s Marketing Department to employ delivery companies such as, but not limited to, Restaurants on the Run or LA Bite. Notwithstanding the foregoing, under the System, Franchisor may from time to time develop a centralized Catering Call Center, (ii) an on-line delivery or

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

catering or local restaurant pick-up programs, and (iii) a Loyalty Program that would operate with Micros (collectively referred to as “Programs”). Franchisee shall be required to participate, offer and conduct such Programs.

Franchisor shall have the right to remove any unauthorized material at Franchisee’s expense.

12.	RESTAURANT MAINTENANCE AND REPAIR

12.1 Maintenance and repair of the Restaurant are the sole responsibility and shall be done at the expense of Franchisee. For the term of this Agreement, Franchisee, at its sole cost and expense, shall maintain the Restaurant and the Location, including, but not limited to, the Restaurant building, the Location and parking lot, equipment, decor, furnishings, fixtures, wares, utensils, supplies, and inventory, in good working order and condition and in compliance with all laws. Franchisee shall make all repairs within a reasonable time period not to exceed thirty (30) days of the date such repairs are identified as needed to bring the Restaurant into a first-class condition. Franchisee shall replace any of the Restaurant’s equipment, furnishings and fixtures and repaint the Restaurant as necessary to satisfy this Section 12. Without limiting the generality of the foregoing, upon notice from Franchisor of any change required or recommended by applicable law, rule or regulation, or if Franchisor discovers any circumstance which is or may result in a danger to public health, Franchisee shall promptly, remove, repair, replace or modify any equipment or fixtures used in the Restaurant necessary to satisfy or rectify the same. All replacement equipment, furnishings and fixtures shall comply with Franchisor’s then-current requirements and specifications.

12.2 Franchisee shall not make any addition to or change in the physical appearance, decor, characteristics or style of the Restaurant without the prior written consent of Franchisor which consent may be withheld or granted within Franchisor’s sole discretion.

12.3 During the term of this Agreement, Franchisor may require Franchisee, at Franchisee’s expense, to remodel the Restaurant to then current El Pollo Loco® standards, format, design and image, as designated pursuant to plans and specifications provided by Franchisor; provided, however, Franchisee shall not be required to undertake such remodeling more than once every seven (7) years during the term of this Agreement, except if such remodeling is required in connection with a transfer of the Restaurant under Section 17.4(c) of this Agreement or granting of a successor franchise under Section 20 below.

12.4 All Signs to be used in connection with the Restaurant, both exterior and interior, must conform to Franchisor’s Sign criteria as to type, color, design and location and be approved in writing by Franchisor prior to installation or display. Franchisee shall change its Signs to conform with updated or revised requirements of Franchisor when Franchisor commits to implementing such revisions at twenty-five percent (25%) of the Franchisor’s then-operated El Pollo Loco® restaurants and at such times as Franchisee is required to perform remodeling work pursuant to Section 12.3.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

12.5 Franchisee shall at all times operate its Restaurant as a clean, safe, sanitary, orderly, legal and respectable place of business in accordance with the Manual, the lease or sublease, if any, for the Location and all applicable federal, state or local laws, rules, or regulations. Franchisee shall not cause or allow any part of its Location to be used for any immoral or illegal purpose.

13.	HOURS OF OPERATION

13.1 Franchisee shall keep the Restaurant fully operational and open to the public upon such days and during such minimum number of hours as Franchisor shall prescribe from time to time in the Manual. Franchisee shall supply to Franchisor prior to the commencement of the construction or remodeling work of the Restaurant proof that the Restaurant is allowed to be open to the public during such required hours and days by the applicable local governmental authorities and by the landlord under the lease for the Location. In the event that the Restaurant is closed for reasons beyond Franchisee’s control, Franchisee will immediately notify Franchisor by the fastest means available of the closing.

14.	PERSONNEL STANDARDS

14.1 Franchisee shall hire, train and supervise Restaurant employees in accordance with the applicable provisions of the Manual. Franchisee shall do everything necessary to ensure that all employees are, at all times during employment in the Restaurant, neat, clean and adequately trained and supervised in connection with the performance of their duties.

14.2 Franchisee acknowledges that adequate training and supervision are necessary in order to ensure that the Restaurant personnel provide service to the public in a courteous, efficient and skilled manner and in accordance with the standards set forth in the Manual. Franchisee understands and agrees that Franchisee is solely responsible for the performance of its Operations Manager and all other of its employees and that the acts and omissions of such employees which are inconsistent with the provisions of this Agreement shall be considered grounds for termination of this Agreement as provided in Section 18 hereof.

14.3 Franchisee shall maintain wages, hours, working conditions and other benefits for all of its employees in accordance with all federal, state and local laws and regulations.

14.4 Franchisee shall maintain all employee time, payroll and tax records and to file required reports thereon in accordance with all federal, state and local laws and regulations.

14.5 It is mutually understood and agreed by the parties that Franchisee retains the responsibility and independent authority, notwithstanding any provision of this

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

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Agreement, to maintain and enforce personnel policies and procedures, including, but not limited to, hiring, firing and disciplining its employees. Nothing contained in this Agreement shall be construed or interpreted so that any employee of Franchisee becomes or is deemed to be an employee or agent of Franchisor. Franchisee shall be solely responsible for the maintenance and handling of all employee matters and Franchisee shall indemnify and hold Franchisor and its affiliates and subsidiaries harmless from any claims, losses, or liabilities resulting from any failure by Franchisee to act in such a manner.

15.	INSPECTIONS

15.1 Franchisor and its authorized representatives shall have the right to inspect the Restaurant and the supplies and inventory of Franchisee. Franchisor’s personnel and representatives shall have the right to enter the Restaurant at any reasonable time, and from time to time, with or without notice, for the purposes of examination, conferences with Franchisee and personnel of Franchisee, observation and evaluation of the operations being conducted at the Restaurant, and for all other purposes in connection with a determination that the Restaurant is being operated in accordance with the terms of this Agreement, the Specifications and Manual and other applicable laws and regulations.

15.2 Franchisor may conduct quality control and evaluation programs, as Franchisor shall determine (including a “mystery shopper” program or “accuracy guarantee” program or other similar programs). Franchisee shall allow and participate in such program(s), as required by Franchisor. Franchisor shall have the right to require Franchisee to pay its pro-rata share of the costs incurred in establishing and maintaining such program(s) and Franchisee shall promptly pay such charges. Franchisee acknowledges that Franchisor shall have the right, in any manner Franchisor may deem appropriate, to publish or disclose to other franchisees under the El Pollo Loco® System, or to third parties outside the El Pollo Loco® System on an anonymous basis, any information that is collected, produced or maintained under any program(s) implemented pursuant to this Section 15.2.

15.3 In connection with inspections conducted pursuant to Sections 15.1 and 15.2 above, Franchisor and its authorized representatives may deliver to Franchisee an inspection report in such form(s) as may be adopted by Franchisor from time to time (the “Inspection Report(s)”). The Inspection Report(s) shall indicate the principal items inspected, observed and evaluated.

15.4 In the event that any such Inspection Report indicates a deficiency or unsatisfactory condition with respect to any item listed thereon, Franchisee shall promptly commence to correct or repair such deficiency or unsatisfactory condition and thereafter diligently pursue the same to completion. In the event of a failure by Franchisee to comply with the foregoing obligation to correct or repair, Franchisor, in addition to all other available rights and remedies, including the right to terminate this Agreement pursuant to Section 18 below, shall have the right, but not the obligation, to forthwith make or cause to be made such correction or repair, and the expenses

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

thereof, including, without limitation, meals, lodging, wages and transportation for Franchisor’s personnel, if so utilized in Franchisor’s sole discretion, shall be promptly reimbursed by Franchisee. Should any deficiency or unsatisfactory condition be reported more than once within any thirty (30) day period, Franchisor shall have the right, in addition to all other available rights and remedies, to place a Franchisor representative in charge of the Restaurant for a period of up to thirty (30) days in each such instance, and the wages and expenses of meals, lodging and transportation of said representative, which shall be commensurate with that provided for managers of other Franchisor-owned El Pollo Loco® restaurants, shall promptly be reimbursed by Franchisee. All such expenses incurred by Franchisor pursuant to this Section shall be set forth in a written invoice delivered to Franchisee by Franchisor. Franchisee shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Franchisee upon demand.

15.5 Notwithstanding 15.4 above, should the Inspection Report indicate a deficiency or unsatisfactory condition with respect to any item listed thereon, and Franchisor or Franchisor’s agent are required to return to the Restaurant to re-inspect the Restaurant, Franchisor may charge Franchisee $250.00 for each subsequent visit to Franchisee’s restaurant after the initial inspection. Franchisee will give Franchisor authorization to pay the $250.00 per inspection visit charge as a direct debit from Franchisee’s Operating Account.

16.	TRAINING

16.1 Franchisee acknowledges and agrees that it is important to the operation of the Restaurant that Franchisee and its employees receive such training as Franchisor may require from time to time. Therefore:

a. The Restaurant must be managed by not less than four (4) individuals who have successfully completed the EPL management training program or the EPL Shift Leader training program, and who have received the ServSafe® certification and who will assume responsibility for the day to day management of the operations of the Restaurant, including the preparation of food products, accounting, and the supervision and training of personnel (“Managers”) The Managers may consist of a combination of the following: a General Manager, Manager or Assistant Manager, each who has successfully completed the EPL management training program or a Shift Leader who has successfully completed the EPL Shift Leader training program. The Managers may be required to sign a confidentiality agreement in a form approved by Franchisor. Each and every shift during operating hours must have a Manager in charge that is certified and trained in Franchisor’s initial training program and is ServSafe® certified.

If at any time, for any reason, the General Manager ceases to perform those duties on behalf of the Restaurant, Franchisee must promptly designate a substitute General Manager who does meet the above-stated qualifications.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

b. If this is Franchisee’s first EPL Restaurant, Franchisee must also attend and satisfactorily complete the EPL management training program provided by Franchisor. If Franchisee appoints an Operations Director to oversee franchise activities, this Operations Director is subject to Franchisor’s prior written approval and must satisfactorily complete the EPL management training program and Franchisee must complete either the EPL management training program or the Executive Franchisee Training Program. Such training shall be completed prior to the opening of the restaurant.

Franchisee’s Operations Director shall be actively engaged in the management and day to day operations of the restaurant and devote full time and best efforts to the supervision of EPL Restaurant(s) owned by Franchisee. If at any time, for any reason, the Operations Director ceases to perform those duties on behalf of the Restaurant(s), Franchisee shall appoint a new Operations Director within 30 days, and the newly appointed Operations Director must satisfactorily complete the EPL management training program with-in 90 days of appointment at Franchisee’s expense; or, Franchisee shall assume the duties of the Operations Director and complete the EPL management training program within 120 days (if not previously completed).

c. Franchisee shall implement a training program for Franchisee’s employees in accordance with training standards and procedures prescribed by Franchisor and shall staff the Restaurant at all times during the term of this Agreement with a sufficient number of trained employees.

d. Franchisor may provide continuing operations training from time to time to reinforce operational standards, and new product roll-outs. The required frequency, duration, subject matter and required attendees shall be as determined by Franchisor from time to time.

e. In addition to the initial management training session described above, Franchisor may, at Franchisor’s sole option (and if the Restaurant is Franchisee’s or its affiliate’s first El Pollo Loco® restaurant, Franchisor shall) assist Franchisee in the initial opening of the Restaurant by sending to the Restaurant a member of Franchisor’s personnel who shall assist in the scheduled opening of the Restaurant.

f. The Restaurant shall not be opened until Franchisor is satisfied that Franchisee and Franchisee’s Managers and other restaurant personnel have been adequately trained in the El Pollo Loco® System.

16.2 Franchisor shall provide training in Section 16.1 without additional charge to Franchisee, provided that Franchisee does not request Franchisor to provide the EPL management training program to more than four Managers for the Restaurant, or more than one Executive Franchisee Training Program, or more than one EPL management training program for franchisee or Operations Director in total. Franchisor shall charge franchisee a training fee up to $2,000 per manager for the fifth and each subsequent manager or up to $2,000 per Executive Franchisee Training Program beyond one executive in total, or EPL management training program for franchisee or Operations

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Director beyond one franchisee or Operations Directors in total. Franchisee understands and agrees that Franchisee and any trainee shall be solely responsible for any and all costs incurred by them with respect to such training, including costs for compensation, wages (including compensation of and worker’s compensation insurance), lodging, travel expenses or any other expenses incurred in connection with any initial training sessions, EPL management training program, Executive Franchisee Training Program, refresher courses or optional or required training program, and any such trainee shall not be considered an employee or agent of Franchisor.

17.	ASSIGNMENT

17.1 Assignment by Franchisor. Franchisor shall have the right to assign or transfer any of its rights or delegate any of its obligations under this Agreement in whole or in part to any person, firm or corporation without any consent or approval from Franchisees; provided, however, that with respect to any assignment resulting in the subsequent performance by the assignee of the obligations of Franchisor hereunder:

a. The assignee shall expressly assume and agree to perform such obligations of Franchisor in writing; and

b. From and after the date of any such assignment, Franchisor shall have no further obligation or liability under this Agreement.

17.2 Assignment by Franchisee. The rights and duties created by this Agreement are personal to Franchisee. Franchisee acknowledges that Franchisor has entered into this Agreement in reliance on the individual or collective character, skill, aptitude, business ability, and financial capacity of Franchisee and its owners. Franchisee and each owner of an interest in this Agreement represent, warrant, and agree that all “Interests” in Franchisee are owned in the amount and manner in which Franchisee has disclosed them to Franchisor, as more particularly set forth in Schedule 1 to this Agreement. (An “Interest” means any shares or partnership interests in Franchisee and any other legal or equitable right in any of Franchisee’s stock, revenues, profits, rights or assets. When referring to Franchisee’s rights or assets, an “Interest” also includes this Agreement and Franchisee’s rights under and interest in this Agreement, the Restaurant and the revenues, profits or assets of the Restaurant.) Franchisee and each owner also represent, warrant and agree and no change will be made in the ownership of an Interest other than as permitted by this Agreement or as Franchisor may otherwise approve in writing. Franchisee and each owner agree to furnish Franchisor with evidence as Franchisor may request from time to time to assure that the Interests of Franchisee and each owner remain as permitted by this Agreement, including a list of all persons or entities owning any Interest.

Neither this Agreement nor any Interest herein nor any Interest of Franchisee or any owner may be indirectly or directly, sold, transferred, assigned, conveyed, gifted, pledged, mortgaged, or otherwise encumbered (“Assignment”) without Franchisor’s prior written approval. Any such purported Assignment occurring by operation of law or otherwise without Franchisor’s prior written consent shall constitute a default of this

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Agreement by Franchisee, and shall be null and void. Except in the instance of Franchisee advertising to sell its Restaurant and assigning this Agreement in accordance with the terms thereof, Franchisee shall not, without Franchisor’s prior written consent, offer for sale or transfer at public or private auction or advertise publicly for sale or transfer, the furnishings, interior and exterior décor, items, supplies, fixtures, equipment, Franchisee’s lease or the real or personal property used in connection with the Restaurant. This Agreement may not be transferred by Franchisee to a publicly-held entity, or to any entity whose direct or indirect parent’s securities are publicly traded and no shares of Franchisee or any direct or indirect owner of Franchisee may be offered for sale through the public offering of securities.

17.3 In the event that Franchisee desires to make an Assignment including assigning all or any part of its rights, privileges and interests under this Agreement, Franchisee shall first offer such Assignment to Franchisor by notifying Franchisor in writing of the material terms and conditions, including price and identity of transferee upon which Franchisee would be willing to make such an Assignment. Franchisee shall also concurrently provide Franchisor with the estoppel certificate identified in Section 17.5 below and such other information as determined by Franchisor to enable Franchisor to evaluate the offer. Franchisor shall have the first right to acquire said rights, privileges and interests of Franchisee by accepting the offer in accordance with said terms and conditions or equivalent cash, as determined by Franchisor in its reasonable business judgment. If, within thirty (30) days after receipt of Franchisee’s notice, Franchisor advises Franchisee of its acceptance of the offer as stated in the notice, Franchisee shall promptly make the Assignment to Franchisor on the stated terms and conditions. Should Franchisor elect to exercise its right of first refusal, Franchisee shall, if requested by Franchisor, cause Franchisee’s lease or sublease, if any, with the lessor for the Location to be assigned to Franchisor (or, if the Location is owned by Franchisee, Franchisee shall lease the Location to Franchisor on commercially reasonable terms applicable in that market). Notwithstanding the foregoing, Franchisor shall have at least sixty (60) days from the date of its notice of exercise to Franchisee to close the transaction and Franchisor shall also be entitled to all customary and reasonable representations and warranties from Franchisee regarding the Franchisee’s business or any other interest being conveyed.

17.4 If, within thirty (30) days after receipt of Franchisee’s notice, Franchisor does not indicate its acceptance of the offer as stated in the notice, Franchisee shall thereafter have the right, subject to the prior written consent of Franchisor, to make the Assignment to the proposed transferee on the same terms and conditions as stated in the notice. Should Franchisor not exercise its right of first refusal and should the contemplated Assignment not be completed within one hundred (120) days from the date of Franchisee’s notice, or should the terms and conditions thereof (including the proposed transferee or the ownership therein) be altered in any material way, this right of first refusal shall be reinstated and any such subsequent proposed Assignment or altered terms and conditions of the current transaction must again be offered to Franchisor in accordance with the terms of these Sections 17.3 and 17.4. Franchisee shall notify Franchisor in writing of any proposed assignee and shall promptly furnish Franchisor with such other information and documentation as Franchisor may request for the purpose of considering whether to grant its written consent. Franchisee acknowledges and agrees that Franchisor shall be entitled, at its election and without

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

liability to Franchisee, to provide assignee with information relating to the Restaurant, including information in Franchisor’s possession relating to operations and sales. Franchisor shall not unreasonably withhold its consent to an Assignment provided that Franchisee and the assignee satisfy such reasonable terms and conditions which may be imposed by Franchisor as a condition to obtaining Franchisor’s consent, which may include, without limitation, the following:

a. The assignee (and its partners or the officers, directors, principal shareholders, or members of the assignee, as the case may be) shall be subject to the determination by Franchisor:

i. To have the appropriate business qualifications, restaurant operations experience, reputation, character, and aptitude necessary to operate and maintain the Restaurant;

ii. To have the ability to devote full time and best efforts to operating and maintaining the Restaurant;

iii. To be financially responsible, possess a favorable credit rating, be economically capable of carrying on the Restaurant business and have sufficient net worth as required by Franchisor for new franchisees;

iv. To not have been convicted of criminal misconduct that is relevant to the operation or ownership of the Restaurant or of any felony;

v. Shall neither directly nor indirectly own, operate, control or have any financial interest in any other business which would constitute a “Competitive Business” (as such term is defined in Section 21.7 of this Agreement); and

vi. Shall have demonstrated to Franchisor’s satisfaction that assignee meets all of Franchisor’s then-current requirements for new El Pollo Loco® franchisees, which requirements are subject to change by Franchisor from time to time in its sole discretion.

b. The assignee shall expressly assume in writing, via the Consent to Assignment of Franchise Rights attached hereto as Exhibit 10 of the Franchise Agreement, all of the obligations and liabilities of and enter into Franchisor’s then-current form of Franchise Agreement, which may contain provisions including royalty and advertising fees, materially different from those contained herein; provided, however, that the term of such new agreement shall be equal to the then-remaining term of this Agreement and assignee shall not be required to pay a new initial franchise fee. If the assignee is a partnership, corporation, limited liability company or other legal entity, then all partners, shareholders, and members of assignee that (i) hold at least a ten percent (10%) interest in assignee and/or (ii) upon whose net worth Franchisor is relying in determining that the assignee has met Franchisor’s financial minimum requirements for approval must sign the Personal Guaranty and any related documents in their individual capacity, agreeing to guarantee the obligations and liabilities of the

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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assignee under the Franchise Agreement and to be individually bound by the terms of the Franchise Agreement as if they were a party to the Franchise Agreement. If a new partnership, corporation, limited liability company or other legal entity, at any time (including after an assignment), becomes the Franchisee or part of the Franchisee, that partnership, corporation, limited liability company or legal entity, as well as all holders of ten percent (10%) interest or more in assignee, as applicable, shall execute a Personal Guaranty, guaranteeing each of Franchisee’s obligations and liabilities under the Franchise Agreement and agreeing to be individually bound by the terms of the Franchise Agreement as if they were a party to the Franchise Agreement. If the assignee is a corporation, partnership or limited liability company, it also shall demonstrate to the reasonable satisfaction of Franchisor that it has established transfer instructions prohibiting the transfer on its records of any equity securities, partnership interests or ownership interests in violation of the requirements set forth in this Section 17 and that each stock, partnership or ownership certificate of Franchisee shall have conspicuously endorsed upon its face a statement in form satisfactory to Franchisor that the assignment or transfer is subject to all of the restrictions imposed upon assignments by this Agreement;

c. The assignee or the assignor agrees to the reimage and/or remodel of the Restaurant to Franchisor’s then-current standards, format, design and image, as designated pursuant to plans and specifications provided by Franchisor. Franchisee will have a specified period of time to complete the required reimage and/or remodel of the Restaurant. The required reimage and/or remodel of the Restaurant must be completed to Franchisor’s satisfaction. Should the required reimage and/or remodel of the Restaurant not be completed to Franchisor’s satisfaction, then Franchisor may terminate the Franchise Agreement under Section 18, entitled Default and Termination;

d. A copy of the Personal Guarantee required to be executed pursuant to this Section 17 is attached hereto as Exhibit 3. All other individuals with an ownership interest in the entity (who are not required to execute the Personal Guarantee) will be considered “Investors” and will be required to execute the “Investor Covenants Regarding Confidentiality and Non-Competition” which is attached hereto as Exhibit 4;

e. The assignee shall represent and warrant to Franchisor in writing that the assignee:

i. Has conducted an independent study of the Restaurant and the business therein;

ii. Has not in any way relied upon statements or representations of Franchisor or its employees or agents except as may be contained in an Disclosure Document or other comparable Disclosure Document which may be required to be delivered to such assignee in accordance with applicable law; and

iii. Acknowledges and understands that the assignee’s rights upon assignment are conditioned on full performance of Franchisee’s obligations hereunder and are limited to those expressly provided for in this Agreement.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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f. As of the date of such assignment, Franchisee shall have fully performed and complied with all of its obligations to Franchisor, whether under this Agreement or any other agreement, arrangement or understanding with Franchisor;

g. Franchisee shall pay and discharge all outstanding obligations to Franchisor and to third parties arising from the existence, operation or maintenance of the Restaurant including, without limitation, amounts owing under this Agreement, the lease, if any, for the Location or to employees, suppliers, taxing authorities, utility companies and others as of the assignment date;

h. Franchisee shall pay to Franchisor a transfer fee to reimburse Franchisor for costs and expenses incurred in connection with such Assignment, including, without limitation, the cost of credit investigations and the preparation of Assignment agreements and Franchise Disclosure Documents which may be required to be delivered to such assignee under applicable federal or state law. If the Assignment is to a new franchisee under the El Pollo Loco® System, the transfer fee shall be forty percent (40%) of the then-current Initial Fee being charged to new franchisees entering the El Pollo Loco® System. If the Assignment is to an existing franchisee under the El Pollo Loco® System, the transfer fee shall be twenty-five percent (25%) of the then-current Initial Fee being charged to new franchisees entering the El Pollo Loco® System; and

i. In conjunction with granting the consent of Franchisor to any Assignment, Franchisee shall execute a general release, in form and substance satisfactory to Franchisor, of all claims against Franchisor and any affiliates of Franchisor.

17.5 Upon Franchisor’s request, Franchisee shall, concurrently with any offer submitted to Franchisor by Franchisee regarding a transfer or purported Assignment or at any other time at Franchisor’s request, furnish Franchisor with an estoppel agreement indicating any and all claims, demands and causes of action, if any that Franchisee may have against Franchisor or if none so exist, so stating, and a list of all owners having an interest in this Agreement or in Franchisee, the percentage interest of each owner and a list of all officers, directors, members and/or shareholders in such form as Franchisor may require.

17.6 Any Assignment including any encumbrance, assignment or purported encumbrance or assignment of Franchisee’s rights, privileges or interests under this Agreement without Franchisor’s written consent shall be null and void, of no force and effect, and shall constitute grounds for termination of this Agreement as provided in Section 18 hereof.

17.7 If Franchisee is a Business Organization or if this Agreement is assigned to an individual or Business Organization, an Assignment of this Agreement will be deemed to

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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have occurred when in the aggregate more than fifty percent (50%) of any one class of outstanding capital stock, the voting power, membership interests, partnership interests or other ownership interests of such Business Organization has been sold, transferred, pledged or assigned. In determining whether there has been a transfer of fifty percent (50%) of the stock, voting power, partnership interests or other ownership interests in Franchisee as provided for in this Section 17.7, Franchisor may aggregate with any transfer, sale or assignment of stock, voting power, partnership interest or other ownership interest any other transfer occurring within thirty-six (36) months prior to the date of such determination. If the assignee is a revocable family trust for which Franchisee is a controlling trustee and Franchisee’s immediate family members are beneficiaries, no transfer fee will be payable to Franchisor, although Franchisee must reimburse Franchisor for Franchisor’s reasonable expenses in the amount of $500.00. Franchisor will also waive Franchisor’s right of first refusal if Franchisee’s assignee is a family trust that meets these criteria.

17.8 If an assignment is deemed to have occurred under any of the provisions of Section 17.7, then prior to the assignment and transfer being consummated, Franchisor shall have the option to purchase not only the interests being transferred, but also the remaining interests, so that the ownership of Franchisor will be one hundred percent (100%). Any purchase of such remaining interests shall be valued on a basis proportionate to the price of the interests initially being offered. If Franchisee is a Business Organization, Franchisee shall cause each of the owners of any equity ownership interest in Franchisee to execute an agreement granting Franchisor an option to purchase each of such owner’s interest in Franchisee upon an assignment as provided in Section 17.7.

17.9 Any assignment based upon the legal incapacity of Franchisee, whether by operation of law or otherwise, shall be subject to Franchisor’s written consent and right of first refusal as provided herein.

17.10 If this Agreement is assigned, Franchisee shall remain liable to Franchisor for the obligations under this Agreement and the obligations of the assignee hereunder and which arise as a result of acts, events or omissions which occur prior to the effective date of the assignment or within sixty (60) months following the effective date of the assignment; provided, however, that the foregoing limitation on liability shall not reduce Franchisee’s continuing liability to the extent that Franchisee is a partner, shareholder or owner of an interest in the assignee. Franchisor’s consent to any transfer hereunder shall not constitute a waiver or release of any claims it may have against Franchisee as of the date of the assignment.

17.11 Any transfer of this Agreement or any interest in this Agreement or franchisee by will or intestate succession, or the sale of this franchise or any interest in Franchisee constituting a transfer pursuant to Section 17.7 by the executor or administrator of Franchisee’s or such shareholder’s or person’s estate, shall be considered to be a transfer requiring compliance with the provisions of this Section 17, including the requirements concerning Franchisor’s written approval of the assignee, the assignee’s qualifications and training, and the execution of agreements. In the event Franchisor does not approve the qualifications of any heir or beneficiary to operate the Restaurant, the executor or administrator of Franchisee’s estate shall have a period of twelve (12)

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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months following written disapproval to sell the franchise business to an assignee acceptable to Franchisor, during which twelve (12) month period the Restaurant shall be operated in accordance with all the terms and provisions of this Agreement. Such sale shall be subject to Franchisor’s right of first refusal pursuant to this Section 17. If such a sale is not concluded within that period, Franchisor may terminate this Agreement.

17.12 If, for convenience of ownership, Franchisee desires to assign this Agreement to a Business Organization to hold its interest in this Agreement, Franchisor will consent to the assignment of this Agreement to a Business Organization, provided that (i) none of the securities of an Business Organization shall be traded on any public exchange or over the counter market; (ii) the certificates or other evidence of ownership held by the owner thereof shall contain a restriction on transfer referencing this Franchise Agreement, in a form required by Franchisor; (iii) the ownership of the assignee Business Organization shall be in the same proportion as the ownership of Franchisee immediately prior to the transfer; and (iv) none of the shares of stock, membership interests, voting power, equity or ownership interests in the assignee Business Organization shall be held by or for the benefit of a business competitor of Franchisor. Franchisee shall pay an administrative fee of Five Hundred Dollars ($500.00) per transfer for each transfer to a Business Organization, or for each transfer of ownership amongst existing owners, or to add a new minority (50% ownership or less) interest owner of the Business Organization where such transfer is for the convenience of ownership only (if such minority interest owner meets criteria as described in this Section 17 and is approved by Franchisor). At the time of request for a transfer for the convenience of ownership, Franchisee shall submit the following documents to Franchisor and Franchisor shall review, approve and/or disapprove such documents within thirty (30) days thereafter:

a. For an assignment to a corporation, Franchisee shall provide to Franchisor a (i) file stamped copy of the Articles of Incorporation (or comparable organizational document) and By-laws of the proposed assignee corporation, (ii) a sample stock certificate, (iii) a Certificate of Good Standing in the state in which the corporation is authorized to do business and the state in which the corporation will conduct the restaurant business pursuant to this Franchise Agreement, and (iv) a list of directors, shareholders and officers and their percentage ownership of the stock of the corporation. Each share certificate of a corporation shall contain a restriction on transfer in a form designated by Franchisor.

b. For an assignment to a partnership, Franchisee shall provide to Franchisor a (i) file stamped copy of the Certificate of Limited Partnership (if applicable) or the Statement of Partnership, and (ii) a copy of the fully executed Partnership Agreement, containing an exhibit showing the percentage of ownership in the partnership by all partners. The partnership agreement shall contain a restriction on transfer in a form designated by Franchisor.

c. For an assignment to a limited liability company, Franchisee shall provide to Company (i) Certificate of Formation (or comparable organizational document) of Limited Liability Company; (ii) a fully executed copy of the Operating Agreement, containing an exhibit showing the percentage of ownership of all

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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members in the limited liability company; and (iii) the name of the manager or Managers of the limited liability company. The operating agreement shall contain a restriction on transfer in a form designated by Franchisor.

d. Franchisee acknowledges that the purpose of the restrictions on transfer referenced in Sections 17.12.a through 17.12.c above is to protect Franchisor’s trademarks, service marks, trade secrets, and operating procedures as well as the Franchisor’s general high reputation and image, and is for the mutual benefit of Franchisor, Franchisee and other franchisees of the Franchisor. Franchisor shall not unreasonably restrict the issuance or transfer of stock or interests in a partnership or limited liability company, provided that, in no event, shall any share of stock of such assignee corporation, or an interest in a partnership or limited liability be sold, assigned or transferred to a business of a competitor of Franchisor or anyone of ill repute.

17.13 In connection with a sale by Franchisee of all or substantially all of the assets relating to the Restaurant business, Franchisee may take a security interest in the Restaurant and the purchaser’s rights under this Agreement in order to secure any financing that Franchisee provides to the purchaser for the purchase of the Restaurant. In the event of a default under such financing arrangement and the exercise by Franchisee of its rights under such security interest, Franchisee or the individual(s) purchasing the Restaurant out of a foreclosure sale may become the franchisee under this Agreement, subject to its compliance with each of the requirements set forth in this Section 17.

18.	DEFAULT AND TERMINATION

18.1 In addition to all other available rights and remedies, Franchisor shall have the right to terminate this Agreement only for “cause”. “Cause” is hereby defined as a material breach of this Agreement, including but not limited to any of the facts or circumstances specified in Sections 18.2 or 18.3.

18.2 In addition to all other available rights and remedies, Franchisor shall have the right upon the occurrence of any of the following events to immediately terminate this Agreement by giving written notice to Franchisee.

a. Abandonment of the Restaurant by Franchisee by failing to operate the Restaurant business for five (5) consecutive days or any shorter period of time after which Franchisor reasonably determines that Franchisee does not intend to continue to operate the business, unless such failure is due to fire, flood, earthquake or other similar cause beyond Franchisee’s control, in which case Franchisee shall comply with each of the requirements set forth in Section 23.17;

b. Franchisee admits to an inability to pay its debts as the same become due, is declared bankrupt or judicially determined to be insolvent, or all or a substantial part of the assets thereof are assigned to or for the benefit of any creditor, or Franchisee admits its inability to pay its debts as they come due;

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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c. A levy of execution is made upon the Restaurant, the license granted by this Agreement or upon any property used in the Restaurant business, and it is not discharged within five (5) days of such levy;

d. The Restaurant business, equipment or premises are seized, taken over or foreclosed by a creditor, lienholder or lessor, or a final judgment rendered against Franchisee remains unsatisfied for at least thirty (30) days and a supersedeas or other appeal bond has not been filed;

e. The right to occupy or lease the Location is lost or terminated and Franchisee has not relocated the Restaurant, if permitted, pursuant to Section 23.17;

f. Franchisee or any of its partners, officers, directors or principal shareholders is convicted of any criminal misconduct that is relevant to the operation or ownership of the Restaurant or any felony;

g. The failure of Franchisee to reach each milestone and to open and operate the Restaurant in accordance with and by the time set forth in Section 4.1;

h. Any purported Assignment, including the transfer or sublicense of this franchise, or any right hereunder, without the prior written consent of Franchisor;

i. Any material misrepresentation is made by Franchisee in connection with the acquisition of the franchise herein;

j. Franchisee engages in conduct which reflects materially and unfavorably upon the operation, the reputation of the Restaurant business, the El Pollo Loco® System, or the goodwill associated with the El Pollo Loco® Marks;

k. Franchisee on three or more occasions fails to comply with one (1) or more material standards or requirements of this Agreement (or as specified in the Manual), whether or not corrected after notification thereof;

l. A repetition within a one-year period of any default (whether or not that earlier default was corrected after notification thereof) shall justify Franchisor in terminating this Agreement upon written notice to Franchisee without allowance for any curative period;

m. Failure of Franchisee, for a period of ten (10) days after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to the operation and maintenance of the Restaurant, including, but not limited to, public health and safety requirements;

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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n. Reasonable determination on the part of Franchisor that continued operation of the Restaurant by Franchisee will result in an imminent danger to public health or safety;

o. Except for noncompliance otherwise covered by Subparagraph 18.2.k above, failure of Franchisee to correct a deficiency or unsatisfactory condition referred to in an Inspection Report (discussed in Section 15 hereof) which Franchisor reasonably determines may have a material adverse effect on the ownership or operation of the Restaurant after having received a reasonable opportunity to cure such deficiency or unsatisfactory condition, which in no event need be more than thirty (30) days;

p. In the event that Franchisee leases or subleases the Location and/or the leasehold improvements thereon from a third party, the failure of Franchisee to cure any and all defaults under the terms and provisions of any such lease or sublease within the time provided for the curing of any such default(s) in any such lease or sublease;

q. Any misrepresentation by Franchisee or any violation of the Anti-Terrorism Laws by Franchisee or its employees shall constitute grounds for immediate termination of this Agreement and any other agreement Franchisee has entered into with Franchisor or one of Franchisor’s Affiliates.

18.3 Except for any default by Franchisee under Section 18.2, or as otherwise expressly provided in this Agreement, Franchisee shall have 10 days (5 days in the case of any default in the timely payment of sums due to Franchisor or its affiliates or to vendors for any products, services or required fees due to such vendors), after Franchisor’s written notice of a material default within which to remedy any material default under this Agreement, and to provide evidence of such remedy to Franchisor. If any such default is not cured within that time period, or such longer time period as applicable law may require or as Franchisor may specify in the notice of default, this Agreement and all rights granted by it shall thereupon automatically terminate without further notice or opportunity to cure.

Franchisee shall be in material default under this Section for any failure to comply with any of the requirements imposed by this Agreement. Such material defaults shall include, but are not limited to, the occurrence of any one or more of the following events:

a. Failure of Franchisee to pay to Franchisor, its affiliates or any third-parties any fees, costs, charges or other amounts due;

b. Failure of Franchisee to pay when due any rent, taxes or other payments required under any sublease with Franchisor for the Location;

c. Failure of Franchisee to cure any default by Franchisee under any loan, note or other obligation which is obtained to assist Franchisee to make any payment due Franchisor hereunder or which is secured by all or any part of Franchisee’s interest in the Restaurant, the Location, and/or the improvements or furniture, fixtures or equipment therein;

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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d. The attachment of any involuntary lien in the sum of One Thousand Dollars ($1,000.00) or more upon any of the business assets or property of Franchisee, which lien is not removed, or for which Franchisee does not post a bond sufficient to satisfy such lien, within thirty (30) days of the filing of such lien;

e. The failure of Franchisee to cure any and all defaults under the terms and provisions of any other agreement with Franchisor, or any third party relating to this franchise or the operation or ownership of the Restaurant, including any other Franchise Agreement, lease or promissory note between Franchisor or its affiliate and Franchisee within the time provided for the curing of any such defaults in any such other agreement, lease or promissory note;

f. Franchisee’s misuse or unauthorized use of the El Pollo Loco® Marks;

g. Failure of Franchisee to comply with any standard or requirement of this Agreement which is not otherwise covered in this Section 18.

18.4 Notwithstanding anything to the contrary contained in this Section 18, in the event any valid, applicable law of a competent governmental authority having jurisdiction over this Agreement and the parties hereto shall limit Franchisor’s rights of termination hereunder or shall require longer notice periods than those set forth above, this Agreement shall be deemed amended to conform to the minimum notice periods or restrictions upon termination required by such laws and regulations. Franchisor shall not, however, be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or dispute relating to this Agreement or the termination thereof.

18.5 Franchisor shall not, and cannot be held in breach of this Agreement until (i) Franchisor has received written notice from Franchisee describing in detail any alleged breach; and (ii) Franchisor has failed to remedy the breach within a reasonable period of time after such notice, which period shall not be less than 60 days plus such additional time as reasonably required by Franchisor if because of the nature of the alleged breach it cannot reasonably be cured within said 60 days, provided Franchisor promptly commences and continues diligently to cure such alleged breach. Except for breach hereof by Franchisor (subject to the preceding sentence) or as permitted under Section 23.17 hereof, Franchisee shall have no right to terminate this Agreement.

19.	RIGHTS AND OBLIGATIONS UPON TERMINATION

19.1 In the event of expiration or earlier termination of this Agreement:

a. Franchisee shall promptly cease to use, in any manner and for any purpose, directly or indirectly, the El Pollo Loco® Marks, the El Pollo Loco® System, Franchisor’s trade secrets, proprietary information, policies, procedures,

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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techniques, methods and materials used by Franchisee in connection with the franchise relationship and shall immediately return to Franchisor, or certify as destroyed any and all (including electronic) copies of any of the foregoing, including, but not limited to:

i. Specifications, recipes and descriptions of food products;

ii. The Manual, memoranda, bulletins, forms, reports, instructions and supplements thereto;

iii. Training methods and materials provided by Franchisor hereunder;

iv. Brochures, posters and other advertising materials; and

v. All items bearing or containing the El Pollo Loco® Marks, including without limitation, all trademarks, trade names, service marks, logotypes, designs and other identifying symbols and names pertaining thereto.

b. Franchisee shall immediately remove, obliterate or destroy all Signs and advertisements identifiable in any way with Franchisor’s name and perform such reasonable redecoration and remodeling of the Restaurant and the Location as may be necessary, in Franchisor’s judgment, to distinguish it from an El Pollo Loco® restaurant. To the extent that Franchisor is required under applicable law to repurchase certain goods from Franchisee, Franchisee hereby grants to Franchisor the option to purchase all paper goods, containers and all other items containing Franchisor’s name or the El Pollo Loco® Marks which are in re-saleable or reusable condition at the lower of their cost or fair market value at the time of termination;

c. Franchisor may retain all fees paid pursuant to this Agreement;

d. On any termination or expiration of this Agreement, whether due to a default of Franchisee or otherwise, Franchisor shall have the right, at its option, for thirty (30) days after such termination or expiration to elect to purchase Franchisee’s interest in the leasehold improvements and furniture, fixtures, equipment, and any or all of the other tangible Restaurant assets (collectively, “Assets”) at a purchase price equal to the lesser of Franchisee’s cost or the fair market value of such Assets, and to purchase Franchisee’s inventory at Franchisee’s cost thereof. If the parties hereto cannot agree on the fair market value for the Assets within forty-five (45) days of any such date of termination or expiration, Franchisor shall designate an independent appraiser whose determination shall be binding. If Franchisor elects to exercise any option to purchase as herein provided, it shall have the right to set off all amounts due from Franchisee and the costs of the appraisal, if any, against any payment therefor;

e. Should Franchisee fail to perform any of these tasks, the Franchisor’s personnel and representative shall have the right to enter the Restaurant at any time, with or without notice, for the purposes of removing all trademarks, trade

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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names, service marks, logotypes, designs and other identifying symbols and names pertaining to El Pollo Loco brand and to remove, obliterate or destroy all Signs and advertisements identifiable in any way with Franchisor’s name and perform such reasonable redecoration and remodeling of the Restaurant and the Location as may be necessary, in Franchisor’s judgment, to distinguish it from an El Pollo Loco® restaurant. The cost of performing this will be billed to Franchisee and payable within five (5) days of receipt of invoice; and

f. Franchisee shall comply with the covenants set forth in Section 21.7 of this Agreement.

19.2 Upon the expiration or termination of this Agreement, Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. In the event of termination by reason of any default of Franchisee, such sums shall include all damages (including, but not limited to, any lost future royalties and advertising fees), costs and expenses, including reasonable attorneys’ fees, incurred by Franchisor as a result of the default, which obligation to pay all such sums shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, Signs, fixtures, and inventory owned by Franchisee located in the Restaurant operated hereunder at the time of any such default. Franchisee shall pay interest to Franchisor on any amounts which may become due to Franchisor from Franchisee, if such are not paid when due, at the rate of fifteen percent (15%) per annum or the maximum interest rate permitted by law, whichever is less.

19.3 The expiration or termination of this Agreement shall be without prejudice to the rights and remedies of Franchisor against Franchisee. Furthermore, such expiration or termination shall neither release Franchisee or any of its obligations and liabilities to Franchisor existing at the time thereof nor terminate those obligations and liabilities of Franchisee which, by their nature, survive the expiration or termination of this Agreement.

19.4 Upon expiration or termination of this Agreement, Franchisor may remove all references to the Franchise and/or to the Restaurant from its website(s).

19.5 Franchisee expressly agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of any of the provisions of this Section 19, including the covenants in Section 21.7. Franchisee agrees to pay all costs and expenses (including reasonable attorneys’ fees) incurred by Franchisor in connection with the enforcement of this Section 19,

20.	RIGHTS TO A SUCCESSOR FRANCHISE

20.1 Franchisee shall have the right, subject to the conditions contained in this Section 20.1, to acquire a successor franchise for the Restaurant on the terms and conditions of Franchisor’s then-current form of Franchise Agreement and for a term of ten (10) years (a “Successor Term”) commencing on the expiration of the term of this

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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Agreement. The then-current form of franchise agreement may have different terms and conditions such as higher royalty and/or advertising fees, no additional successor or renewal term upon expiration and other modifications to reflect that the then-current form of franchise agreement relates to the grant of a renewal. Franchisee’s right to a successor franchise shall be conditioned upon the satisfaction of each of the following conditions prior to the expiration of the term of this Agreement: (a) Franchisee is in compliance with this Agreement in all respects including financial and operational compliance and has been in substantial compliance with this Agreement throughout the term; (b) Franchisee meets Franchisor’s then-current criteria for renewing franchisees, which includes but is not limited to financial and operational standards; (c) Franchisor has not notified Franchisee of its decision that any federal or applicable state legislation, regulation or rule which is enacted, promulgated or amended after the date hereof may have an adverse effect on Franchisor’s rights, remedies or discretion in franchising El Pollo Loco® restaurants; (d) Franchisee maintains the right to possession of the Location for the term of the successor Franchise Agreement; (e) Franchisee shall have paid the renewal fee described in the final sentence of this Section 20.1; and (f) Franchisee satisfies each of the conditions and executes and delivers the agreement described in Sections 20.2, 20.3 and 20.4 below. At the time of exercise, Franchisee will be obligated to pay a renewal fee equal to 50% of Franchisor’s then-current standard initial franchise fee if Franchisee elects a Successor Term. Solely at Franchisor’s discretion, Franchisee may be offered a successor franchise for a term different than the standard ten (10) years to run concurrent with the remaining term of the (sub)lease for where the Restaurant is located. This pro-rated term successor Franchise Agreement (“Pro-rated Successor Franchise Agreement”) will use the then-current form of Franchise Agreement (modified as described above). In order to qualify for the Pro-rated Successor Franchise Agreement, Franchisee must meet the same conditions listed above from (a) to (f) and Franchisee will be obligated to pay a renewal fee equal to 50% of Franchisor’s then-current standard initial franchise fee pro-rated to the remaining (sub)lease term.

20.2 Franchisee must give Franchisor written notice of Franchisee’s desire to acquire a successor franchise at least three hundred sixty (360) days prior to the expiration of this Agreement. Franchisor will give Franchisee notice, not later than sixty (60) days after receipt of notice, of Franchisor’s decision as to whether or not Franchisee has the right to acquire a successor franchise pursuant to Section 20.1. Notwithstanding notice of Franchisor’s decision that Franchisee has the right to acquire a successor franchise for the Restaurant, Franchisee’s right to acquire a successor franchise will be subject to Franchisee’s continued compliance with all of the terms of this Agreement up to the date of its expiration.

20.3 If Franchisee exercises the right to acquire a successor franchise in accordance with Section 20.2 above, Franchisee shall enter into an agreement with Franchisor within sixty (60) days following delivery of the written notice pursuant to Section 20.2, agreeing to remodel the Restaurant, add or replace improvements, fixtures, furnishings, equipment and Signs, and otherwise modify to upgrade the Restaurant to the specifications, image and standards then applicable for new El Pollo Loco® restaurants. All such remodelings, additions and replacements must be completed prior to the effective date of such successor Franchise Agreement.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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20.4 If Franchisee has the right to acquire a successor franchise in accordance with Section 20.1 and exercises that right in accordance with Section 20.2, the parties must execute the form of Franchise Agreement (which may contain provisions, including royalty and advertising fees, materially different from those contained herein) and all ancillary agreements which Franchisor then customarily uses in granting renewal franchises for the operation of El Pollo Loco® restaurants, and Franchisee must execute general releases, in form and substance satisfactory to Franchisor, of any and all claims against Franchisor and its affiliates, officers, directors, employees, agents, successors and assigns. Failure by Franchisee to sign such agreements and releases within thirty (30) days after delivery thereof to Franchisee shall be deemed an election by Franchisee not to acquire a successor franchise.

21.	PROPRIETARY RIGHTS AND UNFAIR COMPETITION

21.1 In the event of any claim of or challenge to Franchisee’s use of the El Pollo Loco® Marks licensed under this Agreement, Franchisee shall immediately notify Franchisor in writing of the facts of such claim or challenge.

a. Franchisor shall protect and defend Franchisee against any claims or challenges arising out of Franchisee’s proper use of the El Pollo Loco® Marks licensed hereunder.

b. Franchisor shall reimburse Franchisee for all damages for which it is held liable in any such proceeding; however, the foregoing obligations of Franchisor to protect, defend and reimburse Franchisee will exist only if Franchisee has used the name or mark which is the subject of the controversy in strict accordance with the provisions of this Agreement and the rules, regulations, procedures, requirements and instructions of Franchisor and has notified Franchisor of the challenge as set forth above.

c. Any action to be taken in the event of a claim or challenge to any of the El Pollo Loco® Marks shall be solely in the discretion of Franchisor. Franchisor shall have the sole right to control any legal actions or proceedings resulting therefrom. Any actions taken to protect the El Pollo Loco® Marks shall also be within the sole discretion and control of Franchisor. Franchisee shall cooperate fully with Franchisor in the prosecution or defense of any claim or challenge concerning any of the El Pollo Loco® Marks.

21.2 If it becomes advisable at any time, in the sole discretion of Franchisor, to modify or discontinue the use of any one or more of the El Pollo Loco® Marks or to use one or more additional or substitute names, marks or copyrights, Franchisee shall immediately comply with the instructions of Franchisor in that regard. In such event, the sole obligation of Franchisor will be to reimburse Franchisee for the actual costs, such as replacing sign faces, of physically complying with this obligation.

21.3 Franchisee acknowledges and agrees that at all times and in all respects, the El Pollo Loco® Marks are the sole property of Franchisor and that Franchisee has only a

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

license to use such rights and marks according to the provisions hereof. Franchisee shall make no application for registration of any identifying name or mark licensed herein or similar thereto without the prior written consent of, and upon terms and conditions satisfactory to, Franchisor. Franchisee shall not register any of the El Pollo Loco® Marks, part thereof, or anything confusingly similar thereto, as a domain name, or use, or permit the usage of, any of the same in connection with any Internet web site or web page. Franchisee shall indicate the required trademark, service mark or copyright notices in the form specified by Franchisor in connection with its use of the El Pollo Loco® Marks. Franchisee shall take no action which will interfere with any of Franchisor’s rights in and to the El Pollo Loco® Marks. Franchisee shall not, without Franchisor’s prior written consent, sell, dispense or otherwise provide Franchisor’s products or any El Pollo Loco products bearing the El Pollo Loco® Marks, except by means of retail sales in, or delivered from, the Restaurant.

21.4 a. Franchisor may, at its option, establish and maintain an Intranet through which franchisees of Franchisor may communicate with each other, and through which Franchisor and Franchisee may communicate with each other and through which Franchisor may disseminate the Manuals, updates thereto and other confidential information. Franchisor shall have sole discretion and control over all aspects of the Intranet, including the content and functionality thereof. Franchisor will have no obligation to maintain the Intranet indefinitely, and may dismantle it at any time without Franchisor having any liability to Franchisee. (As used herein, the term “Intranet” shall mean an intranet, extranet or other communication network between and among Franchisor and Franchisee that is accessed by the Internet. As used herein, the term “Internet” shall mean collectively the myriad of computer and telecommunications facilities, including equipment and software, which comprise the interconnected worldwide network of networks that employ the TCP/IP [Transmission Control Protocol/Internet Protocol], or any predecessor or successor protocols to such protocol, to communicate information of all kinds by fiber optics, wire, radio or other methods of electronic communication.)

b. If Franchisor establishes an Intranet, Franchisee shall have the privilege to use the Intranet, subject to Franchisee’s strict compliance with the standards and specifications, protocols and restrictions that Franchisor may establish from time to time. Such standards and specifications, protocols and restrictions may relate to, among other things, (i) use of abusive, slanderous or otherwise offensive language in electronic communications; (ii) confidential treatment of materials that Franchisor transmits via the Intranet; (iii) password protocols and other security precautions; (iv) grounds and procedures for Franchisor’s suspending or revoking a franchisee’s access to the Intranet; and (v) a privacy policy governing Franchisor’s access to and use of electronic communications that franchisees post to the Intranet. Franchisee acknowledges that, as administrator of the Intranet, Franchisor can technically access and view any communication that any person posts on the Intranet. Franchisee further acknowledges that the Intranet facility and all communications that are posted to it will become Franchisor’s property, free of any claims of privacy or privilege that Franchisee or any other person may assert.

c. Upon receipt of notice from Franchisor that Franchisor has established the Intranet, Franchisee shall establish and continually maintain (during all times that the

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

Intranet shall be established and until the termination of this Agreement) an electronic connection (the specifications of which shall be specified in the Manuals) with the Intranet that allows Franchisor to send messages to and receive messages from Franchisee, subject to the standards and specifications.

d. Franchisee shall contribute a reasonable amount, not to exceed $1,000.00 per year (which maximum amount shall increase at a rate of 3% per calendar year during the term of this Agreement, toward the cost of the Intranet’s maintenance. Such contribution shall be established by Franchisor by not later than March 1 of each calendar year and shall be payable thirty (30) days thereafter.

e. If Franchisee shall breach this Agreement or any other agreement with Franchisor or its Affiliates, Franchisor may disable or terminate Franchisee’s access to the Intranet without Franchisor having any liability to Franchisee, and in which case Franchisor shall only be required to provide Franchisee a paper copy of the Manuals and any updates thereto, if none have been previously provided to Franchisee, unless not otherwise entitled to the Manuals.

21.5 Franchisor has established a Website. As used herein, the term “Website” shall mean one or more Internet websites that may, among other things, provide marketing development operations and training materials, facilitate catering, take-out and delivery orders, provide information about the System and the products and services which are offered on such Website and at restaurants operated under the El Pollo Loco® Marks.

a. Franchisor may, at its sole discretion, from time to time, without prior notice to Franchisee: (i) change, revise, or eliminate the design, content and functionality of the Website; (ii) make operational changes to the Website; (iii) change or modify the URL and/or domain name of the Website; (iv) substitute, modify, or rearrange the Website, at Franchisor’s sole option, including in any manner that Franchisor considers necessary or desirable to, among other things, (1) comply with applicable laws, (2) respond to changes in market conditions or technology, and (3) respond to any other circumstances; (v) limit or restrict end-users access (in whole or in part) to the Website; and (vi) disable or terminate the Website without Franchisor having any liability to Franchisee.

b. The Website may include one or more interior pages that identifies restaurants operated under the El Pollo Loco® Marks, including the Restaurant, by among other things, geographic region, address, telephone number(s), and menu items. The Website may also include one or more interior pages dedicated to franchise sales by Franchisor and/or relations with Franchisor’s investors.

c. Franchisor may, from time to time, establish a Franchisee Page. As used herein, the term “Franchisee Page” shall mean one or more interior pages of the Website dedicated in whole or in part to Franchisee’s Restaurant. Franchisor may permit Franchisee to customize or post certain information to the Franchisee Page, subject to Franchisee’s execution of Franchisor’s then-current participation agreement, and Franchisee’s compliance with the procedures, policies, standards and specifications that Franchisor may establish from time to time. Such participation agreement may require Franchisee to pay a reasonable fee (not to exceed $1,000.00

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

per year, which maximum shall increase at a rate of 3% per year for the term of this Agreement) for the privilege of having a Franchisee Page, and may include, without limitation, specifications and limitations for the data or information to be posted to the Franchisee Page, customization specifications, the basic template for design of the Franchisee Page, parameters and deadlines specified by Franchisor, disclaimers, and such other standards and specifications and rights and obligations of the parties as Franchisor may establish from time to time. Any modifications (including customizations, alterations, submissions or updates) to the Content made by Franchisor for any purpose will be deemed to be a “work made for hire” under the copyright laws, and therefore, Franchisor shall own the intellectual property rights in and to such modifications. To the extent any modification does not qualify as a work made for hire as outlined above, Franchisee hereby assigns those modifications to Franchisor for no additional consideration and with no further action required and shall execute such further assignment(s) as Franchisor may request.

d. Without limiting Franchisor’s general unrestricted right to permit, deny and regulate Franchisee’s participation on the Website in Franchisor’s sole discretion, if Franchisee shall breach this Agreement, or any other agreement with Franchisor or its Affiliates, Franchisor may disable or terminate the Franchisee Page and remove all references to the Restaurant on the Website until said breach is cured.

21.6 Franchisee acknowledges that, in connection with the operation of the franchise business, Franchisor will be disclosing confidential information and trade secrets to Franchisee. Franchisee further acknowledges that its knowledge of, and access to, Franchisor’s formulae, recipes, processes, products, techniques, know-how and other proprietary information, including without limitation the Manual and the El Pollo Loco® System (collectively referred to as the “Confidential Information”), are derived entirely from the material disclosed to Franchisee by Franchisor. Franchisee acknowledges and agrees that at all times and in all respects, the Confidential Information is a trade secret of Franchisor and that Franchisee has only a license to use the Confidential Information according to the provisions of this Agreement.

a. Franchisee, and each officer, director, shareholder, member, manager, partner, and other equity owner, as applicable, of Franchisee, if Franchisee is a Business Organization, shall maintain fully and strictly the secrecy of all the Confidential Information and to exercise the highest degree of diligence in safeguarding the Confidential Information during and after the term of this Agreement. Franchisee shall divulge the Confidential Information only to Franchisee’s employees and only to the extent necessary to permit the efficient operation of the Restaurant during the effective term of this Agreement. After the expiration or termination of this Agreement, Franchisee shall not divulge the Confidential Information to any person or entity, nor shall Franchisee use the Confidential Information in any manner.

b. It is expressly agreed that the ownership of all of the El Pollo Loco® Marks and the Confidential Information is and shall remain vested solely in Franchisor. Nothing contained in this Agreement shall be construed to require Franchisor to divulge to Franchisee any secret processes, formulae, ingredients or other information, except the material contained in Franchisor’s Manual and training materials.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

c. Franchisee shall fully and promptly disclose to Franchisor, all ideas, concepts, formulas, recipes, methods, techniques, and other possible improvements (each an “Improvement”) relating to the development or operation of a quick service flame-grilled food product and/or related service, conceived or developed by Franchisee or Franchisee’s employees during the Term. Any and all such Improvements will automatically be deemed to be Franchisor’s sole and exclusive property and works made-for-hire; provided, however, for any such improvements that do not qualify as work made-for-hire for Franchisor, Franchisee hereby assigns ownership of that or those Improvements to Franchisor and covenants to execute whatever assignment or other documentation Franchisor requests in order to evidence such assignment and to assist Franchisor in securing intellectual property rights in the Improvement. Franchisee may not test, offer, or sell any new products without Franchisor’s prior written consent, which may be withheld in Franchisor’s sole discretion.

21.7 To further protect the El Pollo Loco® System while this Agreement is in effect, Franchisee and each officer, director, shareholder, member, manager, partner, and other equity owner, as applicable, of Franchisee, if Franchisee is a Business Organization, shall neither directly nor indirectly, for itself, himself or herself, or through or on behalf of, or in conjunction with any person, partnership, corporation or other entity, consult, work for, be employed by, own any equity interest in, own, operate, control, engage in, provide assistance to, or have any interest (financial or otherwise) in any other business which would constitute a “Competitive Business” (as hereinafter defined) without the prior written consent of Franchisor; provided further, that Franchisor may, in its sole discretion, consent to Franchisee’s continued operation of any business already in existence and operating at the time of execution of this Agreement. In addition, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a continuous, uninterrupted period commencing upon the expiration, termination or assignment of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly, for itself, or through or on behalf of, or in conjunction with any person, partnership, corporation or other entity, consult, work for, be employed by, own equity interest in, own, operate, control, engage in, provide assistance to, or have any interest (financial or otherwise) in any Competitive Business which is located or has outlets or restaurant units within a radius of five (5) miles of the location of the Restaurant. The foregoing shall not apply to operation of an El Pollo Loco® restaurant by Franchisee pursuant to another Franchise Agreement with Franchisor or the ownership by Franchisee of less than five percent (5%) of the issued or outstanding stock of any company whose shares are listed for trading on any public exchange or on the over-the-counter market, provided that Franchisee does not control or become involved in the operations of any such company. For purposes of this Section 21.7, a Competitive Business shall mean a quick-service restaurant or fast-food business which sells chicken and/or Mexican food products, which products individually or collectively represent more than twenty percent (20%) of the revenues from such quick-service restaurant or fast-food business operated at any one location during any calendar quarter. A “Competitive Business” shall not include a full-service restaurant.

21.8 In the event that any provision of this Section 21 shall be determined by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall not be void, but such provision shall be limited to the extent necessary to make it valid and enforceable.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

21.9 Franchisee understands and acknowledges that Franchisor shall have the right to reduce the scope of any obligation imposed on Franchisee by Section 21.7, without Franchisee’s consent, and that such modified provision shall be effective upon Franchisee’s receipt of written notice thereof.

21.10 Franchisee acknowledges that violation of the covenants not to compete contained in this Agreement would result in immediate and irreparable injury to Franchisor for which no adequate remedy at law will be available. Accordingly, Franchisee hereby consents to the entry of a preliminary and permanent injunction prohibiting any conduct by Franchisee in violation of the terms of those covenants not to compete set forth in this Agreement. Franchisee expressly agrees that it may conclusively be presumed that any violation of the terms of said covenants not to compete was accomplished by and through Franchisee’s unlawful utilization of Franchisor’s Confidential Information, know-how, methods and procedures.

22.	RESOLUTION OF DEVELOPMENT AND OTHER DISPUTES

22.1 Resolution of Development Dispute - Any dispute that arises out of a decision by Franchisor to develop or authorize development of a new restaurant shall be resolved solely in the manner contemplated by Franchisor’s Procedures for Resolving Disputes Relating to the Development of New Restaurants, a copy of which is attached as Exhibit 1 and which is incorporated into this Agreement. Franchisee acknowledges that it shall have no claim or right under such process with respect to the development of a new restaurant unless such new restaurant would be located within Franchisee’s “Notification Radius” (as that term is defined in Exhibit 1).

22.2 Mediation of All Other Disputes - The following shall apply to any other controversy between Franchisor and Franchisee (including its affiliates) relating (a) to this Agreement, (b) the parties’ business activities conducted as a result of this Agreement, or (c) the parties’ relationship or business dealings with each other generally.

Within forty-five (45) days of receipt of the initial request for such a meeting, the parties shall meet, discuss and negotiate toward a resolution of the controversy at a location within the county in which Franchisor is then located.

If negotiation efforts do not succeed, the parties shall engage in mandatory but non-binding mediation by a mediator jointly chosen by the parties or if the parties cannot agree upon a mediator, by the American Arbitration Association for disputes relating to locations outside of California or Franchise Arbitration and Mediation Services, Newport Beach, California, for disputes relating to locations within California.

A mediation meeting will be held at a place and at a time mutually agreeable to the parties and the mediator. The Mediator will determine and control the format and

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

procedural aspects of the mediation meeting which will be designed to ensure that both the mediator and the parties have an opportunity to present and hear an oral presentation of each party’s views regarding the matter in controversy. The parties will act in good faith to resolve the controversy in mediation.

The mediation will be held as soon as practicable after the negotiation meeting is held.

The mediator will be free to meet and communicate separately with each party either before, during or after the mediation meeting within 60 days of demand by either party.

At the election of Franchisor, the provisions of this Section 22 shall not apply to controversies relating to any fee due Franchisor by Franchisee or its affiliates, any promissory note payments due Franchisor by Franchisee, or any trade payables due Franchisor by Franchisee as a result of the purchase of equipment, goods or supplies. The provisions of this Section 22 shall also not apply to any controversies relating to the use and protection of the El Pollo Loco Marks, the Manual or the El Pollo Loco System, including without limitation, Franchisor’s right to apply to any court of competent jurisdiction for appropriate injunctive relief for the infringement of the El Pollo Loco Marks or the El Pollo Loco System.

23.	MISCELLANEOUS PROVISIONS

23.1 In the event that Franchisee is comprised of more than one person, firm, corporation or other entity, Franchisee’s rights, privileges, interests, obligations and liabilities under this Agreement shall be joint and several with respect to such persons, firms, corporations or other entities.

23.2 If Franchisee is a Business Organization, Franchisor will require, as a condition to the effectiveness hereof, the written guarantee and assumption of Franchisee’s obligations hereunder by any or all of the shareholders, members, partners, other equity owners, as applicable, of a Business Organization and/or some other natural persons associated with Franchisee, the form of which is attached hereto as Exhibit “3”. Franchisor may also require that Franchisee maintain transfer instructions restricting a transfer on its records of any securities, partnership interests or other ownership interests in violation of the restrictions set forth in Section 17 and that each stock, partnership or other ownership certificate of Franchisee shall have conspicuously endorsed upon its face a statement in form satisfactory to Franchisor that further assignment or transfer thereof is subject to each of the restrictions imposed upon assignments by this Agreement.

23.3 All notices required under this Agreement shall be in writing and shall be either (i) served personally; (ii) sent by certified or registered United States mail to the party to be charged with receipt thereof; (iii) by reputable overnight delivery service or (iv) sent via facsimile. Notices served personally are effective immediately on delivery, and those served by mail shall be deemed given forty-eight (48) hours after deposit of such notice

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

in a United States post office with postage prepaid and duly addressed to the party to whom such notice or communication is directed. Notices served by overnight delivery shall be deemed to have been given the day after deposit of such notice with such service. Notices served via facsimile shall be deemed to have been given the day of faxing such notice. The address for Franchisor shall be: Attention: Director of Legal Services, El Pollo Loco, Inc., 3535 Harbor Blvd, Suite 100, Costa Mesa, California 92626, and the address and facsimile number for Franchisee shall be the address and facsimile number listed on the cover page of this Agreement. Franchisor or Franchisee may from time to time change its address for notice pursuant to this Section by giving a written notice of such change to the other party in the manner provided herein. Notwithstanding anything to the contrary contained herein, Franchisor may deliver bulletins and updates to the Manual by electronic means, such as by the internet (e-mail) or an intranet, if any, established by Franchisor.

Notwithstanding the above, Franchisor may elect to utilize email or similar communications to Franchisee for the purpose of communicating System modifications, operations, marketing and other bulletins, menu changes, product or equipment safety or recall alerts, or any other message Franchisor determines, and Franchisee hereby acknowledges that such communications will constitute actionable communication under this Agreement and shall ensure that Franchisee’s communications system includes the capability, and is set or programmed, to receive such communications from Franchisor on a continual basis throughout the Term. Franchisee must never opt out or refuse to accept any of such Franchisor communications at any time during the Term.

23.4 The receipt and acceptance by either party of any delinquent payment due hereunder shall not constitute a waiver of any other default. No delay or omission in the exercise of any right or remedy of either party upon any default by the other hereunder shall impair such right or remedy or be construed as a waiver of any term, covenant or condition of this Agreement to be performed by the other party. To be effective, any waiver of any other default must be in writing and shall not constitute a waiver of any other default concerning the same or any other term, covenant or condition of this Agreement.

23.5 Franchisor’s consent to or approval of any act or conduct of Franchisee requiring such consent or approval shall not be deemed to waive or render unnecessary Franchisor’s consent to or approval of any subsequent act or conduct hereunder.

23.6 The provisions of this Agreement are intended by the parties to be a complete and exclusive expression of their agreement. No other agreements, representations, promises, commitments or the like, of any nature, exist between the parties except as set forth or referenced herein. Notwithstanding the foregoing, nothing in this Agreement shall disclaim or require Franchisee to waive reliance on any representation that Franchisor made in the most recent disclosure document (including its exhibits and amendments) that Franchisor delivered to Franchisee or its representative, subject to any agreed-upon changes to the contract terms and conditions described in that disclosure document and reflected in this Agreement (including any riders or addenda signed at the same time as this Agreement). The provisions of this Agreement may not be contradicted by any other statement concerning the subject matter herein. Furthermore, this Agreement may not be amended or modified except by a written agreement signed by the parties hereto.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

23.7 In the event of the bringing of any action by either party against the other arising out of or in connection with this Agreement or the enforcement thereof, or by reason of the breach of any term, covenant or condition of this Agreement on the part of either party, the party in whose favor final judgment is entered shall be entitled to have and recover from the other party reasonable attorneys’ fees plus costs and expenses reasonably incurred to be fixed by the court rendering such judgment.

23.8 This Agreement shall be governed by and construed in accordance with the laws of the state in which Franchisor’s headquarters is currently located (i.e., the State of California), except for the provisions in Section 21.7 covering competition following the expiration, termination or assignment of this agreement which shall be governed by the laws of the state in which the breach occurs. EXCEPT AS PROVIDED IN SECTION 22, ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER IN ANY COURT, WHETHER FEDERAL OR STATE, WILL BE BROUGHT WITHIN THE STATE IN WHICH FRANCHISOR’S HEADQUARTERS (CURRENTLY THE STATE OF CALIFORNIA) IS THEN LOCATED. THE ACTION SHALL BE BROUGHT IN FEDERAL COURT IF FEDERAL COURT JURISDICTION IS AVAILABLE AND, IF NOT, IN STATE COURT. THE PARTIES HEREBY WAIVE ANY RIGHT TO DEMAND OR HAVE TRIAL BY JURY IN ANY ACTION RELATING TO THIS AGREEMENT IN WHICH FRANCHISOR IS A PARTY. THE PARTIES CONSENT TO THE EXERCISE OF PERSONAL JURISDICTION OVER THEM BY SUCH COURTS IN CALIFORNIA AND TO THE PROPRIETY OF VENUE OF SUCH COURTS FOR THE PURPOSE OF CARRYING OUT THIS PROVISION, AND EACH PARTY WAIVES ANY OBJECTION THAT IT WOULD OTHERWISE HAVE TO THE SAME. ANY ACTION BETWEEN FRANCHISEE AND FRANCHISOR SHALL INVOLVE ONLY THE INDIVIDUAL CLAIMS OF FRANCHISEE AND SHALL NOT INVOLVE ANY CLASS, GROUP, CONSOLIDATED, REPRESENTATIVE OR ASSOCIATIONAL ACTION.

23.9 Except with respect to Franchisee’s obligation to indemnify Franchisor pursuant to Sections 9.3 and 9.4 of this Agreement, the parties waive to the fullest extent permitted by the law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim shall be limited to recovery of any actual damages it sustains and injunctive relief. Any and all claims and actions arising out of or relating to this Agreement, the relationship of Franchisee and Franchisor, or Franchisee’s operation of the Restaurant, brought by either party hereto against the other, whether in mediation, or a legal action, shall be commenced within one (1) year from the occurrence of the facts giving rise to such claim or action, or such claim or action shall be barred.

23.10 Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement. Any prohibition against or unenforceability of any provision of this Agreement in any jurisdiction, including the state whose law governs this Agreement, shall not invalidate the provision or render it unenforceable in any other jurisdiction. To the extent permitted by applicable law, Franchisee waives any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

23.11 Franchisee recognizes the unique value and secondary meaning attached to the El Pollo Loco® System, the El Pollo Loco® Marks, the Confidential Information and the associated standards of operation and trade practices, and Franchisee agrees that any noncompliance with the terms of this agreement or any unauthorized or improper use will cause irreparable damage to Franchisor and its franchisees. Franchisee therefore agrees that if it should engage in any such unauthorized or improper use, during or after the term of this Agreement, Franchisor shall be entitled to both permanent and temporary injunctive relief from any court of competent jurisdiction in addition to any other remedies prescribed by law. Franchisee agrees and acknowledges that in such event, Franchisee may be required to post a bond while Franchisor shall not be required to post a bond.

23.12 Franchisee shall grant no security interest in the franchise or in any of the tangible assets of the business including the furniture, fixtures and equipment located in the Restaurants, unless the secured party agrees that in the event of any default by Franchisee and exercise of its right to take and sell such assets under any documents relating to such security interests, Franchisor shall have the right and option to exercise a right of first refusal to purchase such assets on the same terms and conditions offered by the secured party. If, within thirty (30) days after receipt of the offer, which would include information and documentation as Franchisor may need or require for the purpose of considering whether to exercise its right of first refusal to purchase such assets, Franchisor does not indicate its acceptance of the offer as stated in the notice, secured party shall thereafter have the right to make the sale to the proposed transferee on the same terms and conditions as stated in the notice. Should Franchisor not exercise its right of first refusal and should the contemplated sale not be completed within one hundred (120) days from the date of the notice, or should the terms and conditions thereof (including the proposed transferee or the ownership therein) be altered in any material way, this right of first refusal shall be reinstated and any such subsequent proposed sale or altered terms and conditions of the current transaction must again be offered to Franchisor in accordance with the terms listed above.

23.13 Nothing contained in this Agreement, whether express or implied, shall be deemed in any way to prevent or limit Franchisor and its subsidiaries and affiliates from opening and/or operating, or granting the right to any person to open and/or operate, restaurants in the immediate vicinity of or adjacent to the Restaurant. Franchisee understands and agrees that Franchisor or its subsidiaries or affiliates, in their sole discretion, may open and/or operate restaurants in any area they choose, or may authorize or license others to do the same, whether it is in competition with or in any other way affects the sales of Franchisee at the Restaurant. Franchisee understands and agrees that Franchisor also reserves the right to sell the same or similar products to customers, no matter where they are located, at retail locations, through the internet, telemarketing or other direct marketing, through other restaurants having the same or similar menu items or through any other distribution channel.

23.14 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted heirs, successors and assigns.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

El Pollo Loco #

Location

23.15 This Agreement shall not be binding upon Franchisor unless and until it shall have been accepted and signed by authorized officers of Franchisor.

23.16 The parties intend to confer no benefit or right on any person or entity not a party to this Agreement, and no third party shall have the right to claim the benefit of any provision hereof as a third party beneficiary of any such provision.

23.17 a. If following commencement of business at the Restaurant, the Restaurant is damaged or destroyed to the extent that Franchisor determines that the Restaurant must be closed for repairs for more than sixty (60) days, or if the Location is taken by condemnation proceedings or Franchisee’s lease is terminated through no act or failure to act on its part (except the failure to utilize any available options to extend such lease, or Franchisee’s willful truncation of such lease), Franchisor may elect, at Franchisor’s option, to terminate this Agreement, require Franchisee to relocate the Restaurant, or in the case of a casualty, require Franchisee to rebuild the Restaurant.

b. If Franchisor elects to require Franchisee to rebuild the Restaurant, Franchisee shall, at its own expense, repair or reconstruct the Restaurant, and such construction shall be completed and the Restaurant shall reopen for business not later than twelve (12) months following the date the triggering event occurred. The minimum acceptable appearance for the reconstructed Restaurant will be that which existed just prior to the casualty; however, every effort shall be made to have the reconstructed Restaurant reflect the then-current image, design and specifications of new El Pollo Loco® restaurants.

c. If Franchisor elects to require Franchisee to relocate the Restaurant, Franchisee must execute Franchisor’s then-current form of Development Agreement within thirty (30) days of the date Franchisor notifies Franchisee of Franchisor’s election. Franchisee must follow the site selection and approval procedures associated with the Development Agreement, including the Development Disputes Procedures associated with the Development Agreement; provided, however, that no development fee shall be required to be paid. Upon approval by Franchisor of a new site, Franchisee must execute Franchisor’s then-current form of Franchise Agreement; provided, however, that the term of such new agreement shall be equal to the remaining term of this Agreement and Franchisee shall not be required to pay a new initial franchise fee. Franchisee will submit a replacement site for the new Restaurant, in accordance with the time frames indicated in the then-current form of Development Agreement, and which replacement site shall be located in an area defined as a radius surrounding the existing site of the Restaurant, the exact dimensions of which shall be reasonably negotiated between Franchisee and Franchisor taking into consideration the rights of other then-existing and potential franchisees and which will be subject to any development disputes procedures associated with the franchise agreements of any then-existing and potential franchisees within a certain radius of the new site. (However, if those development disputes procedures would require Franchisor to pay for any impact analysis, mediation agreement payment or arbitration award, Franchisee agrees to indemnify Franchisor for any such payment.) If Franchisor approves the new site, Franchisee shall either acquire or lease the site and design, construct and furnish the Restaurant in conformance with the design and construction requirements imposed

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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by Franchisor for new El Pollo Loco® restaurants. The new Restaurant must be open for business not later than twelve (12) months following the date of the casualty or loss of possession of the original Location.

d. If Franchisor elects to terminate the Franchise Agreement, Franchisee shall promptly comply with the requirements set forth at Sections 19.1 and 19.2.

24.	INTERFERENCE WITH EMPLOYMENT RELATIONS

24.1 During the term of this Agreement, neither Franchisor nor Franchisee shall employ or seek to employ, directly or indirectly any person who is at the time or was at any time during the prior six (6) months employed in any type of managerial position by the other party, or by any franchisee in the El Pollo Loco System, without the other’s prior written “Consent.” “Consent” for purposes of this provision shall mean that at the time Franchisee or Franchisor employs or seeks to employ the person, the former/current employer has given its written consent to the hiring employer to extend an offer of employment to that person. Any party who violates this provision agrees to pay as fair and reasonable liquidated damages (but not as a penalty) an amount equal to 2 times the annual compensation that the person being hired away was receiving at the time the violating party offers him/her employment. The parties agree that this amount is for the damages that the non-violating party will suffer for the loss of the person hired away by the other party, including the costs of recruiting, hiring and training a new employee and for the loss of the services and experience of the employee hired away, and that it would be difficult to calculate with certainty the amount of damage the non-violating party will incur. Notwithstanding the foregoing, if a court determines that this liquidated damages penalty is unenforceable, then the non-violating party may pursue all other available remedies available at law or in equity. For purposes of this provision, “managerial position” shall mean any restaurant managers, whether exempt or non-exempt, who are shift leaders or above and any operations supervisory personnel, including area leaders, district managers, directors of operations, vice presidents of operation or equivalent operations positions.

25.	EFFECTIVE DATE

25.1 This Agreement shall be effective as of the date it is executed by Franchisor.

26.	ACKNOWLEDGMENTS

26.1 Franchisee acknowledges that Franchisee has received a complete copy of the El Pollo Loco® Disclosure Document, together with all exhibits, issuance date                     , at least 14 calendar days prior to the date on which this Agreement was executed by Franchisee or payment of any monies to Franchisor.

26.2 Franchisee acknowledges that it has read and understands this Agreement, the attachments thereto and the agreements relating thereto, if any, contained in the

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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Disclosure Document received by Franchisee on                     , and that Franchisor has accorded Franchisee ample opportunity and has encouraged Franchisee to consult with advisors of Franchisee’s own choosing about the potential benefits and risks of entering into this Agreement.

26.3 The execution of this Agreement by Franchisee will not constitute or violate any other agreement or commitment to which Franchisee is a party.

26.4 Each individual executing this Agreement on behalf of Franchisee is duly authorized to do so, and this Agreement constitutes a valid and binding obligation of Franchisee.

26.5 Franchisee has entered into this Agreement in reliance on information in this Agreement, the Disclosure Document, and its own investigations, and did not rely on any promise, representation, statement, or undertaking made by Franchisor or Franchisor’s representatives that is not included in this Agreement or the Disclosure Document or that is in conflict with any statement or representation in this Agreement or the Disclosure Document; in particular, Franchisee has not received or relied on any data, representation, projection, forecast, estimate, warranty, assurance, or other communication, expressed or implied, as to actual or potential sales volume, profit, or success of the Restaurant.

26.6 Franchisee understands and acknowledges the value to the System and to the uniform and ethical standards of quality, consistency, appearance, and service described in and required by the Operations Manual and the necessity of operating the franchised business under the standards set forth in the Operations Manual; and, Franchisee has the capabilities, professionally, financially and otherwise, to comply with the standards of Franchisor.

26.7 Franchisee has carefully read this Agreement and all other related documents to be executed by Franchisee concurrently or in conjunction with the execution hereof, has obtained, or had the opportunity to obtain, the advice of legal, financial, and business advisors in connection with the execution and delivery of this Agreement, understands the nature of this Agreement and the considerable effort to be expended on the part of Franchisee in order to satisfactorily perform their respective obligations hereunder, and Franchisee intends to comply herewith and be bound thereby.

26.8 Franchisee acknowledges and fully appreciates that the business contemplated by this Agreement involves significant risks and that any particular results depend largely on Franchisee’s business abilities and efforts as well as external economic forces outside Franchisor’s control; and, Franchisee acknowledges and fully appreciates that neither Franchisor nor any other person can assure any particular results.

26.9 Incorporated herein by this reference is all of the additional information provided by Franchisee to Franchisor as part of the application process pertinent to the grant of franchise evidenced by this Agreement. Franchisee acknowledges that Franchisor has relied on each item of such information in granting this franchise.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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27.	ANTI-TERRORISM LAW

27.1 Franchisee certifies that neither Franchisee or its employees, or anyone associated with Franchisee is listed in the Annex to Executive Order 132241. Franchisee promises not to hire or have any dealings with a person listed in the Annex. Franchisee certifies that it has no knowledge or information that, if generally known, would result in Franchisee, its employees, or anyone associated with Franchisee being listed in the Annex to Executive Order 13224. Franchisee promises to comply with and assist Franchisor to the fullest extent possible in Franchisor’s efforts to comply with the Anti-Terrorism Laws (as defined below). In connection with such compliance, Franchisee certifies, represents, and warrants that none of its property or interests is subject to being “blocked” under any of the Anti-Terrorism Laws, and that Franchisee are not otherwise in violation of any of the Anti-Terrorism Laws. Franchisee is solely responsible for ascertaining what actions must be taken by Franchisee to comply with all such Anti-Terrorism Laws. Franchisee specifically acknowledges and agrees that Franchisee’s indemnification responsibilities as provided in this Agreement pertain to Franchisee’s obligations under this Section. Any misrepresentation by Franchisee under this Section or any violation of the Anti-Terrorism Laws by Franchisee or its employees shall constitute grounds for immediate termination of this Agreement and any other agreement Franchisee has entered into with Franchisor or one of Franchisor’s Affiliates. “Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations) the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any Governmental Authority (including the United States Department of Treasury Office of Foreign Assets Control) addressing or in any way relating to terrorist acts and acts of war.

28.	SIGNATURES

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.

FRANCHISOR:	FRANCHISEE:
EL POLLO LOCO, INC., a Delaware Corporation	a

By:	By:
Its:	Its:
Date:	Date:

[1]	http://www.treasury.gov/offices/enforcement/ofac/sanctions/terrorism.html.

Exhibit D of Multi-State Disclosure Document Control No. 040114 - Franchise Agreement

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EXHIBIT 1 TO FRANCHISE AGREEMENT

PROCEDURES FOR RESOLVING DISPUTES RELATING TO

THE DEVELOPMENT OF NEW RESTAURANTS

PROCEDURES FOR RESOLVING DISPUTES RELATING TO

THE DEVELOPMENT OF NEW RESTAURANTS

(August 2013)

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Location

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

ARTICLE I

STATEMENT OF PURPOSE; NATURE OF PROCEDURES

SECTION 1.1. Statement of Purpose. Disputes may arise between EPL, its franchisees and its prospective franchisees concerning the development of new restaurants near existing restaurants. The objectives of the alternative dispute resolution procedures described in this document are first, to initiate open communication between EPL, its franchisees and its prospective franchisees in order to avoid disputes concerning the development of new restaurants, and second, to resolve disputes concerning the development of new restaurants without resorting to litigation.

SECTION 1.2. Nature of Procedures. The alternative dispute resolution procedures described in these procedures are private and consensual proceedings and constitute the sole and exclusive rights and remedies for those EPL franchisees party to these procedures with respect to New Restaurant Disputes (as that term is defined below). Neither such alternative dispute resolution procedures nor any notice request or other communication delivered in connection with alternative dispute resolution procedures constitutes an admission of any wrongdoing.

ARTICLE II

DEFINITIONS

“ADR Deposit” means a deposit in the amount of two thousand five hundred ($2,500) United States Dollars.

“ADR Procedures” means, collectively, the alternative dispute resolution procedures described herein, as they may be modified from time to time, including negotiation, Mediation and the Arbitration Procedures.

“Allowable Transfer Factor” has the meaning specified in Section 7.6.2.

“Arbitration Agreement” means an agreement, substantially in the form of Exhibit B, whereby all parties thereto agree to resolve the New Restaurant Dispute through the ADR Procedures set forth in Articles VI and VII.

“Arbitration Procedures” means the arbitration procedures described in Article VII.

“Arbitration Proceedings” has the meaning specified in Section 7.1.

“Arbitration Session” means an informal arbitration session conducted by the Arbitrator.

“Arbitrator” means an arbitrator selected pursuant to, Section 7.2.1.

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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“Designated Representative” means an employee of EPL designated by EPL to participate in the meetings required herein.

“Developer” means either EPL or a new or proposed franchisee (whether or not a party to an EPL Development Agreement) that desires to develop a New Restaurant at a Target Site.

“Dispute Resolution Entity” means JAMS or another third party dispute resolution organization designated by EPL and consented to by Objecting Franchisee and the Developer (if other than EPL), which consent shall not be unreasonably withheld, which is qualified to create a panel of mediators and arbitrators.

“EPL” means El Pollo Loco, Inc., a Delaware corporation.

“Existing Site” means the specific site approved by EPL for the operation of an Objecting Franchisee’s El Pollo Loco® restaurant and which is described in a Franchise Agreement between the Objecting Franchisee and EPL.

“Gross Percentage” has the meaning specified in Section 7.6.4.

“Independent Consultant” means one of several independent suppliers identified by EPL who are experienced in analyzing demographics and predicting the transfer of sales from an existing restaurant to a new restaurant.

“JAMS” means J.A.M.S./Endispute, a California corporation, organized to resolve business disputes without resorting to litigation.

“Mediation” means the procedure of mediation described in Article VI.

“Mediation Meeting” means an informal mediation session held before the Mediator pursuant to Section 6.4.

“Mediator” means a mediator selected pursuant to Section 6.3.

“New Restaurant” means a proposed restaurant to be developed at a Target Site.

“New Restaurant Dispute” means a dispute among any Objecting Franchisee and Developer concerning the development of a New Restaurant at a Target Site, including any claims asserted by such Objecting Franchisee relating to encroachment or an unreasonable impact on sales.

“New Restaurant Rights” means that right of an Objecting Franchisee to locate a Target Site for a New Restaurant within the Target Area.

“Notification Radius” means, with respect to each Existing Site, the lesser of (a) two (2) miles radiating from the Existing Site or (b) the area within a ring radiating out from the location of such Existing Site which contains, by U.S. Government Bureau of Census survey, a population of at least 30,000 people.

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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The Notification Radius in prior forms of Franchise Agreements for Existing Sites (“Prior Notification Radius”) may be different than described above. If so, that Prior Notification Radius will control with respect to those Existing Sites.

“Notification Radius Franchisees” means all EPL franchisees who own or lease an Existing Site for which a Target Site falls within such franchise restaurant’s Notification Radius and who have entered into a Franchise Agreement with EPL for such Existing Site which contains the ADR Procedures.

“Objecting Franchisee” means any Notification Radius Franchisee that submits an objection Notice pursuant to Section 3.1.2.

“Objection Notice” means a notice submitted by a Notification Radius Franchisee to EPL of its objection to the development of a New Restaurant on the grounds of “unreasonable impact” and which conforms to the requirements set forth at Section 3.1.2.

“Preliminary Meeting” has the meaning specified in Section 3.1.2 (a).

“Pre-Mediation Negotiations” means good faith negotiations between EPL, Developer (if other than EPL) and an Objecting Franchisee occurring prior to Mediation.

“Prior Notification Radius” means the Notification Radius in prior forms of Franchise Agreements for Existing Sites.

“Reduced Profit” has the meaning specified in Section 7.6.4.

“Royalty Deferral” means the conditional deferral of payment of EPL royalty fees (but not advertising fees, such advertising fees to remain payable during such period of conditional deferral) payable under the Franchise Agreement for the Objecting Franchisee’s restaurant pursuant to Section 4.2.

“Impact Analysis” means a trade area study prepared by an Independent Consultant analyzing the impact, if any, that a New Restaurant may have on an Objecting Franchisee’s EPL Restaurant.

“Impact Analysis Deposit” means a deposit in the amount of five thousand United States Dollars ($5,000.00).

“Target Area” means an area with distinct geographic boundaries as agreed upon by EPL and Franchisee, such boundaries to be no greater than a two mile radius.

“Target Site” means a specific site for the development of a New Restaurant.

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

“Transferred Sales” has the meaning specified in Section 7.6.4.

“Year Factor” means a factor selected by the Arbitrator which will not be (a) less than one (1) or (b) greater than eight (8).

ARTICLE III

PRE-DEVELOPMENT COMMUNICATION

SECTION 3.1. Procedures Prior to Development of New Restaurant.

3.1.1. When a Target Site for a New Restaurant is identified by EPL (whether or not at the request of a Developer other than EPL), EPL will notify all Notification Radius Franchisees. If the New Restaurant is to be developed by a Developer other than EPL, EPL will also provide Developer’s address to all Notification Radius Franchisees for notice purposes.

3.1.2. If any Notification Radius Franchisee wishes to object to the New Restaurant on the grounds of “unreasonable impact,” it will submit to EPL (and to Developer, if other than EPL, at the address provided by EPL pursuant to Section 3.1.1, above) an Objection Notice within fifteen (15) days of its receipt of the notice given by EPL pursuant to Section 3.1.1 above. The Objection Notice must be in writing and specifically identify the Existing Site and state the reasons why the New Restaurant will unreasonably impact the Objecting Franchisee’s franchise restaurant at the Existing Site. The Objection Notice must also include a summary report, in the form attached hereto as Exhibit A, which sets forth such information as the Objecting Franchisee believes is relevant to EPL’s decision on whether a New Restaurant should be developed at a Target Site. Notwithstanding the foregoing, a Notification Radius Franchisee shall not be entitled to submit an Objection Notice or otherwise proceed hereunder if such franchisee or its affiliate will own directly or indirectly any interest in the New Restaurant or the entity owning the New Restaurant. In addition, an Objecting Franchisee’s rights hereunder shall automatically terminate with respect to any franchise restaurant located within a Notification Radius if the Franchise Agreement for such restaurant is terminated by EPL or such Objecting Franchisee for any reason.

(a)	Within fifteen (15) days after receipt by EPL and Developer (if other than EPL) of an Objecting Franchisee’s Objection Notice, such Objecting Franchisee and a representative of EPL, and Developer (if other than EPL) will meet at the then-headquarters of EPL (the “Preliminary Meeting”). At such Preliminary Meeting the participants will review the objections of the Objecting Franchisee and attempt to resolve any New Restaurant Dispute.

(b)

(i) If, at or after the Preliminary Meeting between EPL, Objecting Franchisee, and Developer (if other than EPL), EPL or Developer (if other than EPL) elects to continue with the development of the New Restaurant, EPL shall give to the Objecting Franchisee (and if Developer is other than EPL, to EPL) following such Preliminary Meeting a written notification of that decision. Thereafter, the Objecting Franchisee may request an Impact Analysis for each of its franchise

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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restaurants located at Existing Sites within the Notification Radius and that the results of each such Impact Analysis be considered by EPL and Developer (if other than EPL) prior to making a final decision with regard to the New Restaurant. The Objecting Franchisee will cooperate with all reasonable requests for information by EPL, Developer (if other than EPL) and the Independent Consultant in the preparation of each Impact Analysis.

(ii) If an Objecting Franchisee requests an Impact Analysis, the Objecting Franchisee and Developer (if other than EPL) will initially bear the cost of such Impact Analysis subject to their individual right to a refund of such amounts or a portion thereof pursuant to Section 3.1.2(b)(iv) below. If the New Restaurant is to be developed by EPL, the Objecting Franchisee will deposit with EPL, within five (5) business days of its receipt of the notification from EPL described at Section 3.1.2 (b)(i) above, an Impact Analysis Deposit for each of such Objecting Franchisee’s restaurants for which an Impact Analysis is requested to be held in escrow by EPL. EPL will, upon receipt of the Impact Analysis Deposit for an existing franchise restaurant of an Objecting Franchisee, order an Impact Analysis from the Independent Consultant for such franchise restaurant. If the New Restaurant is to be developed by a Developer other than EPL, Objecting Franchisee and that Developer will, within five (5) business days of the notification provided by that Developer described at Section 3.1.2(b)(1) above, deposit with EPL an Impact Analysis Deposit for each of the Objecting Franchisee’s restaurants for which an Impact Analysis is requested. EPL will, upon receipt of the Impact Analysis Deposits from the Objecting Franchisee and the Developer for an existing franchise restaurant of an Objecting Franchisee, order an Impact Analysis from the Independent Consultant for such franchise restaurant. A copy of the results of such Impact Analysis (whether the New Restaurant is to be developed by EPL or a Developer other than EPL) will be forwarded directly to the Objecting Franchisee, EPL and Developer (if other than EPL) by the Independent Consultant. The failure by the Objecting Franchisee (in a case where the New Restaurant is to be developed by EPL) or the failure by either the Objecting Franchisee or the Developer (in a case where the New Restaurant is to be developed by a Developer other than EPL) to deposit with EPL the Impact Analysis Deposit within the allotted time frame will relieve EPL of any obligation to order the Impact Analysis for such franchise restaurant and/or allow EPL to delay its decision with regard to the New Restaurant as provided below.

(iii) If the New Restaurant is to be developed by EPL, upon receipt of an Impact Analysis Deposit from the Objecting Franchisee for an existing franchise restaurant, EPL will delay announcing any final decision to proceed with the New Restaurant until the fifth business day after the results of the Impact Analysis have been submitted to EPL and the Objecting Franchisee. If the New Restaurant is to be developed by a Developer other than EPL, EPL will delay such announcement until the fifth (5th) business day after the results of the Impact Analysis have been submitted to EPL, such Developer and the Objecting Franchisee. During such five (5) business day period, EPL, Developer (if other than EPL) and the Objecting Franchisee will consider the results of the Impact

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Analysis in determining whether to continue developing the New Restaurant, in the case of EPL or a Developer (if other than EPL), or pursuing its objection, in the case of the Objecting Franchisee.

(iv) If the New Restaurant is to be developed by EPL and the Impact Analysis relating to an existing franchise restaurant of the Objecting Franchisee projects a transfer of sales from the Objecting Franchisee’s restaurant to the New Restaurant of twelve percent (12%) or more, EPL will refund the Impact Analysis Deposit relating to such restaurant to the Objecting Franchisee and EPL will bear the cost of such Impact Analysis. If such projected transfer of sales is less than twelve percent (12%), such Impact Analysis Deposit will be applied against the cost of such Impact Analysis, and either (A) any shortfall between such Impact Analysis Deposit and the actual cost of the Impact Analysis will be paid immediately by the Objecting Franchisee or (B) any balance in the Impact Analysis Deposit after payment of the cost of the Impact Analysis will be returned to the Objecting Franchisee. If the New Restaurant is to be developed by a Developer (other than EPL), and the Impact Analysis relating to an existing franchise restaurant of the Objecting Franchisee projects a transfer of sales from the Objecting Franchisee’s restaurant to the New Restaurant of twelve percent (12%) or more, EPL will refund the Impact Analysis Deposit initially paid by the Objecting Franchisee to the Objecting Franchisee and the Impact Analysis Deposit initially paid by Developer (other than EPL) will be applied against the cost of the Impact Analysis, and either (A) any shortfall between the Impact Analysis Deposit initially paid by such Developer and the actual cost of the Impact Analysis will immediately be paid by such Developer or (B) any balance in the Impact Analysis Deposit after payment of the cost of the Impact Analysis will be returned to such Developer. If such projected transfer of sales is less than twelve percent (12%), EPL will refund the Impact Analysis Deposit initially paid by the Developer (other than EPL) to such Developer, and the Impact Analysis Deposit initially paid by the Objecting Franchisee will be applied against the cost of the Impact Analysis, and either (A) any shortfall between the Impact Analysis Deposit and the actual cost of the Impact Analysis will immediately be paid by the Objecting Franchisee or (B) any balance in the Impact Analysis Deposit after payment of the cost of the Impact Analysis will be returned to the Objecting Franchisee.

(v) The Objecting Franchisee, EPL and Developer (if other than EPL), agree that the results of any Impact Analysis and the twelve percent (12%) threshold specified in Section 3.1.2 (b)(iv) above are not determinative of any matter other than for the determination of which participant bears the cost of such Impact Analysis, whether the Objecting Franchisee qualifies for Royalty Deferral and interim financial support as set forth in Sections 4.2 and 4.3.2 below and for EPL’s determination as set forth in Section 3.1.3. below, and may not be used for any other purposes in connection with the New Restaurant Dispute, including Mediation or the Arbitration Procedures.

3.1.3. After consideration of the information obtained by and/or provided to EPL concerning the New Restaurant and its projected impact, if any, on the Objecting

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Franchisee’s restaurant, including the Impact Analysis, if applicable, and if Developer (if other than EPL) has indicated to EPL a desire to proceed with the development of the New Restaurant, before EPL approves a Target Site for development, EPL will notify in writing all Objecting Franchisees and Developer (if other than EPL) that EPL will either:

(a)	not approve the Target Site; or

(b)	grant to an Objecting Franchisee the New Restaurant Rights; or

(c)	approve the development of a New Restaurant at the Target Site by the Developer as proposed.

Notwithstanding anything contained herein to the contrary, including the right of a Notification Radius Franchisee to submit an Objection Notice, EPL at all times retains the absolute and unilateral right to elect any of the options specified in Clause (a), (b) or (c) above, including, specifically, the right to approve the development of a New Restaurant.

3.1.4 If EPL grants to an Objecting Franchisee the New Restaurant Rights in accordance with Section 3.1.3(b) above, such Objecting Franchisee will have fifteen (15) days after receipt of the notice given under Section 3.1.3 to (i) accept the New Restaurant Rights by executing and delivering to EPL an Agreement identifying the Target Area for the New Restaurant, and such other terms as may reasonably be agreed upon by the parties; and (ii) reimburse EPL or Developer (if other than EPL) for the cost of the Impact Analysis (if either EPL or Developer had paid for the Impact Analysis). Objecting Franchisee will have the right, but not the obligation, to accept the New Restaurant Rights. If such Objecting Franchisee declines to accept the New Restaurant Rights, such Objecting Franchisee will not be deemed to have waived any rights to participate in the ADR Procedures.

Following the execution by Objecting Franchisee of the Agreement referenced in this Section 3.1.4, the Developer will be treated as a Notification Radius Franchisee if it operates a restaurant at an Existing Site and has executed a Franchise Agreement for that site containing the ADR Procedures meeting the criteria specified in the definition thereof.

3.1.5 If the New Restaurant is to be developed by a Developer other than EPL and EPL elects the option at Section 3.1.3(c), above, Developer has thirty (30) days after receipt of the Section 3.1.3 notification, to notify EPL and Objecting Franchisee(s) of its decision whether to develop the New Restaurant.

SECTION 3.2. New Restaurant Site in Jeopardy.

3.2.1. On occasion, the Developer must commit to acquire a Target Site for a New Restaurant prior to the results of the Impact Analysis becoming available. In such cases, the Target Site for such New Restaurant may be considered by EPL to be “in jeopardy”.

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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3.2.2. A Target Site may be considered “In Jeopardy” by EPL if, in its reasonable judgment:

(a)	the Site for the New Restaurant identified by the Developer is available for development by others for uses other than as an El Pollo Loco® restaurant;

(b)	the Site for the New Restaurant identified by the Developer is likely to become unavailable for development as an El Pollo Loco® restaurant due to any delay caused by the preparation of the Impact Analysis; or

(c)	there is not an economically comparable alternative site available within the geographic area surrounding the Target Site.

EPL may also consider any other relevant information in making its determination.

3.2.3. If EPL determines that a Target Site is “In Jeopardy”, EPL may develop or permit development by a Developer of such site without waiting for the results of the Impact Analysis. If EPL so elects (or, if EPL permits a Developer to develop and the Developer decides to do so), each Objecting Franchisee who has satisfied the requirements at Section 4.1.1 and Sections 4.1.3 through 4.1.5 below will be treated as if an Impact Analysis had been conducted showing results in excess of twelve percent (12%), and such Objecting Franchisee will be entitled to (a) Royalty Deferral, as defined in Section 4.2 below, and (b) quarterly meetings together with, if applicable, financial support, as described in Section 4.3 below.

ARTICLE IV

FINANCIAL SUPPORT DURING ADR PROCEDURES

SECTION 4.1. Conditions Precedent. The provisions of Sections 4.2 and 4.3 will apply with respect to an Objecting Franchisee if all of the following conditions are met:

4.1.1. Such Objecting Franchisee requests an Impact Analysis and, if required by Section 3.1.2(b)(ii) above, timely delivers the Impact Analysis Deposit.

4.1.2. The Impact Analysis projects a transfer of sales from such Objecting Franchisee’s restaurant to the New Restaurant of twelve percent (12%) or more of the Objecting Franchisee’s sales or, if a Target Site is in jeopardy, EPL makes an election pursuant to Section 3.2.3 to develop the New Restaurant (or, EPL permits a Developer to develop the New Restaurant and the Developer decides to do so).

4.1.3. Such Objecting Franchisee is not granted the New Restaurant Rights.

4.1.4. Such Objecting Franchisee elects to pursue the ADR Procedures.

4.1.5. The New Restaurant opens for business.

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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SECTION 4.2. Royalty Deferral. If each of the conditions listed in Section 4.1 above have been met with respect to an Objecting Franchisee and if the Objecting Franchisee requests in writing, then commencing on the tenth (10th) day of the first (1st) calendar month following the opening of the New Restaurant, such Objecting Franchisee will be entitled to Royalty Deferral. The Royalty Deferral will apply to the royalty fees payable in respect of any month for which a decrease in sales, as compared to the same calendar month in the preceding calendar year, has occurred and will remain in effect until the conclusion of the ADR Procedures concerning the New Restaurant. The Royalty Deferral will be discontinued if Franchisee does not comply with each of the requirements of or otherwise discontinues its participation in the ADR Procedures. The granting of such Royalty Deferral or the making of a loan described in Section 4.3. below shall not be admissible as evidence or otherwise brought before the Mediator or the Arbitrator in any mediation or arbitration nor be deemed proof of an “unreasonable impact.”

SECTION 4.3. Quarterly Meetings.

4.3.1. As a further condition to an Objecting Franchisee’s right to continue to receive Royalty Deferral pursuant to Section 4.2, each Objecting Franchisee and a Designated Representative will engage in quarterly meetings. In addition, in order for the Objecting Franchisee to continue to receive such Royalty Deferral, at least five (5) business days prior to each such meeting, such Objecting Franchisee will submit in writing to the Designated Representative (i) an up-to-date profit and loss statement, balance sheet and gross sales report for the trailing 12-month period and (ii) all other information and data relevant to the operation, sales and/or profits of such Objecting Franchisee’s restaurant, including any sales promotion activities.

4.3.2. If it is determined by both the Objecting Franchisee and the Designated Representative that additional financial support is necessary to enable the Objecting Franchisee to generate additional net cash flow in the current year from the operation of such Objecting Franchisee’s restaurant, EPL will loan to such Objecting Franchisee, with no interest, amounts to be determined by EPL to be sufficient to assist such Objecting Franchisee to achieve such additional net cash flow but not to exceed the net cash flow level obtained in the preceding year for the comparable period. Such Objecting Franchisee will execute one or more demand promissory notes, in the form of Exhibit C, evidencing such loan amounts.

4.3.3. If such Objecting Franchisee receives an award pursuant to Section 7.6.3 below or if the participants reach an agreement as set forth in Section 6.1.1, 6.7.2 or 7.5.3 below, and if EPL is required by either the award or such agreement to make a payment to the Objecting Franchisee, the amount to be paid to such Objecting Franchisee by EPL pursuant to such Sections will be decreased by (a) the aggregate amount deferred as Royalty Deferrals pursuant to Section 4.2 above plus (b) the aggregate unpaid principal amount of all loans made pursuant to Section 4.3.2 above. If such Objecting Franchisee does not receive an award to be paid by EPL (i.e., either no award or an award to be paid by a Developer other than EPL), Objecting Franchisee must pay Franchisor the aggregate amount deferred as Royalty Deferrals within ten (10) days of receipt of the ruling and pay Franchisor in accordance with the loan documents the

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aggregate unpaid principal amount of all loans made pursuant to Section 4.3.2 (unless an agreement as set forth in Section 6.1.1, 6.7.2 or 7.5.3 below modifies these obligations).

ARTICLE V

INITIATION OF ADR PROCEDURES

SECTION 5.1. Initiation of ADR Procedures.

5.1.1. If EPL or Developer (if other than EPL) elects to develop the New Restaurant, then any Objecting Franchisee, EPL and the Developer (if other than EPL) shall proceed with premeditation negotiations and, if necessary, mediation described in Article VI.

5.1.2. Upon conclusion of mediation as set forth in Section 6.8.1, such Objecting Franchisee may elect to proceed with the Arbitration Procedures. If such Objecting Franchisee elects not to proceed under the Arbitration Procedures, it shall withdraw from the ADR Procedures in the manner provided for at Section 5.3. If such Objecting Franchisee elects to proceed with the Arbitration Procedures, such Objecting Franchisee, EPL, and the Developer (if other than EPL) shall sign an Arbitration Agreement. At the time of the signing of the Arbitration Agreement by such Objecting Franchisee, such Objecting Franchisee will deposit with EPL the ADR Deposit to be held in escrow by EPL. The ADR Deposit will either be (a) applied against the costs and expenses of the Arbitration Sessions, (b) returned to such Objecting Franchisee pursuant to the Arbitrator’s decision, or (c) applied pursuant to the agreement of the participants. If such Objecting Franchisee elects to withdraw from the ADR Procedures and release EPL and Developer (if other than EPL) as to the claims relating to or arising out of the New Restaurant Dispute at any time prior to the appointment of the Arbitrator, the ADR Deposit (less any sums expended or committed to be expended by EPL in connection with the ADR Procedures) will be returned to such Objecting Franchisee. The failure of such Objecting Franchisee to execute the Arbitration Agreement or to deposit with EPL the ADR Deposit in a timely manner will relieve EPL and Developer (if other than EPL), at EPL’s sole discretion, of any obligation to resolve the New Restaurant Dispute through the ADR Procedures and will be deemed a waiver by an Objecting Franchisee of its rights hereunder.

5.1.3 Notwithstanding the text of these ADR Procedures, if the New Restaurant is to be developed by a Developer other than EPL, EPL has the right, but not the obligation, to participate in the ADR Procedures as described in Sections 5 through 7 (including, but not limited to, Pre-Mediation Negotiation, Mediation Meeting, Mediation, and Arbitration Proceedings).

SECTION 5.2. Monitoring Period. After the New Restaurant is opened for business, each of EPL and the Objecting Franchisee, at its own cost, will independently monitor the performance of such Objecting Franchisee’s restaurant for a period not to exceed twelve (12) months.

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SECTION 5.3 Withdrawal from ADR Procedures. An Objecting Franchisee may, at any time, withdraw from the ADR Procedures upon delivery of a withdrawal notice to EPL and Developer (if other than EPL) and upon such withdrawal, an Objecting Franchisee will be deemed to release EPL and Developer (if other than EPL) as to the claims relating to or arising out of the New Restaurant Dispute.

ARTICLE VI

NEGOTIATION/MEDIATION PROCEDURES

SECTION 6.1. Pre-Mediation Negotiations.

6.1.1. EPL, Objecting Franchisee and Developer (if other than EPL) will attempt, in good faith, to resolve any New Restaurant Dispute by Pre-Mediation Negotiation. Pre-Mediation Negotiation must be concluded no later than forty-five (45) days following the first year anniversary of the opening of the New Restaurant.

6.1.2. If the New Restaurant Dispute has not been resolved by negotiation prior to commencement of Mediation as set forth below, the participants will submit the New Restaurant Dispute to Mediation.

SECTION 6.2. Mediation Commencement.

6.2.1.	Mediation will be mandatory and non-binding.

6.2.2. If the New Restaurant Dispute is resolved at the Preliminary Meeting, in the Pre-Mediation Negotiations or otherwise, Mediation will be unnecessary. If, however, the New Restaurant Dispute remains unresolved, Mediation will commence following the opening of the New Restaurant within the time period set forth at Section 6.4.2.

SECTION 6.3. Mediator Selection. Subject to the provisions relating to mediators in Section 8.1, a mediator will be selected by the participants not later than one hundred eighty (180) days after the opening of the New Restaurant from a panel of three (3) candidates selected by the Dispute Resolution Entity from the region where the Target Site is located. If the participants cannot agree on the selection of a mediator from such panel, then the Dispute Resolution Entity will select a mediator from its other panel members (but not from such panel of three candidates) residing in the region where the Target Site is located.

SECTION 6.4. Mediation Meeting.

6.4.1. A Mediation Meeting will be held at a place and at a time agreeable to EPL, such Objecting Franchisee, Developer (if other than EPL) and the Mediator. The Mediator will determine and control the format and procedural aspects of the Mediation Meeting which will be designed to ensure that both the Mediator and the participants have an opportunity to hear an oral presentation of the other participants’ views on the New Restaurant Dispute. The participants agree to cooperate in all respects with the Mediator. The participants will attempt to resolve the New Restaurant Dispute with the assistance of the Mediator.

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6.4.2. The Mediation Meeting will be conducted not less than sixty (60) days nor more than one hundred twenty (120) days following the first anniversary of the opening of the New Restaurant.

6.4.3. The Mediator will be free to meet and communicate separately with each participant.

6.4.4. In the event that any participant requires a substantial amount of information in the possession of the other participant in order to adequately prepare for the Mediation Meeting, the participants will attempt, in good faith, to agree on procedures for the expeditious exchange of such information. If the participants fail to agree on such procedures, the Mediator will determine such procedures and which documents and information will be exchanged.

6.4.5. Each participant may be represented by one or more other persons, including its counsel, one or more of its business persons, an accountant and a financial consultant. At least one representative of each participant must have the authority to negotiate a settlement of the New Restaurant Dispute.

SECTION 6.5. Privileges of the Mediator.

6.5.1. The Mediator may freely express his views to the participants on the legal issues unless a participant objects to his doing so.

6.5.2. The Mediator may obtain assistance and independent expert advice with the agreement of the participants and at the participants’ expense (which will be shared evenly among the participants).

6.5.3. The Mediator will not be liable for any act or omission in connection with the role of mediator, other than for his or her gross negligence or willful misconduct.

SECTION 6.6. Information Requested by Mediator.

6.6.1. The Mediator may request that the participants present, and each participant may elect to submit, a written summary of the New Restaurant Dispute to the Mediator with such additional information as the Mediator deems necessary to become familiar with the New Restaurant Dispute.

6.6.2.1 The Mediator may raise legal questions and arguments.

SECTION 6.7. Settlement through Mediation.

6.7.1. If the participants have failed to reach an acceptable settlement prior to the end of the Mediation Meeting, the Mediator, before concluding the Mediation Meeting, may submit to the participants a settlement proposal based on the same considerations

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to be used by an Arbitrator as set forth in Article VII which the Mediator deems to be equitable to all participants. Each of the participants will, in good faith, evaluate the proposal and discuss it with the Mediator. In the event that a settlement is not reached, neither the terms of the proposed settlement nor either party’s refusal to agree thereto shall be admissible in the Arbitration Proceedings nor brought before the Arbitrator in any way.

6.7.2. If a settlement is reached, the Mediator, or one of the participants at the request of the Mediator, will prepare a settlement agreement for execution by the participants. Such settlement agreement will be edited as necessary by all participants until it is mutually acceptable. When a mutually acceptable settlement agreement is completed, each participant will execute and deliver such settlement agreement.

SECTION 6.8. Conclusion of Mediation.

6.8.1. The participants will cooperate and continue to mediate until the Mediator terminates the Mediation. The Mediator will terminate the Mediation upon the earlier of (i) execution of a settlement agreement, (ii) a declaration by the Mediator that the Mediation is terminated, or (iii) completion of a full day Mediation Meeting unless extended by agreement of the participants.

6.8.2. If an Objecting Franchisee has elected to proceed to arbitration, the participants will proceed according to the Arbitration Procedures. If an Objecting Franchisee does not elect to proceed to arbitration, it shall withdraw from the ADR Procedures in the manner provided for, and under the terms, at Section 5.3.

ARTICLE VII

ARBITRATION

SECTION 7.1. Initiating Arbitration. The arbitration proceedings (the “Arbitration Proceedings”) will be formally initiated by the execution of the Arbitration Agreement as provided in Section 5.1.2. Such Arbitration Agreement must be executed by the Objecting Franchisee and Developer (if other than EPL) and delivered to EPL within ten (10) days following the conclusion of the Mediation. Each Objecting Franchisee whose claim relates to the same Target Site is entitled to a separate Arbitration Session although the Arbitrator for each Arbitration Session will be the same.

SECTION 7.2. Arbitrator Selection and Duties.

7.2.1. A panel of three (3) arbitrator candidates from the general geographic area where the Target Site is located will be submitted to the participants not later than ten (10) days after the conclusion of the Mediation by the Dispute Resolution Entity. The participants will attempt to agree on an arbitrator from the panel not later than thirty (30) business days after the execution of the Arbitration Agreement. If the participants cannot agree on an arbitrator from such three member panel, then the Dispute Resolution Entity will select the arbitrator from its other panel members (but not from such panel of three candidates) residing in the region where the Target Site is located. If

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the New Restaurant Dispute includes more than one Objecting Franchisee and such Objecting Franchisees cannot mutually agree on an arbitrator, each Objecting Franchisee will select one arbitrator from the panel of three candidates and the Dispute Resolution Entity will make a random selection from those arbitrator candidates selected by the Objecting Franchisees as to which arbitrator candidate will serve as such Objecting Franchisees’ selection.

7.2.2. The Arbitrator will assume the duties and functions described in this Article VII and perform them in accordance with the procedures set forth herein. The Arbitrator will also perform any additional duties and functions on which the participants and the Arbitrator hereafter agree. The Arbitrator will execute an Arbitrator Retention Agreement, substantially in the form of Exhibit D.

7.2.3. Except as specifically provided for in this Article VII or as agreed upon by the participants, no participant, nor anyone acting on its behalf, will separately communicate with the Arbitrator on any matter of substance.

7.2.4. The Arbitrator will promptly notify the participants to the Arbitration Agreement and the Dispute Resolution Entity of his/her unavailability to conduct the Arbitration Session, in which case a replacement Arbitrator will be selected by the participants. If the participants cannot agree on a replacement Arbitrator within the time specified by the Dispute Resolution Entity, then the Dispute Resolution Entity will select the replacement Arbitrator from its other members (but not from the original panel of three candidates) residing in the region where the Target Site is located.

SECTION 7.3. Disclosures.

7.3.1. Not later than forty-five (45) days after the Objecting Franchisee’s and Developer’s execution and delivery of the Arbitration Agreement, each participant will send a summary of its position to the Arbitrator for the purpose of familiarizing the Arbitrator with the facts and issues in the New Restaurant Dispute with a copy being provided simultaneously to the other participants. The participants will comply promptly with any requests by the Arbitrator for additional documents or information relevant to the New Restaurant Dispute.

7.3.2. The participants will attempt, in good faith, to agree on a plan for reasonably necessary, expeditious discovery, including the deposition of any expert or other witness of any other participant. If they fail to agree, any participant may request a joint meeting (by telephone) with the Arbitrator, who will assist the participants in agreeing on a discovery plan. In the absence of an agreement by the participants, a discovery plan will be implemented by the Arbitrator.

7.3.3. Before the Arbitration Session, at a time mutually agreed upon by the participants but not later than thirty (30) days prior to the date set for the Arbitration Session, all participants will exchange, and submit to the Arbitrator, all documents and exhibits on which the participants intend to rely during the Arbitration Session. In addition, the participants will exchange, and submit to the Arbitrator, a brief that will include the following: (a) a summary of all expert witness opinions to be expressed and

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the basis for such opinions, including the data or other information relied upon in forming such opinions; (b) the qualifications of any expert witness, including education and employment history and a listing of other matters in which the expert witness has testified as an expert; and (c) a summary of the statements to be made by such participant during the Arbitration Session. The brief will not exceed fifteen (15) pages, single-spaced or thirty (30) pages, double-spaced.

7.3.4. Each participant is under a duty to reasonably supplement or correct its disclosures and submissions if such participant obtains information on the basis of which it knows that the information previously disclosed was either incomplete or incorrect when made or is no longer complete or true. The Arbitrator will, upon request of an aggrieved participant, grant such appropriate non-monetary relief to assure that these disclosure procedures are followed and that adequate pre-Arbitration Session disclosure and submissions are made as required by Section 7.3.2 and 7.3.3.

SECTION 7.4. Arbitration Session.

7.4.1. Not later than forty-five (45) days after execution of the Arbitration Agreement, the participants and the Arbitrator will establish the date, which will not be later than ninety (90) days after execution of the Arbitration Agreement, and time of the Arbitration Session during which each participant will make an oral presentation to the Arbitrator concerning the New Restaurant Dispute. The Arbitration Session will be held before the Arbitrator at such location as is agreed to by the participants, or failing such agreement on such location, as specified by the Arbitrator.

7.4.2. During the Arbitration Session, each participant will make an oral presentation of its case and each other participant will be entitled to a rebuttal.

7.4.3. The order of oral presentations and rebuttals will be determined by agreement between the participants, or failing such agreement, by the Arbitrator. In order to allow each participant reasonable opportunity to present his position, but with the express objective of reasonable brevity in mind, unless otherwise agreed to by the participants: (a) each participant’s oral presentation will not exceed two (2) hours, (b) each participant will have no more than one (1) hour within which to question the other participant and its witnesses, and (c) each participant’s rebuttal will not exceed one (1) hour. As long as each participant is treated equally, the Arbitrator may extend or shorten such time periods, provided that the Arbitration Session will not exceed two (2) full days unless otherwise agreed to by the participants. The oral presentation, questioning of participants and their witnesses and rebuttal of any participant will not be interrupted by any other participant except the Arbitrator.

7.4.4. The Arbitrator will conduct and moderate the Arbitration Session. The oral presentations and rebuttals of each participant may be made in any form, and by any individual, as desired by such participant. Presentations by fact witnesses and expert witnesses will be permitted. No rules of evidence, including rules of relevance, will apply at the Arbitration Session, except that no witness or participant will be required to disclose privileged communications or the advice and/or work product of an attorney. Witnesses will be required to testify under oath or affirmance.

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7.4.5. Following each oral presentation by a participant, the Arbitrator may ask questions of such participant, its counsel or any other persons appearing on its behalf. Following the Arbitrator having the opportunity to ask questions, any other participant or its representatives, including counsel, may ask questions of such participant, its counsel and any other persons appearing on its behalf which relate to the areas inquired about by the Arbitrator.

7.4.6. Each participant will be represented by at least one (1) member of its management at the Arbitration Session who has authority to settle the Dispute. In addition to legal counsel, each participant may have other advisors in attendance at the Arbitration Session, provided that notice is given to all participants and the Arbitrator of the identity of such advisors at least five (5) days before commencement of the Arbitration Session.

SECTION 7.5. Management Negotiations.

7.5.1. At the conclusion of the rebuttals, the management representatives of each participant will meet one or more times to try to agree on a resolution of the New Restaurant Dispute.

7.5.2. The Arbitrator will control these negotiations. At the discretion of the Arbitrator and with the agreement of the participants, negotiations may proceed in the absence of counsel.

7.5.3. If a settlement is reached, the Arbitrator, or one of the participants at the request of the Arbitrator, will prepare a settlement agreement for execution by the participants. Such settlement agreement will be edited as necessary by all participants until it is mutually acceptable. When a mutually acceptable settlement agreement is completed, each participant will execute and deliver such settlement agreement. Upon the execution and delivery of a settlement agreement, such settlement agreement will be legally binding on the participants and specifically enforceable by any court of competent jurisdiction.

SECTION 7.6. Arbitration Award.

7.6.1. If the participants do not resolve the New Restaurant Dispute as a result of the negotiations between management representatives as facilitated by the Arbitrator, then the Arbitrator will declare an impasse and render a decision or an award as provided below. The declaring of an impasse is within the sole discretion of the Arbitrator. The decision or award of the Arbitrator will be in writing, dated and signed by the Arbitrator and will identify the prevailing participant and the amount of the award, if any, due to the Objecting Franchisee. The Arbitrator will deliver a copy of the decision or award to each participant either personally or by registered or certified mail not later than thirty (30) days after the conclusion of the Arbitration Session.

7.6.2. In rendering its decision or award, the Arbitrator will consider evidence from the participants as to what percentage decrease, if any, in the annual gross sales and

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profits of the Objecting Franchisee’s restaurant was reasonable under the circumstances (the “Allowable Transfer Factor”). The participants may agree on an Allowable Transfer Factor to be applied by the Arbitrator in determining an award, if any, below.

7.6.3. The decision or award of the Arbitrator will be one of the following:

(a)	A decision that the New Restaurant has not directly or proximately caused a reduction in the annual gross sales of the Objecting Franchisee’s restaurant; or

(b)	A decision that no compensation is due an Objecting Franchisee based on a finding that the Objecting Franchisee has failed to prove that the New Restaurant has directly or proximately caused a reduction in the annual gross sales of the Objecting Franchisee’s restaurant in an amount in excess of the Allowable Transfer Factor, if any; or

(c)	A decision that compensation is due the Objecting Franchisee based on a finding that the Objecting Franchisee has proven that the New Restaurant has directly or proximately caused a percentage reduction in the gross sales of the Objecting Franchisee’s restaurant in excess of the Allowable Transfer Factor, if any.

7.6.4. If compensation is due the Objecting Franchisee pursuant to Section 7.6.3(c), such compensation will be calculated in the following manner:

STEP 1:	The Arbitrator makes a finding that the New Restaurant directly or proximately caused a decrease in the gross sales of the Objecting Franchisee’s restaurant by a certain percentage. Such percentage will relate to operations for the first 12-month period following the opening of the New Restaurant.

STEP 2:	The Arbitrator will subtract the Allowable Transfer Factor, if any, from the percentage determined by the Arbitrator in Step 1 (the “Gross Percentage”).

STEP 3:	The Arbitrator will multiply the “gross sales” of the Objecting Franchisee’s restaurant for the 12-month period immediately preceding the opening of the New Restaurant by the Gross Percentage calculated in Step 2 (the “Transferred Sales”).

STEP 4:	The Arbitrator will multiply the Transferred Sales calculated in Step 3 by twenty-eight percent (28%) (the “Reduced Profit”).

STEP 5:	The Arbitrator will multiply the Reduced Profit calculated in Step 4 by the Year Factor.

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7.6.5. The award calculated pursuant to Section 7.6.4 will be paid to the Objecting Franchisee as follows:

(a)	In those instances where the Arbitrator selects a Year Factor equal to one (1), the award will be paid by EPL (if EPL developed the New Restaurant) or by Developer (if Developer, other than EPL, developed the New Restaurant) to the Objecting Franchisee within ten (10) business days following the date of the Arbitrator’s award.

(b)	In those instances where the Arbitrator selects a Year Factor that is greater than one (1), EPL (if EPL developed the New Restaurant) or Developer (if Developer, other than EPL, developed the New Restaurant) may elect to pay the award to the Objecting Franchisee within the time period set forth in Section 7.6.5(a) above or in installments, each installment equal to the amount of the award divided by the Year Factor, the Year Factor to represent the number of years over which such award is to be paid. The first installment of the award will be paid within ten (10) business days following the date of the Arbitrator’s award. Each subsequent installment will be paid annually within ten (10) business days of the anniversary of the date of the Arbitrator’s award. If EPL (if EPL developed the New Restaurant) or Developer (if Developer, other than EPL, developed the New Restaurant) elects to pay the award in installments as provided for in this Section 7.6.5(b), EPL (if EPL developed the New Restaurant) or Developer (if Developer, other than EPL, developed the New Restaurant) shall deliver to Objecting Franchisee a promissory note in the form of Exhibit E. The outstanding balance of such promissory note shall bear interest at an interest rate equal to the prime rate published in the Wall Street Journal on the date the award is granted.

(c)	If Objecting Franchisee has been awarded an Arbitrator’s award through development disputes procedures associated with that Objecting Franchisee’s franchise agreement which would require the award and/or other payments to be paid by EPL and the New Restaurant is to be developed by a Developer other than EPL, Developer is responsible for, and must indemnify EPL for, the award and all other such payments to the same extent as if the Objecting Franchisee had participated in the ADR Procedures as described herein.

7.6.6. The Arbitrator will provide an explanation for the decision or award and will file the same with EPL and Developer (if other than EPL). Copies of such decisions or awards will be provided to the parties involved in the arbitration.

7.6.7. Subject only to the provisions of Section 9 of the Federal Arbitration Act specifying the standards for challenging the decision or award of an arbitrator, the decision or award of the Arbitrator will be binding.

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7.6.8. The decision or award of the Arbitrator will be confirmed and enforced as an arbitration award in accordance with the law of the appropriate court of competent jurisdiction.

7.6.9. In determining the Gross Percentage Factor and the Year Factor, and in carrying out its analysis as to whether there has been an unreasonable impact resulting from the New Restaurant, the Arbitrator will consider, among other things, the factors, examples and analyses described in Exhibit 6. The parties understand and acknowledge that such factors, examples and analyses are not exclusive and are incorporated to assist the Arbitrator in its determination of the type of factors to be used in establishing the Gross Percentage and the Year Factor.

ARTICLE VIII

GENERAL MATTERS RELATING TO MEDIATION AND ARBITRATION

SECTION 8.1. Mediators and Arbitrators.

8.1.1. A panel of mediators and arbitrators will be created by the Dispute Resolution Entity.

Unless otherwise agreed to by the participants to the Mediation or Arbitration Proceedings, no person selected as a mediator or arbitrator will:

(a)	have been an EPL franchisee or a franchisee of any other franchise system;

(b)	have been an officer, director or employee of EPL, any EPL franchisee, the Developer, the Objecting Franchisee, the Franchisee of Franchisor or another franchise system or of any affiliate of the foregoing; or

(c)	have performed significant professional services for EPL or for one or more EPL franchisees or any such franchisee’s affiliates.

8.1.2. If mutually agreeable to the participants, the Arbitrator may be the same individual as the Mediator.

SECTION 8.2. Fees and Expenses of Mediation and Arbitration.

8.2.1. The Mediator’s and Arbitrator’s fees and other charges will be established at the time of selection.

8.2.2. Unless the participants otherwise agree, or except as provided in the following sentences, fees and expenses of the Mediator and any other expenses of Mediation will be shared equally by the participants. Each participant will bear its own costs, expenses and attorneys’ fees in preparing for and participating in Mediation. If an Impact Analysis is conducted that projects that twelve percent (12%) or more of sales will transfer to the New Restaurant from an Objecting Franchisee’s restaurant, and EPL elects to approve the development of the New Restaurant, or if Developer (if other than

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EPL) agrees to continue to develop the New Restaurant, EPL (or Developer, if other than EPL) will pay all fees and charges of the Mediator and any other expenses of conducting the Mediation, excluding, however, such Objecting Franchisee’s expenses and attorneys’ fees.

8.2.3. Unless the participants otherwise agree, or except as provided in the following sentences, fees and expenses of the Arbitrator and any other expenses of the Arbitration Proceedings will be shared equally by the participants. Each participant will bear its own costs, expenses and attorneys’ fees in preparing for and participating in the Arbitration. Notwithstanding the foregoing, the Arbitrator may, at the Arbitrator’s discretion, order the participant deemed by the Arbitrator to be the non-prevailing party to pay all (or a portion of) the costs, attorneys’ fees and expenses incurred by the prevailing party in connection with the Arbitration Proceedings.

SECTION 8.3. Confidentiality.

8.3.1. The entire Mediation and Arbitration Proceeding will be considered settlement negotiations. Except as otherwise provided in Section 8.3.3 below, all offers, promises, conduct and statements, whether oral or written, made in the course of the Mediation or Arbitration Proceedings by the participants, their agents, employees, experts and attorneys, and by the Mediator or Arbitrator, will be and remain confidential. Such offers, promises, conduct and statements are privileged under any applicable mediation privilege, and will be inadmissible and not discoverable for any purpose, or in any other dispute between the parties or between one of the parties and any other person, including impeachment.

8.3.2. Each of the Mediator and Arbitrator will be disqualified as a witness, consultant, or expert for any participant, and in rendering a decision or award as is hereinafter provided, the Arbitrator’s oral and written opinions will be inadmissible for all purposes in this or any other dispute involving the participants or any other person.

8.3.3. Notwithstanding the provisions of Section 8.3.1 and 8.3.2, these ADR Procedures will not be deemed to preclude the disclosure of the terms of any settlement arrived at through Mediation, or the decision or award of the Arbitrator rendered as a result of the Arbitration Session.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Time. Unless otherwise provided in the ADR Procedures, the time periods provided in the ADR Procedures may be shortened or extended only by mutual written agreement of the participants.

SECTION 9.2. Miscellaneous Matters.

9.2.1.	These ADR Procedures will become effective on the date set forth on the cover page to these procedures.

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9.2.2. These ADR Procedures do not amend any franchise or other agreement to which EPL is a participant, except to the extent that they are incorporated by specific reference into a Franchise Agreement. These ADR Procedures may only be modified in the manner described in such Franchise Agreement. These ADR Procedures will not create any third party beneficiary rights. Subject to Section 9.2.5. below, these ADR Procedures represent the sole procedure and remedy for an Objecting Franchisee and Developer (if other than EPL) with respect to a New Restaurant Dispute.

9.2.3. A franchisee that has submitted an Objection Notice will not be denied expansion approval solely because of its objection provided that such franchisee is otherwise fully approved to expand to new EPL locations and such franchisee has formally entered into and remains in compliance with the ADR Procedures, including execution of an Arbitration Agreement and depositing the ADR Deposit with EPL.

9.2.4. These ADR procedures will be governed by and construed in accordance with the laws of the State of California and the Federal Arbitration Act. All notifications and communications required under these ADR procedures shall be in writing and be given pursuant to the notification requirements set forth in the Objecting Franchisee’s Franchise Agreement.

9.2.5 To the extent that the Objecting Franchisee may have agreed to terms and procedures for resolving disputes relating to the development of new restaurants that differ from those contained in this Exhibit 1, those terms and procedures may control over the terms and procedures of this Exhibit 1 with respect to the rights and obligations of the participants. (However, if those development disputes procedures require EPL to pay for any impact analysis, mediation agreement payment or arbitration award, Developer agrees to indemnify EPL for any such payment.)

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

Exhibit 1 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

EXHIBIT “A”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

SUMMARY REPORT TO OBJECTION NOTICE

General Instructions

A. Complete a separate form for each existing El Pollo Loco® restaurant (an “Existing Restaurant”) within the Notification Radius you believe may be unreasonably encroached upon and impacted by the proposed new restaurant site (the “Target Site”). “Notification Radius” has the meaning specified in Article II of the Procedures for Resolving Disputes Relating to the Development of New Restaurants promulgated by EPL.

B. Attach a street map of the area surrounding the Existing Restaurant and the proposed Target Site (scale of the map should be approximately 1-10 mile or larger).

Specific Information

A. Answer each of the following questions. Answers must be specific and not contain any general or conclusory statements.

1.	EXISTING RESTAURANT

El Pollo Loco #

Cross Streets                                          and

Address

2.	PROPOSED SITE

Cross Streets                                          and

Address

3.	Shortest driving distance and travel time between Existing Restaurant and proposed Target Site

Distance

Time of Day	Minutes	Breakfast
Time of Day	Minutes	Lunch
Time of Day	Minutes	Dinner

Describe roads driven to obtain above distance and time

Multi-State Disclosure Document Control No. 040114

Exhibit A to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

Shortest distance between Existing Restaurant and proposed Target Site “as the crow flies” (straight line)

Distance

4.	From what geographic area do you think the Existing Restaurant currently is drawing customers? Define the trade area and be specific - include street names, radius, distance and traffic generators (i.e., a mall or schools).

5.	What areas described in #4 do you think the proposed Target Site’s trade area will encroach upon? Be specific.

6.	In your opinion, what is the trade area of the proposed Target Site? Be specific - include street names, radius, distance and traffic generators.

7.	Which traffic arteries provide the main flow of traffic to the Existing Restaurant? Include street names and directional flow.

8.	Which main arteries do you think will be providing traffic flow to the proposed Target Site? Include street names and directional flow.

9.	Are there any natural or manmade barriers which separate the Existing Restaurant from the proposed Target Site? If yes, please describe.

10.	How would you rate the physical appearance of the Existing Restaurant compared to a new El Pollo Loco® restaurant? Better than, equal to, or not as good as a new facility (choose one). Give reasons for your opinion.

11.	What is the date of the last remodel at the Existing Restaurant and what was the scope of work? Be specific.

Multi-State Disclosure Document Control No. 040114

Exhibit A to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

12.	Does the franchisee currently have any plans to upgrade the Existing Restaurant? If so, what are the proposed upgrades? Be specific, include scope of work and dates.

13.	What percentage of the Existing Restaurant’s sales do you think the proposed Target Site will capture if it is built?

14.	Would lunch or dinner be most affected? Why?

15.	What marketing activities have taken place at the Existing Restaurant in the past six months other than national promotions? Please be specific. How successful were they?

16.	Do you believe the market can support an El Pollo Loco® restaurant at the proposed Target Site if it is owned by the operator of the Existing Restaurant? If so, please explain your reasons.

BY:	DATE: , 20

Multi-State Disclosure Document Control No. 040114

Exhibit A to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT “B”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

ARBITRATION AGREEMENT

For valuable considerations, the receipt of which each party to this agreement acknowledges, the undersigned agree to resolve the following described dispute by using the Procedures for Resolving Disputes Relating to the Development of New Restaurants (the “ADR Procedure”) promulgated by El Pollo Loco, Inc.

Nature of Dispute:

The parties agree to forego the filing of any lawsuit or legal action relating to the dispute and agree to be bound by the decision or award of the Dispute Resolution Entity (as defined in the ADR Procedures) under the ADR Procedures.

The rules and provisions of the ADR Procedures are incorporated herein by reference and the parties agree to be bound by same.

DATED this              day of     , 20

EL POLLO LOCO, INC.

BY:

[OBJECTING FRANCHISEE]

BY:

[DEVELOPER]

BY:

Multi-State Disclosure Document Control No. 040114

Exhibit B to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT “C”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

DEMAND PROMISSORY NOTE

$	________

FOR VALUE RECEIVED, we, the undersigned (“Makers”) jointly and severally, promise to pay to the order of EL POLLO LOCO, INC. (“EPL”), a Delaware corporation, [INSERT ADDRESS], ON DEMAND, the principal sum of                      Dollars ($            ). Until demand for payment is made, this Note shall not accrue interest. Terms not otherwise defined in this Note shall have the meanings specified in the Procedures for Resolving Disputes Relating to the Development of New Restaurants (the “ADR Procedures”) promulgated by EPL.

The Makers hereby waive presentment, notice, protest and all other notices required or permitted hereunder and by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or of any other indulgence, substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable on this Note.

This Note is being given to evidence the loan by EPL to the Objecting Franchisee pursuant to the ADR Procedures, the terms of which are expressly made a part of this instrument. The Makers hereof acknowledge that payment may be demanded by EPL upon the earlier to occur of: (i) settlement of the New Restaurant Dispute through Mediation or otherwise, (ii) conclusion of the Arbitration Proceedings, or (iii) any default by the Makers of the terms of any Franchise Agreement, or the occurrence of an event of default by which there is a violation of the terms and covenants of any other contractual obligation by the Makers hereof to EPL. The terms, covenants and conditions of agreements between the Makers and EPL are expressly made a part of this instrument.

This Note is payable by mail or in person at the office of EPL or such other place as EPL may designate.

In the event of delinquency in the payment of any principal or interest due on this Note or in the event of any other default under this Note it becomes necessary to retain an attorney for collection or to enforce the terms and conditions hereof, the Makers agree to pay reasonable attorneys’ fees, whether suit is brought or not.

The enforceability of the terms of this Note and the legality of the interest rate specified herein shall be interpreted in accordance with and governed by the laws of the State of California. In the event of litigation involving this Note, Makers agree that this Note shall be construed in accordance with California law or the law of any other jurisdiction which has any relationship to the transaction and under whose laws this Note would be enforceable.

Multi-State Disclosure Document Control No. 040114

Exhibit C to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

In the event payment in full is not made within thirty (30) days of demand, interest on the unpaid balance shall accrue at the maximum rate allowed by California law, or if no maximum rate relating to this Note is in effect in the State of California, ten (10%) percent per annum.

During the term of this Note, and upon ten (10) days’ written request by EPL or any other holder of this Note, each Maker agrees to give EPL or such holder adequate assurances as to such Maker’s ability to comply with the terms of this Note. Such assurances shall include, but not be limited to, such Maker’s then current financial statement, which EPL or such holder may require be certified by a Certified Public Accountant. Each Maker agrees that EPL or such holder may disclose such financial statements, or any other financial information pertaining to such Maker which EPL or such holder may possess, to any potential buyer, assignee or holder in due course of this Note.

This Note is personal to the Makers and is not assignable. In the event any Maker sells, assigns or transfers its interest in the Franchise Agreement for El Pollo Loco® restaurant #            , the entire principal amount then outstanding on this Note shall immediately become due and payable. This Note is assignable by EPL.

The Makers acknowledge that a default under the terms of this Note shall constitute a default under the terms of the Franchise Agreement between Makers and EPL for Restaurant #            .

[OBJECTING FRANCHISEE]

BY:

[MAKER]

BY:

Multi-State Disclosure Document Control No. 040114

Exhibit C to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT “D”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

ARBITRATOR RETENTION AGREEMENT

This Arbitrator Retention Agreement is made this              day of         , 20    .

A dispute involving the development of a new restaurant by El Pollo Loco, Inc. has arisen between El Pollo Loco, Inc. (“EPL”), [             (“Developer”)] and              (“Objecting Franchisee”). EPL [, Developer] and Objecting Franchisee have agreed to participate in an alternative dispute resolution procedure pursuant to the “Procedures For Resolving Disputes Relating to the Development of New Restaurants”, (the “ADR Procedures”) a copy of which is annexed hereto.              (“Arbitrator”) has been chosen as a neutral arbitrator for the alternative dispute resolution procedures. EPL[, Developer], Objecting Franchisee and the Arbitrator accordingly agree as follows:

1. The Arbitrator agrees to be bound by and to use his best efforts to comply faithfully with the ADR Procedures, including without limitation, the provisions regarding confidentiality.

2. The Arbitrator and the Arbitrator’s employees, agents, partners and shareholders, if applicable, shall not be liable for any respective act or omission in connection with the ADR Procedures other than as a result of fraud or an intentional and willful failure to comply with the material provisions of the ADR Procedures after having received written notice of such failure and refusal by the Arbitrator to correct such failure. Exercise of discretion shall not, by itself, result in any liability.

3. The Arbitrator has made a reasonable effort to learn and has disclosed to the parties in writing:

(a)	All business or professional relationships the Arbitrator has had with the parties or the parties’ law firms within the past five (5) years, including all instances in which the Arbitrator has served as an attorney for any party or adverse to any party;

(b)	Any financial interests the Arbitrator has in any party;

(c)	Any significant social, business or professional relationship the Arbitrator has had with an officer or employee of any party or with an individual representing any party; and

(d)	Any other circumstances that may create doubt regarding the Arbitrator’s impartiality.

4. Neither the Arbitrator nor the Arbitrator’s firm shall undertake any work for or against a party regarding the subject matter of the dispute.

Multi-State Disclosure Document Control No. 040114

Exhibit D to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

5. Neither the Arbitrator nor any person assisting the Arbitrator with the ADR Procedures shall personally work on any matter for or against any party or its affiliates regardless of the subject matter, prior to one (1) year following cessation of the Arbitrator’s services in this proceeding other than as an arbitrator in this or another proceeding.

6. The Arbitrator’s firm may work on matters for or against a party during the pendency of the ADR Procedures if such matters are unrelated to the subject matter of the ADR Procedures, have been disclosed in advance to all parties hereto, are discussed with all of the parties hereto, and are expressly consented to in writing by such parties (“Unrelated Approved Activities”). The Arbitrator shall establish appropriate safeguards to ensure that other members or employees of the Arbitrator’s firm not working on the ADR Procedures do not have access to any confidential information obtained by the Arbitrator during the course of the ADR Procedures. The Arbitrator hereby represents that there are no Unrelated Approved Activities as of the date hereof.

7. The Arbitrator shall be compensated for services performed in connection with the ADR Procedures in accordance with paragraph 8.2.1 of the ADR Procedures. The Arbitrator’s fee shall be taxed as costs and paid as determined by the Arbitrator.

8. Counsel representing each party is as follows:

Counsel for Objecting Franchisee:

Counsel for EPL:

Counsel for Developer:

EL POLLO LOCO, INC.

BY:

[ARBITRATOR]

BY:

[OBJECTING FRANCHISEE]

BY:

[DEVELOPER]

BY:

Multi-State Disclosure Document Control No. 040114

Exhibit D to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT “E”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

PROMISSORY NOTE

$	_________

FOR VALUE RECEIVED, the undersigned, [EPL or name of Developer (“Developer”), [whichever is applicable] a                      corporation/limited liability company/limited partnership [INSERT ADDRESS], promises to pay to the order of                     , (“Franchisee”) the principal sum of                      Dollars ($        ) together with interest on the unpaid principal balance hereof. Terms not otherwise defined in this Note shall have the meanings specified in the Procedures for Resolving Disputes Relating to the Development of New Restaurants (the “ADR Procedures”) promulgated by EPL.

Interest at the rate of     %¹ simple interest per annum shall be payable annually concurrently with the payment of principal required herein.

[EPL/Developer] hereby waives presentment, notice, protest and all other notices required or permitted hereunder and by law in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents to any extension or postponement of the time of payment or of any other indulgence, substitution, exchange or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable on this Note.

This Note is being given to evidence [EPL/Developer]’s obligation to Franchisee pursuant to the Arbitrator’s award granted under the ADR Procedures. The terms, covenants and conditions of the ADR Procedures and other agreements between Franchisee and [EPL/Developer] are expressly made a part of this instrument.

The principal of this Note shall be repaid in annual installments in accordance with the Principal Repayment Schedule attached hereto as Schedule 1.

This Note may be prepaid in whole or in part by the undersigned at any time, or from time to time, without premium or penalty.

Multi-State Disclosure Document Control No. 040114

Exhibit E to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

The enforceability of the terms of this Note and the legality of the interest rate specified herein shall be interpreted in accordance with and governed by the laws of the State of California

[EL POLLO LOCO, INC., a Delaware corporation] or [Name of Developer, a corporation/ limited liability company/limited partnership]

By:
Name:
Title:

¹	The fixed interest rate will be equal to the prime rate published in the Wall Street Journal for the day on which the award is granted.

Schedule 1

Date of Principal Repayment	Amount

Multi-State Disclosure Document Control No. 040114

Exhibit E to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT “F”

TO PROCEDURES FOR RESOLVING DISPUTES

RELATING TO THE DEVELOPMENT OF NEW RESTAURANTS

FACTORS, EXAMPLES AND ANALYSES

FOR DETERMINING GROSS PERCENTAGE AND YEAR FACTOR

OVERVIEW:

There are numerous factors that influence the sales of any EPL Restaurant. It is the Arbitrator’s responsibility under these ADR Procedures to consider all such factors which may be relevant to understanding the negative sales impact experienced by an Existing Site. A few examples of factors other than a new EPL Restaurant which may negatively impact an Existing Site’s sales and therefore must also be considered by the Arbitrator include:

•	Declining sales trends at the Existing Site pre-dating the New Restaurant

•	Loss of traffic flows street (closures, construction activity, etc.)

•	New, non-EPL competition

•	Overall economic conditions/recession

A useful hierarchy to understand the various components of the overall impact on an Existing Site, and to isolate the influence of those specific factors to be utilized in determining the award pursuant to Section 7.6.4, is as follows:

A.	Overall Impact on Objecting Franchisee’s Existing Site Sales	XX%

B.	Plus or Minus DMA-Wide Trends	+/- X%

C.	Impact Caused Within Existing Site’s Trade Area	= XX%

D.	Plus or Minus Factors Other Than New Restaurant	+/- X%

E.	Impact on Existing Site by New Restaurant	= X%

F.	Less Allowable Transfer Factor	- X%

G.	Gross Percentage Factor	= X%

Step I of the following methodology will assist in determining item C above- the impact on the Existing Site’s sales that appears to be localized within that restaurant’s trade area.

Multi-State Disclosure Document Control No. 040114

Exhibit F to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

Step II will assist in identifying how much of this localized impact appears attributable to the New Restaurant in question, rather than other factors within the Existing Site’s trade area. This will yield item E above, which is the starting point in the award calculation described at Step 1. of Section 7.6.4.

METHODOLOGY TO ISOLATE IMPACT OF NEW RESTAURANT ON EXISTING SITE’S SALES:

STEP I:

Determine how much the sales of the Existing Site have been impacted overall during the first 12 months of operations of the New Restaurant (the “Post Period”), and then isolate that portion of the impact attributable to factors within the Existing Site’s trade area, by answering the following questions:

1.	What has been the % change in the Existing Site’s year-over-year sales (“Y-O-Y Growth Rate”) during the Post Period vs. the prior 12 months (the “Pre Period”)?

2.	How does this Y-O-Y Growth Rate compare to the average experience of other EPL’S in the same county or demographic market area (“DMA”) over this same period of time?

3.	How closely did the Existing Site’s Y-O-Y Growth Rate track that of the overall DMA average prior to the opening of the New Restaurant? How consistent has the variation between the two Y-O-Y Growth Rates been, historically?

Example 1: Existing Site’s net sales decline four percent (-4%) during the Post Period vs. the Pre Period. However, the overall average decline of all restaurants in this DMA during the same period is six percent (-6%). For the two (2) years prior to the Pre Period, the Existing Site’s Y-O-Y Growth Rate was two percent (+2%) greater than the overall DMA average, and this trend was fairly consistent from month to month.

Inference: While not conclusive in itself, this data suggests that the sales decline experienced by the Existing Site during the Post Period is due to factors other than the New Restaurant. In fact, we might have “expected” the Existing Site to decrease by four percent (-4%) during the Post Period based on its previous trends vs. the overall DMA.

Example 2: All facts the same as Example 1, including a four percent (-4%) decline for the Existing Site, except the overall DMA Y-O-Y Growth Rate Post vs. Pre Period is a positive six percent (+6%).

Inference: Again, while not conclusive by itself, this data suggests that the Existing Site has experienced a twelve percent (-12%) decrease vs. expectation during the Post Period due to localized factors specific to the Existing Site trade area, and not due to DMA-wide variables.

Multi-State Disclosure Document Control No. 040114

Exhibit F to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

STEP II:

If there appears to be an impact on the Existing Site that is due to factors within its trade area, rather than due to broader, DMA-wide trends (Example 2 above), identify all significant factors that may have contributed to this impact in addition to the New Restaurant. These could include but may not be limited to the following:

1.	Decline in potential customer traffic in Existing Site’s trade area:

A. Loss of traffic generators (closure of nearby military base, shopping center Anchor tenant or large employer in trade area).

B. Loss of traffic flows (closure of streets, bridges or freeway ramps).

C. Newer traffic generators developed in nearby trade areas eclipse traffic generators in Existing Site’s trade area.

2.	New restaurant competition other than the new EPL in the Existing Site’s trade area.

3.	Change in the Management Team or deterioration in the quality of operations of the Existing Site.

It may be conversely true that new traffic generators, improvement in traffic flows or the closure of competing restaurants in an Existing Site’s trade area, or an improvement in the quality of operations in an Existing Site would have resulted in a positive impact on the Existing Site’s sales but for the opening of the New Restaurant.

It may be difficult to separately identify the negative or positive impact of the above factors on an Existing Site’s sales from the impact of the New Restaurant. It may be that one can do so only by paying close attention to the dates that each factor became relevant, and tracking the incremental impact of each on the Existing Site’s Y-O-Y Growth Rate.

Example 3: Existing Site is in an older shopping center; many of the co-tenants have never remodeled or updated their facilities. New regional “Power Center” with a Walmart, Toys R Us, Home Depot, a 20 Theater Cinema and several new restaurants (but no EPL’s) opens 3 miles away. Existing Site’s sales drop eight percent (-8%) within one month. Assume overall DMA sales are flat during this period, and no other new variables or any other change in the trade area.

Inference: Many of the Existing Site’s customers will be drawn to the traffic generators in the new center, and allocate some of their limited eating out dollars to whatever restaurant choices are available when they are there, since it is convenient. All or a substantial portion of the eight percent (-8%) drop in sales can reasonably be attributed to the new center.

Multi-State Disclosure Document Control No. 040114

Exhibit F to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

Example 4: Same as Example 3, except that a new EPL Restaurant opens at the new Power Center 6 months after the last anchor tenant opens. Existing Site’s sales then decline further, to a twelve percent (-12%) overall decline vs. before the Power Center opened, as follows:

Existing Site’s Avg. Monthly Sales:	Amount	Cumulative % Change
12 months prior to New Power Center opening	$83,333	—

First 6 months New Power Center open	$76,666	(-8%)

Next 12 months New Restaurant Open	$73,333	(-12%)

Inference: It would appear that the majority of the decline is due to the existence of the new Power Center eight percent (-8%), and that only about four percent (-4%) is due to the New Restaurant (= 12% - 8%).

DISCUSSION RE: YEAR FACTOR:

The intention of the Year Factor is to recognize that restaurant businesses are often valued based upon a multiple of cash flows. If an Objecting Franchisee suffers a permanent reduction in sales and cash flows in an Existing Site due to unreasonable impact by a New Restaurant, then the business value of the Existing Site has declined by some multiple of the reduction. If the sales reduction is expected to become even greater over time, based upon trends observed during the Post Period, a larger multiple should be selected by the Arbitrator. Conversely, if trends observed during the Post Period or other evidence appear to indicate that the impact of the New Restaurant upon the Existing Site will diminish over time, a relatively smaller multiple should be used.

Multi-State Disclosure Document Control No. 040114

Exhibit F to Procedures for Resolving Disputes Relating to the Development of New Restaurants

El Pollo Loco #

Location

EXHIBIT 2 TO FRANCHISE AGREEMENT

MEMORANDUM OF OPENING DATE

On         , 20     El Pollo Loco, Inc. (“Franchisor”), and              (“Franchisee”), entered into a Franchise Agreement (the “Franchise Agreement”) for an “El Pollo Loco” Restaurant to be located at                      (the “Location”).

The parties hereby agree that the Opening Date of the Restaurant at the Location was         , 20    .

The term of the Franchise Agreement shall expire on         , 20    , unless sooner terminated as provided in the Franchise Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Opening Date to be executed as of the          day of         , 20    .

FRANCHISOR:	FRANCHISEE:
EL POLLO LOCO, INC.,
a Delaware Corporation

By:	By:

Its:	Its:

Date:	Date:

Exhibit 2 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

EXHIBIT 3 TO FRANCHISE AGREEMENT

PERSONAL GUARANTEE

The undersigned hereby unconditionally guarantees, absolutely and irrevocably the performance and payment by Franchisee (as defined below) of, and expressly agrees to adopt and be individually bound by as if the undersigned were a party to each and all of the terms, covenants and conditions of that certain Franchise Agreement dated         , 20     (the “Agreement”) between EL POLLO LOCO, INC., a Delaware corporation (“Franchisor”) whose address is 3535 Harbor Blvd, Suite 100, Costa Mesa, CA 92626 and                      (“Franchisee”) whose address is                     . The undersigned further agrees as follows:

1. This guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of Franchisee or by any disaffirmance or abandonment by a trustee of Franchisee.

2. This covenant and agreement on the part of the undersigned shall continue in favor of Franchisor notwithstanding any extension, modification or alteration of the Agreement entered into by and between the parties thereto, or their successors or assigns, and no extension, modification, alteration or assignment of the Agreement shall in any manner release or discharge the undersigned and the undersigned does hereby consent thereto.

3. The liability of the undersigned under this guarantee shall be primary and in any right of action which shall accrue to Franchisor under the Agreement, Franchisor may, at its option, proceed against the undersigned without having commenced any action or having obtained any judgment against Franchisee.

4. The undersigned shall pay Franchisor’s reasonable attorneys’ fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this guarantee against the undersigned, individually and jointly only if final judgment is entered in favor of Franchisor.

5. The undersigned hereby waives notice of any demand by Franchisor as well as any notice of default in the payment of any and all amounts contained or reserved in the Agreement.

6. All sums due under this guarantee shall bear interest from the date due until the date paid at the maximum contract rate permitted by law. The obligations under this guarantee include, without limitation, payment when due of any and all sums due under the Agreement and all damages to which Franchisor is or may be entitled whether under applicable law, indemnification payments and payment of any and all legal fees, courts costs and litigation expenses incurred by Franchisor in endeavoring to collect or enforce any of the foregoing against Franchisee, the undersigned, or in connection with any property securing any or all of the foregoing or this guarantee.

Exhibit 3 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

7. The undersigned agrees that one or more successive or concurrent actions may be brought on this guarantee, in the same action in which Franchisee may be sued or in separate actions, as often as deemed advisable by Franchisor. The obligations under this guarantee are joint and several, and independent of the obligations of Franchisee.

8. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Franchisor’s right to proceed in any other form of action or proceeding or against any other party. The failure of Franchisor to enforce any of the provisions of this guarantee at any time or for a period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies under this guarantee shall be cumulative and shall be in addition to all rights, powers and remedies given to Franchisor by law or under any other instrument or agreement.

9. All rights, benefits and privileges under this guarantee shall inure to the benefit of and be enforceable by Franchisor and its successors and assigns and shall be binding upon the undersigned and his heirs, representatives, successors and assigns. Neither the death of the undersigned nor notice thereof to Franchisor shall terminate this guarantee as to his estate, and, notwithstanding the death of the undersigned or notice thereof to Franchisor, this guarantee shall continue in full force and effect. The provisions of this guarantee may not be waived or amended except in writing executed by the undersigned and a duly authorized representative of Franchisor.

10. The undersigned represents and warrants that (i) it is in the undersigned’s direct interest to assist Franchisee in procuring the Agreement, because Franchisee has a direct or indirect corporate or business relationship with the undersigned, (ii) this guarantee has been duly and validly authorized executed and delivered and constitutes the binding obligation of the undersigned, enforceable in accordance with its terms, and (iii) the execution and delivery of this guarantee does not violate (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which the undersigned is a party or by which it or its assets are affected or bound.

11. If any provision of this guarantee or the application thereof to any party or circumstance is held invalid, void, inoperative, or unenforceable, the remainder of this guarantee and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this guarantee being severable in any such instance. This guarantee is the entire and only agreement between the undersigned and Franchisor respecting the guaranty of the Agreement, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth in this guarantee, are superseded.

12. Any notice which a party shall be requested or shall desire to give to the other under this guarantee shall be given by personal delivery or by depositing the same in the United States mail, first class postage pre-paid, addressed to Franchisor at its address set forth above and to the undersigned at its address set forth above, and such notices shall be deemed duly given on the date of personal delivery or three (3) days after the date of mailing as aforesaid. Either party may change their address for purposes of receiving notices under this guarantee by giving written notice thereof to the other party in accordance with this section.

Exhibit 3 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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13. This guarantee is governed by and construed according to the laws of the State of California applicable to contracts made and to be performed in such state. In order to induce Franchisor to accept this guarantee, and as a material part of the consideration therefore, the undersigned (i) agrees that all actions or proceedings relating directly or indirectly to this guarantee shall, at the option of the Franchisor, be litigated in courts located within the State of California, and (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law.

The undersigned waives and relinquishes any rights it may have under California Civil Code 2845, 2849 and 2850 or otherwise to require Franchisor to (a) proceed against Franchisee or any other guarantor, pledgor or person liable under the Agreement; (b) proceed against or exhaust any security for the Franchisee or this guarantee; or (c) pursue any other remedy in Franchisor’s power whatsoever. In other words, Franchisor may proceed against the undersigned for the obligations guaranteed without first taking any action against Franchisee or any other guarantor, pledgor or person liable under the Agreement and without proceeding against any security. The undersigned shall not have, and herby waives (a) any right of subrogation, contribution, indemnity and any similar right that the undersigned may otherwise have, (b) any right to any remedy which Franchisor now has or may hereafter have against Franchisee, and (c) any benefit of any security now or hereafter held by Franchisor. The undersigned waives (a) all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor; (b) all other notices and demands to which the undersigned might be entitled, including without limitation notice of all the following: the acceptance hereof; any adverse change in Franchisee’s financial position; any other fact which might increase the undersigned’s risk; any default, partial payment or non-payment under the Franchisee and any changes, modifications, or extensions thereof; and any revocation, modification or release of any guaranty of any or all of the Agreement by any person (including without limitation any other person signing this guarantee): (c) any defense arising by reason of any failure of Franchisor to obtain, perfect, maintain or keep in force any security interest in any property of Franchisee or any other person; (d) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Franchisee or any other guarantor or any person liable under the Agreement.

Without limiting the generality of the foregoing or any other provision of this guarantee, the undersigned expressly waives any and all benefits which might otherwise be available to it under California Civil Code 2839 (which provides that a surety is exonerated by the performance or the offer of performance of the principal obligation), 2899 (which provides for the order of resort to different funds held by the creditor) and 3433 (which provides for the right of a creditor to require that another creditor entitled to resort to several sources of payments first resort to sources not available to the first creditor). The undersigned waives the rights and benefits under California Civil Code 2819 and agrees that by doing so its liability shall continue even if

Exhibit 3 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Franchisor alters any obligations under the Agreement in any respect or Franchisor’s rights or remedies against Franchisee are in any way impaired or suspended without the undersigned’s consent. Franchisor may without notice assign this guarantee in whole or in part.

14. The undersigned has had the opportunity to review this guarantee with its counsel and such counsel has explained to it the meaning and significance of the provisions of this guarantee, including but not limited to the waivers and consents contained in this guarantee, and answered any questions that it had regarding the meaning, significance and effect of the provisions of this guarantee.

The use of the singular herein shall include the plural. The obligations of two or more parties shall be joint and several. The terms and provisions of this guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the parties herein named.

IN WITNESS WHEREOF, the undersigned executed this guarantee on this          day of         , 20    .

NAME	NAME

Exhibit 3 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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EXHIBIT 4 TO FRANCHISE AGREEMENT

INVESTOR COVENANTS REGARDING

CONFIDENTIALITY AND NON-COMPETITION

In conjunction with your investment in              (“Franchisee”) a              you (Investor” or “you”), acknowledge and agree as follows:

1.	Franchisee owns and operates, or is developing, pursuant to a Franchise Agreement dated (“Franchise Agreement”) with El Pollo Loco, Inc. (“EPL”), which Franchise Agreement requires persons with legal or beneficial ownership interests in Franchisee under certain circumstances to be personally bound by the confidentiality and non-competition covenants contained in the Franchise Agreement. All capitalized terms contained herein shall have the same meaning set forth in the Franchise Agreement.

2.	You own or intend to own a % legal or beneficial ownership interest in Franchisee and acknowledge and agree that your execution of this Agreement is a condition to such ownership interest and that you have received good and valuable consideration for executing this Agreement. EPL may enforce this Agreement directly against you and your Owners (as defined below).

3.	If you are a corporation, partnership, limited liability company or other entity, all persons who have a legal or beneficial interest in you (“Owners”) must also execute this Agreement.

4.	You and your Owners, if any, may gain access to parts of EPL’s Confidential Information as a result of investing in Franchisee. The Confidential Information is proprietary and includes EPL’s trade secrets. You and your Owners hereby agree that while you and they have a legal or beneficial ownership interest in franchise and thereafter you and they: (a) will not use the Confidential Information in any other business or capacity (such use being an unfair method of competition); (b) will exert best efforts to maintain the confidentiality of the Confidential Information; and (c) will not make unauthorized copies of any portion of the Confidential Information disclosed in written, electronic or other form. If you or your Owners cease to have an interest in franchisee, you and our Owners, if any, must deliver to EPL any such Confidential Information in your or their possession.

5.	During the term of the Franchise Agreement and during such time as you and your Owners, if any, have any legal or beneficial ownership interest in Franchisee, you and your Owners, if any, agree that you and they will not, without EPL’s consent (which consent may be withheld at EPL’s discretion) directly or indirectly (such as through an Affiliate or through your or their Immediate Families) own any legal or beneficial interest in, or render services or give advice in connection with: (a) any Competitive Business located anywhere, or (b) any entity located anywhere that grants franchises or licenses interest to others to operate any Competitive Business.

Exhibit 4 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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6.	For a period of two (2) years, starting on the earlier to occur of the date you or your Owners cease to have any legal or beneficial ownership interest in Franchisee and the effective date of termination or expiration of the Franchise Agreement, neither you nor any of your Owners directly or indirectly (such as through an Affiliate or through your or their Immediate Families) shall own a legal or beneficial interest in, or render services or give advice to: (a) any Competitive Business operating at or within a radius of five (5) miles of the Restaurant and/or any El Pollo Loco Restaurant. then in operation or under construction; or (b) any entity that grants franchises or license other interest to others to operate any Competitive Business. If you or any of your Owners fail to or refuse to abide by any of the foregoing covenants and EPL. obtains enforcement in a judicial or arbitration proceeding, the obligations under the breached covenant will continue in effect for a period of time ending two (2) years after the date such person commences compliance with the order enforcing the covenant.

7.	You and each of your Owners expressly acknowledge the possession of skills and abilities of a general nature and the opportunity to exploit such skills in other ways, so that enforcement of the covenants contained in Sections 5 and 6 will not deprive any of you of your personal goodwill or ability to earn a living. If any covenant herein, which restricts competitive activity, is deemed unenforceable by virtue of its scope or in terms of geographic area, type of business activity prohibited and/or length of time, but could be rendered enforceable by reducing any part of all of it, you and we agree that it will be enforce to the fullest extent permissible under applicable law and public policy. EPL may obtain in any court of competent jurisdiction any injunctive relief, including temporary restraining orders and preliminary injunctions, against conduct or threatened conduct for which no adequate remedy at law may be available or which may cause it irreparable harm. You and each of your Owners acknowledges that any violation of Section 4, 5, or 6 hereof would result in irreparable injury for which no adequate remedy at law may be available. If EPL files a claim to enforce this Agreement and prevails in such proceeding, you agree to reimburse EPL for all its cost and expense, including reasonable attorneys’ fees.

Exhibit 4 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the      day of         , 20    .

INVESTOR
If an Individual	If a corporation, partnership, limited liability company or other legal entity:

(Signature)	(Name of corporation, partnership, limited liability company or other legal entity)

(Print Name)
By:
Print Name:
Title:

OWNERS

By:

Print Name:

By:

Print Name:

Exhibit 4 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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EXHIBIT 5 TO FRANCHISE AGREEMENT

AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS (ACH)

On                      and going forth, the undersigned depositor (“Depositor”) hereby authorizes El Pollo Loco, Inc. (“El Pollo Loco”) to initiate debit entries and/or credit correction entries to the Depositor’s checking and/or savings account(s) indicated below and the depository (“Depository”) to debit such account pursuant to El Pollo Loco’s instructions (“Authorization”).

Depository	Branch

Street Address, City, State, Zip Code

Bank Transit/ABA Number	Account Number

This authority is to remain in full force and effect until Depository has received joint written notification from El Pollo Loco® and Depositor of the Depositor’s termination of such authority in such time and in such manner as to afford Depository a reasonable opportunity to act on it. Notwithstanding the foregoing, Depository shall provide El Pollo Loco® and Depositor with thirty (30) days’ prior written notice of the termination of this authority. If an erroneous debit entry is initiated to Depositor’s account, Depositor shall have the right to have the amount of such entry credited to such account by Depository, if within fifteen (15) calendar days following the date on which Depository sent to Depositor a statement of account or a written notice pertaining to such entry or forty five (45) days after posting, whichever occurs first, Depositor shall have sent to Depository a written notice identifying such entry, stating that such entry was in error and requesting Depository to credit the amount thereof to such account. These rights are in addition to any rights Depositor may have under federal and state banking laws.

This Authorization may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. A signature on this Authorization transmitted via facsimile or electronic mail shall be considered an original for all purposes hereunder.

Depositor:

By:	By:
Title:	Title:
Date:	Date:

Exhibit 5 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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ATTACH VOID CHECK HERE

Exhibit 5 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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EXHIBIT 6 TO FRANCHISE AGREEMENT

ADVERTISING ASSOCIATION MEMBERSHIP AGREEMENT

THE [NAME OF AREA] EL POLLO LOCO® RESTAURANT ADVERTISING ASSOCIATION

MEMBERSHIP AGREEMENT

THIS [NAME OF AREA] EL POLLO LOCO® RESTAURANT ADVERTISING ASSOCIATION MEMBERSHIP AGREEMENT is effective as of             , 20    , by and between the [NAME OF AREA] EL POLLO LOCO® RESTAURANT ADVERTISING ASSOCIATION, INC. a          Nonprofit Corporation [the “Association”] and                                         , a                      (the “Member”).

BACKGROUND INFORMATION:

EL POLLO LOCO, INC. (the “Franchisor”) owns, operates and franchises quick service restaurants which specialize in the sale of retail marinated              grilled chicken and Mexican food items related to the El Pollo Loco® concept (“Restaurants”). The Member owns and operates one or more Restaurants within the                      [described geographic area]                                          (the “Association Area”). The Association was organized by the Franchisor and its franchisees that own Restaurants in the Association Area in order to pool advertising funds.

OPERATIVE TERMS:

1. Bylaws. The Association has adopted Bylaws and may amend, modify or replace them from time to time in accordance with its governing documents, subject to the written consent of the Franchisor (the “Bylaws”). Unless the context requires otherwise, terms used in this Agreement will have the meanings as defined in the Bylaws.

2. Membership. By signing this Agreement:

(a) The Member agrees to become a member of the Association and agrees to be bound by and adhere to the Bylaws, and to observe any administrative rules, regulations and policy statements adopted by the Association in accordance with the Bylaws; and

(b) The Association accepts and enrolls the Member as a member in good standing with full rights and Benefits of membership.

Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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3. Scope. This Agreement is applicable to all of the Member’s Restaurants located in the Association Area, whether currently existing, or opened or acquired after the signing of this Agreement.

4. Contributions.

(a) Obligation to Pay: The Member agrees to make such contributions to the Association, and at such time and in such manner, as are determined by the Association from time to time in accordance with the Bylaws. Contributions are non-refundable.

(b) Reports: Each contribution must be accompanied by a report containing such information as the Association may determine from time to time, showing the amount of the contribution the Member is required to pay with respect to the Member’s Restaurants located in the Association Area. The Member authorizes and instructs the Franchisor to furnish to the Association, on request, copies of the Member’s reports and records in Franchisor’s possession for the purpose of verifying contributions due. The Association may review reports and other information available to the Franchisor to verify that the proper amount of contributions have been made by the Member.

(c) Collection by Franchisor: The Member acknowledges and agrees that the Association may authorize Franchisor to receive and collect contributions and related reports on behalf of the Association. In such case, the Member shall make contributions to Franchisor, and shall report to Franchisor, at such times and in such manner as Franchisor may determine to be appropriate from time to time.

5. Benefits. The Association agrees that it will operate on a not-for-profit basis in accordance with governing documents and that all contribution will be spent solely for the purposes permitted in its Articles of Incorporation and Bylaws.

6. Effective Date and Term. The Agreement becomes effective on the date signed by both Parties and will continue until the earlier of:

(a) The Association discontinues operations or is dissolved; or

(b) Until the Member no longer owns and operates a Restaurant located in the Association Area under a valid Franchise Agreement with Franchisor, or until the Member no longer owns or operates a Restaurant located in the Association Area, if the Member is the Franchisor or an affiliate of Franchisor.

In the event this Agreement terminates pursuant to Section 6(b), the Member’s voting and other membership rights in the Association automatically terminate on the effective date of termination of the Franchise Agreement (or closure of the Restaurant, if the Franchisor or its affiliate is the Member),

Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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provided however, if the Member owes contributions at the time of such termination (or closure), then it will still be obligated and responsible for all contributions that accrued prior to the date of such termination (or closure).

7. Franchise Transfers. The parties recognize that the timing of payment of contributions may not always coincide with the consummation of the sale of a Restaurant. Accordingly, the parties agree as follows:

(a) Timing: The Member will remain responsible to the Association for all contributions due through the date of the consummation of any sale of a El Pollo Loco® restaurant owned by the Member that is subject to this Agreement.

(b) Credit Balances: If the Member sells or closes an El Pollo Loco® restaurant subject to this Agreement at a time when the Member has a credit balance with the Association, the credit balance will not be refunded, but will be: (i) retained for the benefit of other members of the Association, if the transaction involves a closing of the Member’s El Pollo Loco® restaurant or the termination or expiration of the Member’s Franchise Agreement; or (ii) credited to the Restaurants of the purchaser that are subject to this Agreement, if a sale, transfer or assignment is involved; or (iii) credited to the Member’s other Restaurants that are still subject to this Agreement.

8. Delinquencies. The Member agrees to abide by all rules and regulations regarding delinquent contributions, including the payment of interest and late payment fees, adopted by the Association from time to time. the Member acknowledges and agrees that delinquent contributions (a) constitute a breach of the Franchise Agreement; (b) may result in loss of voting rights and other privileges with the Association; and/or (c) may result in cancellation of membership with the Association.

9. Entity Participation. If the Member is a corporation, limited liability company, partnership or other business entity, the Member will duly authorize one (1) person to represent its interests at Association meetings (the “Representative”). The Representative must be a: (i) shareholder, partner, member (in case of an LLC), director or officer of the Member; or (ii) the Member’s Operating Partner, as defined in the Member’s Franchise Agreement; or (iii) in the event the Member is Franchisor or one of its affiliates, an officer or other designated representative of the Franchisor or it affiliate. The Association shall be entitled to rely on any written authorization appointing the Representative that the Association in good faith believes to be valid unless and until the Association shall have received an authorization for a successor Representative’s decisions, votes and consents to bind the Member at any such meeting without any further inquiry. The same person can be a Representative for more than one (1) Member.

10. Program Participation. The Member will not be required, as a condition of membership in this Association or otherwise, to participate in any advertising or promotion that contains a specified retail price, or a minimum retail

Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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price, for any product or service furnished by Restaurant in the Association Area. However, the Member’s obligation to pay contributions pursuant to this Agreement will not be affected in any way by the Member’s decision not to participate.

11. Miscellaneous.

(a) Severability: If any part of this Agreement is held invalid for any reason, the remainder of this Agreement will not be affected and will remain in full force and effect in accordance with its terms.

(b) Costs of Collection: Member agrees to reimburse the Association (or, if applicable, Franchisor) for all costs and expenses, including attorneys’ fees and expenses, incurred in connection with collecting delinquent contributions. Reimbursement is due within thirty (30) days of written notice.

(c) Waivers: No waiver of any provision of this Agreement will be valid unless in writing and signed by the person signed by the person against whom it is sought to be enforced. The failure by either party to insist upon strict performance of any provision will not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any other time or to insist on strict performance of any other provision of this Agreement.

(d) Liabilities and Beneficiaries: Neither party will be liable to any other person who is not Party to this not a Party to this not a party to this Agreement by virtue of their relationship to each other. No other person has any rights because of this Agreement, except for the parties. However, notwithstanding the foregoing, although the Franchisor may not be a party to this Agreement, and is not bound by it, Franchisor is a third-party intended beneficiary.

(e) Entire Agreement: This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, communications or understandings with respect to the matters provided for herein.

[NAME OF AREA] EL POLLO LOCO® RESTAURANT

By:
Name:
Title:
Date:

ADVERTISING ASSOCIATION, INC.
[Name of Member]

By:
Name:
Title:
Date:

Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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EXHIBIT 6 TO FRANCHISE AGREEMENT

ADVERTISING ASSOCIATION BYLAWS

BYLAWS

OF

[NAME OF AREA] EL POLLO LOCO® RESTAURANT ADVERTISING ASSOCIATION, INC.

Adopted as of             , 20

Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Exhibit 6 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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BYLAWS OF

[NAME OF AREA] EL POLLO LOCO® RESTAURANT

ADVERTISING ASSOCIATION, INC.

ARTICLE 1

Officers

Section 1.1 Registered and Principal Office

The initial registered office of the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association, Inc. (the “Corporation”) will be located at                     . The initial principal office of the Corporation will be located at                     .

Section 1.2 Other Offices

The Corporation may have offices at such other place or places within or without the State of Delaware as the Board of Directors may from time to tie establish.

Section 1.3 Registered Agent for Service of Process

The Corporation’s Board of Directors will have the right to designate a registered agent for service of process, who may be an individual or a corporation. The registered agent so designated will serve until a successor is elected by the Board of Directors.

ARTICLE 2

Powers and Purposes

Section 2.1 Powers

The Corporation will have all of the powers accorded nonprofit corporations under the Missouri Nonprofit Corporation Act (the “Act”). The Corporation will utilize such powers to engage in any lawful activity which is consistent with its purposes as set forth in the Articles of Incorporation.

Section 2.2 Purposes

The purposes for which the Corporation is formed are to establish, maintain, administer and operate a promotional and advertising fund (the “Fund”) for the benefit of the El Pollo Loco® restaurants (“EPL’s”) of its members located in [describe geographic area] (the “Association Area”) and to further any and all purposes consistent with the objectives of the Corporation.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Section 2.3 Use of Trademarks

The Corporation recognizes that its activities will necessarily involve advertising and promotional programs that contain the intellectual property rights, including copyrights, trademarks, service marks, logos, and designs derived from El Pollo Loco, Inc. (the “Franchisor”). As such, the Corporation has entered into, or will enter into, the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association Authorization Agreement.

ARTICLE 3

Members

Section 3.1 Members

The members will consist of (a) owners of franchised Restaurants located in the Association Area operating under valid and effective Franchise Agreements with Franchisor; and (b) the Franchisor or any of its affiliates, to the extent that it or any of its affiliates owns or operates any Restaurants located within the Association Area.

Any Franchisee who ceases to be a party to any valid and effective Franchise Agreement with the Franchisor for a El Pollo Loco® restaurant located in the Association Area, whether due to transfer, expiration or termination, will automatically cease to be a member of the Corporation, but will continue to remain liable to the Corporation for past due unpaid contributions or other amounts payable to the Corporation at the time membership ceases. However, if a Franchisee operates under multiple Franchise Agreements and ceases to be bound by one or more Franchise Agreements, whether due to transfer, expiration or termination, but continues to be bound by other Franchise Agreements for Restaurants located in the Association Area, the Franchisee shall continue to be a member, but its voting rights shall be reduced to reflect the number of remaining Restaurants that the Franchisee owns in the Association Area. Likewise, to the extent the Franchisor or an affiliate of Franchisor owns or operates one or more Bakery Cafes in the Association Area and has been a member of the Corporation, and ceases to own or operate any such Restaurants in the Association Area, then its membership with respect to such Restaurants will automatically terminate.

In accordance with the terms of the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association Authorization Agreement, a representative of Franchisor shall be entitled to notice of all regular and special meetings of the Members of the corporation and shall have the right to attend all meetings, either in person or in any other manner of attendance authorized in these Bylaws. However, unless the Franchisor is a Member of the Corporation by virtue to vote at a meeting of the Members in accordance with Section 3.12 of these Bylaws.

Section 3.2 Enrollment

Notwithstanding any of the foregoing, no person will be enrolled as a Member of the Corporation nor will it have any rights as a Member unless and until it has signed a Membership Agreement with the Corporation. Notwithstanding the foregoing, Members shall be required to make contributions as required by their Franchise Agreements, regardless of whether they have signed Membership Agreements.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 3.3 Entity Membership

For all membership purposes, any business entity (corporation, partnership, limited liability company, etc.), together with its owners, is deemed a single Member.

Section 3.4 Members in Good Standing

A Member will be in good standing as long as: (a) the Member is not delinquent in the payment of any contribution or other monetary obligation to the Corporation; and (b) Member shall not have received a notice of default from Franchisor with respect to one or more Restaurants located in the Association Area which default remains uncured to the satisfaction of Franchisor. Loss of good standing will not relieve the Member of the obligation to make contributions, when due.

Section 3.5 Annual and Quarterly Meetings of the Members

The annual meeting of the Members shall be held for the election of directors, consideration and approval of the succeeding year’s advertising budget and the transaction of such other business as may properly come before the meeting. The annual meeting will be held at such time within the first quarter of the Corporation’s fiscal year as the Board of Directors may determine. Quarterly meetings of the Members shall be held for consideration and approval of advertising and promotional programs and the transaction of such other business as may properly come before the meeting. In addition, at the final quarterly meeting of the fiscal year, the Members shall consider and approve the level(s) of Member contributions for the succeeding fiscal year. Quarterly meetings will be held at times within the second, third and fourth quarters of the Corporation’s fiscal year as the Board of Directors may determine.

The notice of annual or quarterly meetings of Members, except as otherwise required by law, need not state the matters to be considered at such meetings.

Section 3.6 Special Meetings

Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by applicable law, may be called on the written request of (i) a majority of the Board of Directors, or (ii) Members constituting 25% of the voting rights of the Members in good standing, or (iii) Franchisor. Requests for a special meeting must state the purpose or purposes of the proposed meeting.

The notice of any special meeting of the Members must state the purpose or purposes for which the meeting is called.

Section 3.7 Place of Meeting

All meetings of the Members will be at such places as will be determined from time to time by the Board of Directors of the Corporation.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 3.8 Notice of Meetings

Written notice of each meeting of the Members stating the Place, day and hour thereof, must be delivered to each Member of record entitled to vote at such meeting, personally or by telephone, telegram, cablegram, e-mail, first class mail, confirmed facsimile transmission or any other means of personal delivery providing evidence of actual delivery; and if mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the Members at the Members’ addresses, as they appear in the records of the Corporation, with postage thereon prepaid. Notice must be given by or under the direction of the Secretary, or the officer or persons calling the meeting not more than sixty (60) not less than ten (10) days before the date of the meeting; provided that oral notice to the Member may be given in lieu of written notice so long as the party giving the notice to the Member files with the Corporation a written statement of the date, time, place and manner of the oral notice. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

Section 3.9 Waiver of Notice

A written waiver of notice signed by any Member, whether before or after any meeting, shall be equivalent to the giving of timely notice to said Member. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Member attends a meeting for the express purpose, as stated at the beginning of the meeting, of objecting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any meeting of the Member need be specified in any written waiver of notice.

Section 3.10 Closure of Books and Fixing of Record Date

For the purpose of determining Members entitled to notice of, or to vote at, any meeting of the Members or any adjournment thereof, the Board of Directors may provide that the books will be closed for a period of not less than three (3) and not more than thirty (30) days immediately preceding such meeting. If the books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed will be the record date for the determination of Members entitled to notice and to vote.

Section 3.11 Quorum

Except as otherwise required by the Act, the Articles of Incorporation or these Bylaws, the presence of Members holding a majority of the votes will constitute a quorum at all meetings of the Members. In case a quorum is not present at any meeting, a majority of the Members present will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Members entitled to vote at the meeting as originally noticed will be entitled to vote at any adjournment or adjournments thereof.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Section 3.12 Voting

Each Member will be entitled at each Members’ meeting and upon each matter presented at such meeting to one vote for each El Pollo Loco® restaurant located in the Association Area that the Member owns, or, in the case of Franchisor, owns or operates. Notwithstanding the fixing of the record date in Section 3.10, Members may only participate in and vote at meetings subject to being in good standing, in accordance with the Bylaws, both on the record date and at the time of the meeting. Furthermore, in the event that a meeting is postponed or continue, a Member must be in good standing at the time the meeting is reconvened in order to participate and vote at the meeting.

Any Member who is not in good standing pursuant to Section 3.4(a) hereof shall have all rights and privileges of membership (including the right to vote and participate as a Member, director or officer in any meeting) suspended. Any Member who is not in good standing pursuant to Section 3.4(b) hereof shall have its right to vote (but not its right to participate) suspended at any meeting of the members or the board of directors of the Corporation. Any dispute regarding the good standing of a Member and its right to vote at a membership meeting will be determined conclusively by the Chairman of the meeting, in conjunction with the representative of the Franchisor present at the meeting, which determination will be final and binding. Any such suspension shall continue until the Member is in good standing again.

The list of Members must be produced at any Member’s meeting upon the request of any Member. Upon the demand of any Member, the note upon any question before the meeting must be by written ballot. Except as otherwise provided by these bylaws, by the Act, or by the Articles of Incorporation, all matters will be decided by a majority of the votes of Members present at the meeting. There is no cumulative voting for directors or on any other matter.

Section 3.13 Representatives

If a Member is a corporation, limited liability company, partnership or other business entity, the Member will duly authorize one (1) person to represent its interests at Association meetings (the “Representative”). The Representative must be a: (i) shareholder, partner, member (in case of an LLC), director or officer of the Member; or (ii) the Member’s Operating Partner, as defined in the Member’s Franchise Agreement; or (iii) in the event the Member is Franchisor or one of its affiliates, an officer or other designated representative of Franchisor or its affiliate. The Corporation shall be entitled to rely on any written authorization appointing the Representative that the Corporation in good faith believes to be valid unless and until the Corporation shall have received an authorization for a successor Representative that the Corporation in good faith believes to be valid. The Corporation shall be entitled to rely on the Representative’s decisions, votes and consents to bind the Member at any such meeting without any further inquiry. The same person can be a Representative for more than one (1) Member.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Section 3.14 Action Without Meeting

Any action of the Members of the Corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, are signed by the Members having not less than two-thirds (2/3) of the votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Such consents must be delivered to the Corporation in the manner required by the Act. Neither the Articles of Incorporation nor these Bylaws will be construed, interpreted or deemed to have, in any way, limited or prevented the utilization of the ability to take written action in lieu of formal meetings as may be permitted by the Act.

Section 3.15 Organization

Meeting of the Members must be presided over by the President, or if he is not present, by the Vice President, if a Vice President has been elected, or if neither the President not the Vice President is present, then by a chairman to be chosen by a majority of the Members entitled to vote who are present in person at the meeting. The Secretary of the Corporation, or in his absence, the Assistant Secretary, will act as secretary of every meeting, but if neither is present, the Members entitled to vote who are present in person may choose any person present to act as secretary of the meeting.

At all meetings of the Members the order of business will be as follows:

(1)	Calling meeting to order.

(2)	Proof of notice of meeting and determination of quorum.

(3)	Reading and disposing of minutes of previous meeting.

(4)	Announcement of purposes for the meeting.

(5)	Reports of officers.

(6)	Unfinished business.

(7)	New business, including election of directors if an annual meeting.

(8)	Adjournment.

Section 3.16 Member Meetings by Telephone

Any Member may participate in a Members’ meeting, or may conduct a Members’ meeting through the use of, any means of communication enabling all persons participating in the meeting to hear each other at the same time during the meeting. Participating by such means will constitute presence in person at a meeting.

ARTICLE 4

Directors

Section 4.1 Number

There will be at least three (3) directors on the Board. From time to time, the exact number of directors may be determined by vote of the Members at any time, but never less than three (3) and never an amount less than as otherwise required by the Act.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 4.2 Vacancies

Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or the removal of one (1) or more directors, it may be filled by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum.

Section 4.3 Removal of Directors

Any director may be removed with or without cause by vote of a majority of the Members at a membership meeting, or by written action in lieu of meeting signed by the Members having not less than two-thirds (2/3) of the votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present an voted.

Section 4.4 Qualification

Each director must be either a Member (if the Member is an individual) or the Member’s Representative. If there are less than three (3) Members at any time, then the franchisor, through Franchisor’s representative designated as its “Member’s Representative”, shall have the right to designate two (2) directors one of which shall be the Member’s Representative and the other shall be an officer of Franchisor. However, any director serving on the Board of Directors will be automatically suspended at any time during which he or she, or the business organization for which he or she is the Representative, is not in good standing. In addition, directors will be automatically removed as directors if, at any time, the Member with which they are associated is expelled from membership or is no longer a franchise of the Franchisor either because the Franchise Agreement has expired or it has been terminated or transferred.

Section 4.5 Terms

Directors will hold office until their respective successors are duly elected and qualified or until there is a decrease in the number of directors.

Section 4.6 Resignation

Any director may resign at any time. Such resignation will be made in writing and will take effect upon its delivery to the President or the Board of Directors or its Chairman.

Section 4.7 Powers

Except for those rights reserved to the Members under these bylaws, the business of the Corporation will be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by the Act, by the Articles of Incorporation or by these Bylaws. The Board of Directors will determine the compensation, if any, to be paid to each officer and director of the Corporation, including those officers who may also be directors.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 4.8 Meetings

The Board of Directors of the Corporation may hold meetings, whether annual or special, either within or without the State of Missouri, The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting will be held at such time and place as the Board of Directors may determine. The Board of Directors may by resolution provide for the time and place of other regular meetings, and no notice of such regular meetings need to be given.

All other meetings of the Board may be called on the written request of (i) any director or (ii) Members with 25% of the voting rights of Members in good standing, at such time and place as may be stated in such request.

In accordance with the terms of the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association Authorization Agreement, a representative of Franchisor shall be entitled to notice of all regular an special meetings of the Board of Directors of the Corporation and shall have the right to attend all meetings, either in person or in any other manner of attendance authorized in these Bylaws. However, unless the Franchisor is a Director of the Corporation, the Franchisor representative shall have no right to participate in any action of the Board of Directors in accordance with Sections 4.10 and 4.11 of these Bylaws.

Section 4.9 Notice of Special Meetings

Written notice of the place, day and hour of any special meeting of the Board of Directors must be given by or under direction of the Secretary, to each director at least two (2) days before the meeting; provided, however, that oral notice may be given to directors in lieu of written notice so long as the party giving the notice to the directors files with the Corporation a written statement of the date, time, place and manner of the oral notices. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors, need be stated in the notice or waiver of notice of such meeting.

Section 4.10 Action Without a Meeting

Any action required to be taken, or which may be taken, at a meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so to be taken, is signed by all of the directors entitled to vote. Such consent will have the same effect as a unanimous vote.

Section 4.11 Quorum and Voting

At all meetings of the Board, a majority of the directors then in office will constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting where a quorum is present will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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these Bylaws. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time and place to place until a quorum will have been obtained.

Section 4.12 Organization

The President of the Corporation will act as Chairman and the Secretary will act as Secretary at all meetings of the Board.

Section 4.13 Compensation

Directors must not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and /or expenses of attendance may be allowed for attendance at each meeting.

Section 4.14 Attendance by Telephone

Any member or members of the Board of Directors will be deemed present and voting at a meeting of the Board if said member or members participate in the meeting by means of a conference telephone or other communications equipment enabling all persons participating in the meeting to hear other at the same time. Participation by such means will constitute presence in person at a meeting.

ARTICLE 5

Officers

Section 5.1 Officers

The officers of this Corporation will consist of a President, a Secretary and a Treasurer, and may consist of such other officers, including but not limited to one (1) or more Vice Presidents, Assistant Secretaries and Assistant Treasurers with such titles, powers and duties as may be prescribed from time to time by the Board of Directors. They will be elected by the Board of Directors at its annual meeting.

Section 5.2 Term of Office; Vacancies

Each officer shall hold office for one (1) year and until such officer’s successor is duly elected and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.3 Removal of Officers

Any officer may be removed at any time with or without cause by action of the Board of Directors by the affirmative vote of a majority of the directors then in office. Election or appointment of an officer will not of itself create contract rights.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 5.4 Resignations

An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date of the pending vacancy.

Section 5.5 Compensation

No compensation will be paid to any officer of the Corporation, except the Board of Directors may determine a fixed fee or other reimbursement for expenses.

Section 5.6 Refund of Payment

In the event that the Internal Revenue Service disallows, in whole or in part, the deduction by the Corporation as an ordinary and necessary business expense of any payment made to an officer of the Corporation, whether as salary, commission, bonus or other form of compensation or as interest, rent or reimbursement of expenses incurred by such officer, such officer must reimburse the Corporation to the full extent of such disallowance. The Board of Directors of the Corporation will have the duty to require each such officer to make such reimbursement, and it will be the legal duty of each such officer thus to reimburse the Corporation.

Section 5.7 Powers and Duties

A. In General. The officers of the Corporation will have such powers and duties as generally pertain to their respective offices, including the powers and duties provided by these Bylaws, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

B. President. The President will:

(1) preside at all meetings of the Board of Directors in the absence of the Chairman of the Board, if any;

(2) present at each annual meeting of the directors a report of the condition of the business of the Corporation;

(3) cause to be called regular and special meetings of the directors in accordance with these Bylaws;

(4) jointly with the Treasurer, sign and make contracts and agreements in the name of the Corporation;

(5) see that the books, reports, statements and certificates required by statute are properly kept and filed according to law;

(6) jointly with the Treasurer, sign notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn on behalf of the Corporation;

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

(7) supervise all employees of the Corporation including the hiring and firing of such employees as he or she deems advisable; and

(8) jointly with the Treasurer, purchase on behalf of the Corporation, tangible or intangible assets; and

(9) have general charge of and control over the affairs of the Corporation and perform the entire duties incident to such position and office, the enforcement of these Bylaws and all other things which the President is required to do by law.

C. Vice President. The Vice President, if any will;

(1) in the absence or disability of the President, perform the duties and exercise the powers of the President; and

(2) perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

D. Secretary. The Secretary will:

(1) prepare the minutes of the meetings of the Board of Directors and keep the minutes in appropriate permanent books of record;

(2) give and serve all notices of the Corporation;

(3) be the custodian of the records and of the seal, and affix the latter when required, and authenticate records of the Corporation when required; and

(4) attend to all correspondence and perform all the duties incident to the office of the Secretary.

E. Treasurer. The Treasurer will:

(1) keep accounts of and have the care and custody of and responsible for all the funds and securities of the Corporation;

(2) deposit all such funds in the name of the Corporation in such back or banks, trust company or trust companies, or safe deposit vaults as the Board of Directors may designate;

(3) exhibit, at times required by law or these Bylaws, the corporate financial books and accounts to any director upon application at the office of the Corporation during business hours;

(4) render a statement of the condition of the finances of the Corporation (at each regular meeting of the Board of Directors, and at such other times as it will be required of the Treasurer) and a full financial report at the annual meeting of the directors;

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

(5) keep at the office of the Corporation current books of account of all its business transactions and such other books of account that the Board of Directors may require;

(6) jointly with the President, sign and make contracts and agreements in the name of the Corporation:

(7) jointly with the President, sign notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn on behalf of the Corporation;

(8) jointly with the President, purchase on behalf of the corporation, tangible or intangible assets, and

(9) do and perform all other duties pertaining to the office of the Treasurer.

F. Assistant Secretary and Assistant Treasurer. The Assistant Secretary or Assistant Secretaries and the Assistant Treasurer will, in the absence or disability of the Secretary, or Treasurer, respectively, perform the duties of such officer and generally assist, in the case of an Assistant Secretary, the Secretary, or an Assistant Treasurer, the Treasurer.

Section 5.8 Delegation of Duties

In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board of Directors may delegate such officer’s respective powers or duties to any other officer or to any director or agent of the Corporation for a specified period or until said delegation is revoked by the Board of Directors, provided that such delegation is otherwise permitted by law and by the Articles of Incorporation and these Bylaws.

ARTICLE 6

Contributions

Section 6.1 Contributions

The Members will determine at the final quarterly Member meeting of the fiscal year the amount of contributions to be paid to the Corporation by its Members during the succeeding fiscal year. The amount of the contributions will generally be a percentage of Gross Sales, as defined in the most recent Disclosure Document issued by the Franchisors, uniform among Members on a per El Pollo Loco® restaurant basis. The Members may, subject to Franchisor’s approval, vary the level of benefits and/or contributions for any El Pollo Loco® restaurant that is located in a geographical area in which broadcast coverage is less than eighty-five percent (85%), according to the most recent A.C. Nielsen or Arbitron coverage study, in order to achieve approximate equivalence in contributions and benefits of Members. If any Restaurants of a Member are located in geographical areas covered, according to the most recent A.C. Nielsen or

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

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Arbitron coverage study, by more than one regional advertising association, the variation in benefits and/or contribution may be coordinated with such other regional advertising association.

Section 6.2 Payment of Contributions

Subject to the terms of the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association Authorization Agreement, the Board of Directors will set the dates and method of payment for contributions. However, Members will not have to pay their contributions for new Restaurants until after their El Pollo Loco® restaurant have opened for business.

Section 6.3 Default in Payments

The Board of Directors will establish policies and procedures for dealing with situations in which Members have not timely paid contributions. The Board of Directors may set interest rates and fees to offset administrative expenses, collection costs, etc. for delinquent payments.

ARTICLE 7

Notices

Section 7.1 Recording

Whenever these Bylaws require notice to be given to Members, directors, or committee members, proof of such notice whether given by mail, e-mail, telecopy, telephone, telegraph, cablegram or by personal contact will be recorded and filed by the Secretary in the minute book and incorporated into the minutes for the meeting to which such notice pertains.

Section 7.2 Waiver

Whenever any notice of a meeting is required to be given under the provisions of the Act, of the Articles of Incorporation, or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice either before, at, or after the meeting, will be deemed equivalent to such required notice. Attendance of a person entitled to notice at a meeting will also constitute a waiver of notice of such meeting; provided, however, that such attendance will not constitute such a waiver if said person attends said meeting solely for the purpose of, and limits his participation at the meeting to, objecting to the transaction of any business because the meeting is not lawfully called or convened and states such objection at the beginning of the meeting.

ARTICLE 8

Designated Financial Agents, Signatures and Seal

Section 8.1 Designated Financial Agents

All funds of the Corporation will be deposited in the name of the Corporation in such bank or other financial institutions as the Board of Directors may from time to time

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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designate and will be drawn out on checks, drafts or other order signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 8.2 Other Agreements

Except as otherwise specifically provided by these Bylaws, all contacts, agreements, deeds, bonds, mortgages and other obligations and instruments must be signed on behalf of the Corporation by the President and Treasurer or by such other officers or agents as the Board of Directors may from time to time by resolution provide.

ARTICLE 9

Amendments of Bylaws

The Bylaws may be altered, amended or repealed only by the Members at a meeting of Members, provided that the notice of the meeting contains a written proposal to amend these Bylaws along with the text of the amendments, and subject to the prior written approval of Franchisor in accordance with the [NAME OF AREA] El Pollo Loco® restaurant Advertising Association Authorization Agreement. Nevertheless, the amendment of any Bylaw or replacement of these Bylaws will not be effective unless it has been approved by a voting requirement that is in excess of the voting requirement that it is replacing. In other words, voting requirement specifying approval by two-thirds (2/3) can only be changed by a vote of at least that number.

ARTICLE 10

Indemnification

Section 10.1 Indemnification in Proceedings Other Than Actions by, or in the Right of, the Corporation

The Corporation will indemnify any person who was or is a party to any proceedings (other than an action by, or in the right of, the Corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, committee member, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 10.2 Indemnification of Persons Parties to a Proceeding by or in the Right of the Corporation

The Corporation will indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as the director, officer,

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification may be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Provided, however, that no indemnification may be made hereunder in respect of any claim, issue, or matter as to which such person has been adjudged to be liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 10.3 Mandatory Indemnification

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 10.0 and 10.2 above, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 10.4 Authorized of Indemnification is Required

Any indemnification under Sections 10.1 and 10.2, unless pursuant to a determination by a court, may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.1 or 10.2. Such determination must be made pursuant to any procedures outlined by the Act, if any.

Section 10.5 Additional Conditions to Indemnification

The Board, by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding to which the indemnification relates, may impose such additional conditions upon any form of indemnification as the Board may deem appropriate, including, but not limited to, the right to assume the defense in appropriate circumstances, the right to select the attorney representing the indemnified person and the right to settle.

Section 10.6 Prepayment of Expenses

Expenses (including attorneys’ fees and expenses) incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following the procedures set forth in Section 10.04 that such indemnified person meets the applicable standard of conduct referred to therein and subject to any conditions imposed by the Board pursuant to this Article and the prior receipt by the Corporation of an undertaking satisfactory in form and substance to the Corporation that such person will promptly repay such amount unless it is ultimately determined that the person is entitled to be indemnified by the Corporation as authorized in this Article 10.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 10.7 Indemnification Disallowed in Certain Circumstances

The indemnification provided pursuant to this article may not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

A. a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

B. a transaction from which the director, officer, employee or agent directly or indirectly derived an improper personal benefit;

C. in the case of a director, a circumstance under which the director would be liable to the Corporation under the Act; or

D. willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor.

Section 10.8 Nonexclusively

The Corporation has the power to make any other or further indemnification of any of its directors, officers, members of any committee, or any other person that the Corporation has the power by law to indemnify, including without limitation, employees or agents of the Corporation, under any bylaw, agreement, vote of disinterested directors, or otherwise, both as to action in any official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. The indemnification as provided in this Article will continue as to any person who has ceased to be a director, officer, or agent and will insure to the benefit of such person’s heirs and personal representatives.

ARTICLE 11

General Provisions

Section 11.1 Fiscal Year

The fiscal year of the Corporation shall be either fifty-two (52) or fifty-three (53) weeks and end on the last Saturday in December of each year.

Section 11.2 Gender and Number

Whenever the context requires, the gender of all words used herein includes the masculine, feminine and neuter, and the number of all words includes the singular and plural thereof.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Section 11.3 Articles and Other Headings

The Articles and other headings contained in these Bylaws are for reference purposes only and will not affect the meaning or interpretation of these Bylaws.

Section 11.4 Minutes, Books and Records of Account

The Corporation will keep correct and complete books and records of account and will keep minutes of the proceedings of its Board of Directors and other records as required by the Act.

Section 11.5 Statutory Cites

Any reference in these Bylaws to the Act will include all revisions and amendments to the Act.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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EXHIBIT 7 TO FRANCHISE AGREEMENT

EL POLLO LOCO® FINANCIAL REPORTING FORM

You will be required to submit quarterly and year-end financial statements electronically in the following format. The financials should be comparative showing the prior year amounts for the same periods. There should be columns for both the recently completed quarter and a Year-to-date column, if applicable. Do not include officer’s salary, auto expenses, or any other above restaurant expenses should not be included.

	Amount		%

Gross Sales		$0

Net Sales		0	100.0%

Food Cost		0	0.0%
Paper Cost		0	0.0%

Total Food & Paper		0	0.0%

Gross Profit		0	0.0%

Hourly and Manager labor		0	0.0%
Fringe Benefits (a)		0	0.0%

Total Labor		0	0.0%

Utilities		0	0.0%
Repair and Maintenance		0	0.0%
Cash Over/Short		0	0.0%
Controllable Costs (b)		0	0.0%

Restaurant Controllable Profit		0	0.0%

Advertising		0	0.0%
Royalties		0	0.0%
Indirect Costs (c )		0	0.0%
Occupancy Costs (d)		0	0.0%

Restaurant Operating Profit	$		%

(a)	To include payroll taxes, health benefits, vacation, and workers compensation expense.
(b)	To include trash, store security, uniforms, laundry, cleaning/janitorial, operating supplies, music and plant service, landscape, and other misc. restaurant costs not captured elsewhere.
(c)	To include credit card fees, bank charges, licenses, permits, fees, and pre-opening costs.
(d)	To include minimum and percentage rent, property taxes and insurance.

Exhibit 7 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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EXHIBIT 8 TO FRANCHISE AGREEMENT

IT SUPPORT SERVICES AGREEMENT

Customer:

Franchise Store Number(s) Covered:

Customer Site(s):

Effective Date:

Customer’s Authorized Representative(s)/Contacts:

Invoices to Customer to be sent to:

Notices, if to Customer, to be sent to:

El Pollo Loco IT:

Notices, if to El Pollo Loco IT, to be sent to:

Term Commencement Date:

Term Expiration Date*:	*

Service Level Description	See Attached EPL IT Standard Platinum Service Description

Annual Fees:	See Attached Franchise Support Options

Special Terms:	See Website

The authorized representatives of Customer and El Pollo Loco, intending to be legally bound, agree to the terms and conditions of this Agreement, including without limitation documents incorporated by reference, as of the Effective Date.

El Pollo Loco IT: El POLLO LOCO, INC, a Delaware corporation	Customer:

Signature:	Signature:
Name:	Name:
Title:	Title:
Date:	Date:

*	The initial term of this Agreement will expire on June 30, 2014 and will continue in effect on July 1, 2014 per Paragraph 8 of this Agreement, unless terminated by either party per Paragraph 8 of this Agreement.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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TERMS AND CONDITIONS

1. Performance. El Pollo Loco Informational Technology (“EPL IT”) shall make available to Customer certain operations support services for the Service Level designated on the first page of this Agreement (“Services”) based on EPL IT’s standard description of services for such Service Level in accordance with the terms and conditions of this Agreement. The Services are limited to the standard EPL franchise store configuration unless otherwise agreed upon in writing by EPL IT (“Standard Store Configuration”). The Services are limited to those listed in the Services Descriptions in this Agreement and will be performed for the stated pricing. EPL IT shall perform additional services as detailed and mutually agreed to by the Parties upon additional payment by Customer, Services will be performed during EPL IT’s normal business hours as listed in the Services Descriptions. EPL IT reserves the right to restrict access to the Services during periods of routine back-up, maintenance, scheduled downtime and other activities outside such normal business hours. Information relevant to Services may be posted on the EPL internal customer website (“Website”). Information in the Website or other EPL documents, may be changed or updated without notice. EPL may also make improvements and/or changes in the Services or pricing at any time without notice.

2. Customer Obligations. As a condition precedent to EPL IT performing its obligations hereunder, and in addition to Customer’s other obligations as set forth in EPL IT’s standard description of services for the applicable Service Level, Customer shall timely provide the following at no charge to EPL IT: (a) access to and use of reasonable working space, facilities and utilities, (b) any information, software, equipment, data and/or documentation (collectively, “Data”) that EPL IT reasonably requests from Customer that is necessary for EPL IT to properly perform its obligations hereunder; and (c) all components in the Standard Store Configuration and all updates, enhancements, upgrades and replacements thereto recommended or otherwise identified in writing by EPL IT. Customer represents to EPL IT that it has the right to grant EPL IT access to such facilities and Data for the performance of the Services. Such Data shall be kept confidential by EPL IT in accordance with Section 4. In the event that there are any delays by Customer in the timely providing of facilities, access, Data, or the Standard Store Configuration or there are errors or inaccuracies in the Data or the Standard Store Configuration provided, and such delays, errors or inaccuracies require additions, corrections or modifications related to EPL IT’s performance hereunder, then any costs associated therewith shall be the responsibility of Customer, and EPL IT shall be entitled to appropriate adjustments. Customer shall designate two points of contact who shall be the only people to make inquiries to EPL IT under this Agreement, as set forth on the first page of this Agreement. Each Customer contact must possess, or at Customer’s expense acquire the necessary familiarity, expertise and training on the Standard Store Configuration with direction by EPL IT. Prior to requesting support, Customer will comply with all published operating and troubleshooting procedures for the components of the Standard Store Configuration and, if such efforts are unsuccessful in eliminating the malfunction, Customer shall promptly notify EPL IT of any problems discovered in the operation of the Standard Store Configuration. Customer must identify the Franchise Store Number when accessing the Services. Customer must cooperate with EPL IT to maintain a site activity log. Customer will perform routine preventive maintenance and cleaning of the Standard Store Configuration Customer shall be solely responsible for the accuracy of all Data collected and submitted to third party suppliers for credit card processing. Customer shall comply with such reasonable policies, procedures and rules relating to the Services as EPL IT may from time to time publish on its Website or designate in writing to Customer. Customer shall educate and train their restaurant managers in how to run their point of sales. Customer will ensure that all third parties, including its employees or contractors, using the Services or any components of Customer’s Standard Store Configuration abide by Customer’s obligations under this Agreement in their use thereof. Any act or omission of any third party related to Customer’s obligations hereunder or the use of any Services, Reports or Standard Store Configuration shall be deemed to be the act or omission of Customer for all purposes whether or not Customer had knowledge of or had authorized such act or omission.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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3. Price and Payment Terms. In consideration for the Services performed pursuant to this Agreement, Customer shall pay EPL IT based upon the fees specified on the first page of this Agreement (“Fees”). Such Fees shall cover 6 months of services from the term commencement date set forth on the first page. EPL IT reserves the right to increase the Fees at any time, which would take effect upon the first day of the following month by providing Customer with thirty (30) days prior written notice setting forth the adjustment to the Fees. The Fees shall be due based upon the term specified on the first page of this agreement (“TERMS”). EPL IT shall automatically debit the Customer’s account via ACH funds transfer in accordance with the fee’s and terms indicated on the first page of this agreement. The first installment is due and payable on the first day of this agreement. Subsequent payments or account ACH funds transfers will be made according to the schedule specified under term indicated on the first page of this agreement. Reasonable and properly documented out-of-pocket travel and living expenses incurred by EPL IT personnel during their performance of the Services shall be reimbursed by Customer at the actual costs incurred by EPL IT, subject to any limitations on the first page of this Agreement. In the event that EPL IT, or their designated representative, provides services, which it determines, in its reasonable discretion, to be outside the scope of the Services which would include, but is not limited to, software license fees, software updates, hardware updates associated with software updates, onsite services, consulting services, Customer shall be timely in paying invoices at the Professional service rates described under Complete I.T. Operations Support plus materials charges incurred in the performance of such services or if an outside designated representative is used, at the rate they charge plus materials charges incurred in the performance of such services. Invoices for any services performed outside the scope of EPL IT’s standard description of services for the applicable Service Level and travel and living expenses incurred shall be submitted to Customer by EPL IT on a monthly basis. Customer may not withhold or set off any amounts due. All sums payable to EPL IT shall be made in United States dollars and due thirty (30) days from the date of EPL IT’s invoice. All amounts past due shall accrue interest from their due dates at the rate of one and one-half percent (1.5%) per month or the maximum percentage allowable by law (whichever is less). All amounts due (including the Fees) do not include any federal, state or local sales, use or excise taxes or other charges assessed against or payable by EPL IT in connection with this Agreement, and Customer shall pay to EPL IT the amount of any such taxes that EPL IT may be required to pay on account of its performance under this Agreement except for any franchise tax or tax based upon EPL IT’s net income or personal property. EPL IT reserves the right to cease performance and assert appropriate liens if all amounts are not paid in full when due.

4. Confidential & Proprietary Information. Each party shall maintain in strict confidence, and not disclose or distribute to any third person any Confidential Information of the other party for a period of three (3) years from the date of disclosure (except with respect to trade secrets, which shall be kept confidential until no longer qualifying as a trade secret). “Confidential Information” shall mean the information disclosed by either party pursuant to this Agreement that is (a) stamped or otherwise marked as being confidential by the disclosing party, (b) if disclosed in oral form, identified as confidential at the time of oral disclosure and is summarized by the disclosing party in a written memorandum marked as confidential and delivered within ten (10) business days after such disclosure, or (c) of such a nature as to put a reasonable party on notice as to the confidentiality of the information disclosed. Confidential Information does not include any information that: (i) entered the public domain through no fault of the receiving party; (ii) is rightfully received by the receiving party from a third party without similar non-disclosure obligations; (iii) is already known to the receiving party prior to disclosure by the disclosing party; (iv) is independently developed by the receiving party without reference to the Confidential Information of the disclosing party, or (v) is required to be disclosed by law, provided that the party intending to make such required disclosure shall promptly notify the other party of such intended disclosure in order to allow such party to seek a protective order or other remedy. The obligations set forth above in this Section shall not affect EPL IT’s ownership of Inventions (as defined in Section 5) and all intellectual property rights therein, or EPL IT’s full exercise of those Inventions and intellectual property rights, so long as EPL IT does not disclose Customer’s Confidential Information. All Inventions shall constitute EPL IT’s Confidential Information.

5. Proprietary Rights. EPL IT or its subcontractors or suppliers, as applicable, retain sole ownership of all designs, engineering details, data, methodologies, ideas, concepts, discoveries, inventions, improvements, works of authorship, technology or information. and all enhancements,

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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modifications and derivative works thereof (collectively, “Inventions”), and all intellectual property rights therein, used or created by EPL IT or such subcontractors in the performance of the Services, and shall have the exclusive right to determine how to protect the Inventions. Reports or other work product delivered by EPL IT to Customer under this Agreement are provided to Customer with Limited Rights. “Reports” means the written reports or work product specifically produced by EPL IT in performing the Services and specified to be an item delivered to Customer. “Limited Rights” means the right of Customer to use the Reports in operating Customer’s Standard Store Configuration for Customer’s own internal business purposes only, but in no event the right to make copies, modifications, enhancements or derivative works thereof or resell, distribute, exploit or sublicense such Reports or any portion thereof. EPL IT retains for itself, its parent company, affiliates and subsidiaries, the right to retain and make copies of the Reports and to make use of the contents thereof for its and their business use and, as to any portion of such contents that is not Customer’s Confidential Information, to make use thereof for any purpose, whether internal or otherwise.

6. Limited Warranty. EPL IT warrants to Customer only that: (i) for a period of thirty (30) days from the date of completion of its performance of a particular task under the Services, the particular task will be performed in a good and workmanlike manner consistent with standard industry practices employed by persons knowledgeable in the field of computers and within the limits of the technology embodied in the Standard Store Configuration; and (ii) for a period of thirty (30) days from the date of delivery of a particular Report, that Report will be free from material defects in workmanship and materials, and will conform in all material respects to the applicable descriptions or specifications provided by EPL IT to Customer In the event of a breach by EPL IT of the foregoing warranty of which Customer notifies EPL IT in writing during the warranty period, EPL IT’s sole obligation and Customer’s exclusive remedy shall be for EPL IT to use commercially reasonable efforts to re-perform the task or to correct the portion of the Report that does not conform to such warranty. In the event EPL IT is unable to re-perform such task or to make such corrections, as applicable, the sole remedy of Customer and EPL IT’ sole obligation shall be to recover the compensation actually paid to EPL IT for the Service or the Report giving rise to such warranty failure. This limited warranty with respect to any Services or Reports shall be voided in the event Customer: (i) makes additions to, alters, modifies, enhances, changes, repairs or disassembles or reverse engineers the Standard Store Configuration, or fails to maintain the Standard Store Configuration (or any component thereof or any equipment or facilities upon which such component depends) in good working order or the environmental conditions within the operating range specified by the manufacturer of the components in the Standard Software Configuration or EPL IT; (ii) uses the Standard Store Configuration or any Report in a manner for which it was not designed, or in an incompatible operating environment; or (iii) mishandles, abuses, misuses or damages the Standard Store Configuration. THE LIMITED WARRANTY STATED IN THIS SECTION AND THE REMEDIES FOR A FAILURE OR BREACH OF SUCH LIMITED WARRANTY ARE EXCLUSIVE. THEY ARE GIVEN TO CUSTOMER IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ACCURACY, QUIET ENJOYMENT, NON-INFRINGEMENT, OR COURSE OF PERFORMANCE OR DEALING, WHICH EPL IT SPECIFICALLY DISCLAIMS.

7. Limitation of Damages. IN NO EVENT SHALL EPL IT (OR ITS SUPPLIERS) BE LIABLE TO CUSTOMER FOR LOST PROFITS, LOSS OR INTERRUPTION OF BUSINESS, LOSS OF DATA OR ANY SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES, HOWEVER CAUSED, AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY. THE FOREGOING LIMITATION SHALL APPLY EVEN IF EPL IT (OR ITS SUPPLIERS) KNOW OR HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING ANY FAILURE OR ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN. EXCEPT IN RESPECT OF INJURY TO OR DEATH OF ANY PERSON RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EPL IT, ITS EMPLOYEES, AGENTS OR SUBCONTRACTORS (FOR WHICH NO LIMIT APPLIES), IN NO EVENT WILL EPL IT’S ENTIRE LIABILITY UNDER THIS AGREEMENT EXCEED THE GREATER OF (A) THE FEES PAID TO EPL IT FOR THE AFFECTED SERVICE OR REPORT UNDER THIS AGREEMENT OR (B) $5,000.00. IN NO EVENT SHALL EPL IT HAVE ANY LIABILITY FOR ANY COMPONENT OF THE

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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STANDARD STORE CONFIGURATION (AS DESCRIBED IN THE EPL IT STANDARD SERVICES DESCRIPTION). IN ADDITION, EPL IT SHALL NOT BE LIABLE UNDER ANY CLAIM BROUGHT UNDER ANY THEORY OF LAW THAT AROSE MORE THAN ONE (1) YEAR PRIOR TO THE INSTITUTION OF SUIT THEREON. EPL IT SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING ANY COMPONENT OF THE STANDARD NETWORK OPERATING ENVIRONMENT, ANY REPORTS, ANY SERVICES, OR ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE FOREGOING LIMITATIONS ON LIABILITY ARE ESSENTIAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES AND THAT IN THE ABSENCE OF SUCH LIMITATIONS, THE MATERIAL AND ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

8. Term & Termination. This Agreement shall commence on the term commencement date set forth above and continue in effect unless earlier terminated by a party for default. Either party shall have the right to terminate this Agreement at the end of each 12 month period of Services by providing the other party with thirty (30) days prior written notice. If no cancellation notice is received, EPL IT shall have the right to automatically renew this contract for a period of 12 months. EPL IT shall have the right to terminate this Agreement immediately by written notice if Customer fails to pay annual Fees due on or before the end of the applicable 12 month period for the Services or at any time for any reason upon sixty (60) days prior written notice.

9. Default. If any material breach of this Agreement continues uncorrected for more than thirty (30) days after written notice from the aggrieved party describing the breach, the aggrieved party shall be entitled to declare a default, suspend performance, terminate this Agreement, and pursue any and all other remedies available at law or equity, except as specifically limited elsewhere in this Agreement.

10. Notices. Notices, authorizations and other official communications under this Agreement shall be transmitted in writing by prepaid United States certified mail, return receipt requested, or overnight receipted courier, to EPL IT, at the address and attention of the person set forth on the first page of this Agreement for EPL IT and to Customer, to the billing address and attention of the person set forth on the first page of this Agreement for Customer. Any notice given pursuant to this Section shall be deemed to have been received, in the case of certified mail, on the date of receipt as evidenced by the U.S. Postal Service return receipt card, and, in the case of overnight courier, on the next business day after sending, unless documented otherwise by recipient. All notices must be in the English language.

11. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party, in whole or in part, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the preceding sentence, either party may assign this Agreement to its parent company or another affiliated company without the consent of the other party but upon written notice to the other party; provided that the successor unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

12. Subcontracting. EPL IT reserves the right to subcontract such portions of the Services to subcontractors of EPL IT’s choice as it deems appropriate, provided that no such subcontract shall relieve EPL IT of primary responsibility for performance of such Services.

13. Reserved Rights. EPL IT’s service offerings are continually evolving. Accordingly, EPL IT reserves the right to make service substitutions and modifications and to modify or amend its standard description of services for each Service Level at any time by publication including posting on its Website or written notice to Customer. All Services will be delivered in English. EPL IT reserves the rights to charge Customer if dispatch is required, or if the restaurant support center receives excessive training calls as described under Franchise Support Options – Fee Schedule.

14. Indemnification. Each party shall indemnify, defend and hold harmless the other with respect to any third party claim alleging bodily injury, including death, or damage to tangible property, to

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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the extent such injury or damage is caused by the gross negligence or willful misconduct of the indemnifying party. Customer shall indemnify, defend and hold harmless EPL IT, at Customer’s expense, from and against any action brought against EPL IT by a third party, to the extent that such action is based on a claim relating to Customer’s Standard Store Configuration, Data or the performance of Services hereunder. A condition precedent to any obligation of a party to indemnify shall be for the other party to promptly advise in writing the indemnifying party of the claim and turn over its defense. The party being indemnified must cooperate in the defense or settlement of the claim, but the indemnifying party shall have sole control over the defense or settlement. If the defense is properly and timely tendered to the indemnifying party, then the indemnifying party must pay all litigation costs, reasonable attorney’s fees, settlement payments agreed to by the indemnifying party and any damages finally awarded by a court; provided, however, that this shall not be construed to require the indemnifying party to reimburse attorney’s fees or related costs that the indemnified party incurs either to fulfill its obligation to cooperate, or to monitor litigation being defended by the indemnifying party.

15. Independent Contractor. Nothing in this Agreement shall be interpreted or construed so as to create any relationship between the parties other than that of independent contracting entities. Neither party shall be authorized to obligate, bind or act in the name of the other party, except to the extent EPL IT is expressly authorized to do so in this Agreement.

16. Non-Solicitation. Customer shall not solicit or otherwise seek, directly or indirectly, to induce any of EPL IT’s employees or contractors to work for Customer for a period of one (1) year after the employee or contractor ceases to be employed or otherwise utilized by EPL IT or one (1) year after the termination of this Agreement, whichever is greater. Prohibited solicitation includes, but is not limited to, the direct solicitation of any individual or contracting with a third party to intentionally solicit an individual covered by this Section.

17. Similar Services. Customer acknowledges that EPL IT is free to offer services or work product similar to the Services or Reports to other EPL IT customers or third parties without restriction or royalty to Customer.

18. Applicable Law. The rights and obligations of the parties and all interpretations and performance of this Agreement shall be governed in all respects by the laws of the State of California except for its rules with respect to the conflict of laws.

19. Force Majeure. In no event shall either party have any liability for failure to comply with this Agreement if such failure results from the occurrence of any contingency beyond the reasonable control of the party and which delays, interrupts or prevents such party from performing its obligations under this Agreement, including, without limitation, strike or other labor disturbance or shortage, riot, theft, flood, lightning, storm, any act of God, power failure, war, delays or failure of third party equipment, software or service suppliers, national emergency, interference by any government or governmental agency, embargo or seizure. The party affected by a force majeure event shall give notice thereof to the other party within ten days following the occurrence thereof and shall apprise the other party of the probable extent to which the affected party will be unable to perform or will be delayed in performing its obligations hereunder. The affected party shall exercise due diligence to eliminate or remedy the force majeure cause and shall give the other party prompt notice when that has been accomplished. Except as provided herein, if performance of this Agreement by either party is delayed, interrupted or prevented by reason of any event of force majeure, both parties shall be excused from performing hereunder while and to the extent that the force majeure condition exists after which the parties’ performance shall be resumed.

20. Waiver. Failure by either party to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any right accruing hereunder or of any subsequent breach, and will not affect the effectiveness of this Agreement or any part hereof, or prejudice either party regarding any subsequent action.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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21. Invalidity. If any provision of this Agreement is held invalid, the remaining provisions shall continue in full force and effect and the parties shall substitute for the invalid provision a valid provision which most closely approximates the economic effect and intent of the invalid provision.

22. Attorneys’ Fees. In any dispute or litigation between the parties, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs of proceedings incurred in enforcing this Agreement.

23. Entire Agreement. This Agreement constitutes the entire agreement between EPL IT and Customer with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, advertisements, publications and understandings of any nature and in any manner whatsoever relating thereto, but does not amend or supersede any Franchise Agreement between EPL and Customer. No agent, employee or representative of EPL IT has any authority to bind EPL IT to any affirmation, representation, or warranty concerning the Services and unless such affirmation, representation or warranty is specifically included within this Agreement, it shall not be enforceable by Customer or any assignee or sublicensee of Customer. Any terms and conditions on any Customer purchase order form or other document issued by Customer to implement this Agreement that are in addition to or in conflict with the terms and conditions of this Agreement shall be null and void, even if acknowledged in writing by EPL IT. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and facsimile signature shall be treated as originals.

EPL IT STANDARD SERVICES DESCRIPTIONS

(Date: March 30, 2011)

For a current/updated EPL IT Standard Services Descriptions, click on:

http://www.myepl.net/no_auth/FranchiseHelpdeskAgreement.jsp

Platinum Service Descriptions

Unlimited number of calls per month per store

Standard Store Configuration includes:

•	Back of house system

•	Two front counter POS terminals with receipt printers

•	Two drive thru POS terminals with receipt printer

•	Two KDS systems (two monitors, two controllers, one kitchen printer)

•	DSL Wide Area Network connection, router and firewall

•	All local area network components including equipment rack, UPS, patch panel, patch cords, cabling infrastructure and data jacks

•	Normal Business Hours are 8:00 A.M. to 5:00 P.M, Pacific Time Monday through Friday excluding EPL IT’s normal published holidays and schedule downtimes for maintenance and support*.

COMPLETE I.T. OPERATIONS SUPPORT

Hardware Service and Support.

Manufacturer’s warranty:

a.

New Micros Equipment: For the first year, this includes repair and/or replacement cost for all new POS hardware, including back of house server, KDS system, front of house terminals and cash drawers, receipt printers, network switch, UPS, and line conditioners for one year from date of purchase. After the first year, Customer can sign up for an extended warranty for the repair and/or replacement cost for all new POS hardware, including back of house server, KDS system, front of house terminals and cash drawers, receipt printers until the end of June of the current or upcoming

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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year, whichever is earlier (“Extended Warranty”). To enroll for the Extended Warranty, Customer must notify EPL IT in writing at least 30 days prior to the Term Expiration Date of Customer’s IT Support Agreement. The Extended Warranty will continue in effect until the end of June of the current or upcoming year, whichever is earlier, unless earlier terminated by a party for default. Either party shall have the right to terminate this Extended Warranty at the end of each 12 month period of Services on the end of June anniversary date, by providing the other party with thirty (30) days prior written notice. If no cancellation notice is received, EPL IT shall have the right to automatically renew this contract for a period of 12 months. EPL IT shall have the right to terminate this Extended Warranty immediately by written notice if Customer fails to pay annual Fees due on or before the end of the applicable 12 month period for the Services or at any time for any reason upon thirty (30) days prior written notice.

b.	Used Micros Equipment: Should Customer purchase Used Micros Equipment, Customer will have to provide EPL IT with a model list of the Used Micros Equipment which will need to be approved by EPL IT. In addition, all Used Micros Equipment must be certified by Micros prior to going live. For the first year, Customer must enroll in the “Extended Warranty” for the repair and/or replacement cost for all used POS hardware, including back of house server, KDS system, front of house terminals and cash drawers, receipt printers. After the first year, Customer may enroll in an extended warranty for the repair and/or replacement cost for all Used POS hardware. To enroll for the Used Equipment Extended Warranty, Customer must notify EPL IT in writing at least 30 days prior to the Term Expiration Date of Customer’s IT Support Agreement. The Used Equipment Extended Warranty will continue in effect until the end of June of the current or upcoming year whichever is earlier, unless earlier terminated by a party for default. Either party shall have the right to terminate this Used Equipment Extended Warranty at the end of each 12 month period of Services on the end of June anniversary date, by providing the other party with thirty (30) days prior written notice. If no cancellation notice is received, EPL IT shall have the right to automatically renew this contract for a period of 12 months. EPL IT shall have the right to terminate this Used Equipment Extended Warranty immediately by written notice if Customer fails to pay annual Fees due on or before the end of the applicable 12 month period for the Services or at any time for any reason upon thirty (30) days prior written notice.

Software Service and Support includes:

•	Using a small piece of software to correct a problem with a software program (“Patching”) of installed Micros RES 3700, currently version 4.7

•	Patching of installed Micros Enterprise Management, currently version 4.7

•	Patching of installedMyEpl.Net Web Based Portal

•	Patching of critical security updates for installed operating system, currently version Windows XP

•	Current updates on antivirus software

•	Ghost software disaster recovery tool

•	Proactive monitoring via EPL Alerts program

Credit Card Processing Service and Support includes:

•	Processing Visa, MasterCard, American Express and Discover

•	Help desk support via 1-888-POLLO-IT

•	Secure high speed credit card authorization as primary

•	Secure low speed credit card authorization as backup

•	Gift card Processing

Payment Card Industry (“PCI”) Program includes:

•	Educating EPL Franchisees about cardholder data security, the Payment Card Industry (“PCI”) Data Security Standard (“DSS”) and PCI DSS compliance

•	Providing Automated Quarterly Network Scanning of stores for potential security issues.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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•	Providing a secure convenient portal to store Annual Security Assessments required by PCI.

•	Executing a compliance strategy that helps to:

•	Eliminate the storage of prohibited data

•	Protect stored data

•	Secure the merchant network environment via compliance with the PCI DSS

•	Identify the payment applications used and ensures merchants use or switch to Payment Application (“PA”) that comply with the PA-DSS

•	Tracking and reporting on the program’s progress each month

Firewall Service and Support includes:

•	Repair and/or replacement cost of firewall

•	Software maintenance on firewall

•	Remote monitoring of up/down state

•	Latest security updates to prevent hacker attacks

•	Quarterly PCI Scanning and PCI Report of Compliance (“ROC”) to credit card processor

Broadband WAN Service and Support includes:

•	High speed access to all credit card processing, sub second response time

•	High speed access to MyEpl.net Portal

•	Does not include unrestricted Internet access

•	24x7 active monitoring

Helpdesk includes:

•	7:00 am to 12:00 am** Helpdesk via a toll free number 1-888-POLLO-IT

•	Single point of contact for hardware and cabling dispatch

•	Menu changes***

•	Pricing adjustments***

•	Full portal support

•	WAN troubleshooting and support

•	Support on all IT and POS issues

MyEpl.Net Portal Service and Support includes:

•	Access to standard corporate reporting

•	Near real time sales performance data for all stores

Professional Service includes:

•	Any service outside of the scoop of this Agreement will be billing at the following rates:

•	Helpdesk rate $60 per hour

•	Networking rate $120 per hour

•	Development rate $120 per hour

*	Business hours are subject to change
**	Helpdesk hours are subject to change
***	Does not include Tax changes. Customer acknowledges and agrees that the data entered by EPL IT is on behalf of Customer. Customer acknowledges and agrees that it is their responsibility to verify the accuracy of the data inputted by EPL IT and also to maintain and update the data as needed. Any maintenance and/or updates Customer wishes EPL IT to perform must be communicated to EPL IT in writing in order for EPL IT to perform the maintenance and/or updates.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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Franchise Support Options – Fee Schedule*

Service Description	Annual Cost*		Monthly Cost*		Platinum Support Option	Payable to:
Micros POS Software License Fee (CAEDC and SEL) Service and Support	$984		$82		Yes	EPL
Complete Firewall Service and Support and Quarterly PCI Scanning and Reporting	$300	**	$25	**	Yes	EPL
Unlimited Number of Calls for Helpdesk Support Including Credit Card Support	$2,004		$167		Yes	EPL

MyEpl.Net	$600		$50		Yes	EPL
Monthly Cost per Store [1]			$324	*
Complete POS Hardware Service and Support [2]	$2,160		$180		Yes	MICROS
Hardware Costs
Broadband WAN [3]	$1,224		$102		Yes	EARTHLINK

NOTE: Mixed services not allowed. All service levels must be the same for all stores per Franchisee.

*	All fees listed in this Fee Schedule may increase depending on vendor price increases.
**	The Annual Cost/Monthly Cost listed for Complete Firewall Service and Support and Quarterly PCI Scanning and Reporting includes the PCI Program which the current fee is $0. However, this fee may range up to $20 depending on vendor price increases. There may be additional charges if any remediation is required.

[1]	Monthly rate based on standard store configuration. Support cost for non standard configuration subject to change, based on actual hardware deployed.

[2]	First Year Hardware Service and Support is included under the Manufacturer’s warranty at No Charge except for used Micros equipment. In order to continue to receive Hardware Service and Support after the first year, see description under complete I.T. Operations support, Hardware Service and Support, Manufacturer’s warranty. Repair or Replacement due to neglect, water damage, vandalism, act of God or any other reason other than normal wear and tear is not covered. These costs are pass-through from the EPL approved hardware service vendor. The costs shown may actually be different than the amount shown due to price increases by vendor.

[3]	DSL service cost is approximate and subject to increase if 1.5M x 384K ADSL is not available. Services subject to additional costs are wireless broadband, business class cable, and Fractional or full T1. These costs are pass-through costs from the EPL approved broadband provider. The costs shown may actually be different than the amount shown due to price increases by vendor.

Exhibit 8 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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EXHIBIT 9 TO FRANCHISE AGREEMENT

GENERAL RELEASE

This General Release (“Release”) is made effective             , 20    , by the undersigned,                                                  , a                      (referred herein after as the “Franchisee”).

In consideration of El Pollo Loco, Inc., a Delaware corporation (“Franchisor”) extending:                                         ; and other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, Franchisee hereby waives, releases, and forever discharges Franchisor, all Franchisor’s affiliates, parent companies and all their respective officers, directors, employees, attorneys representatives and agents of said corporations, as well as any other legal entities which it owns or controls, individually or jointly, from any and all obligations, claims, demands, liabilities or actions and causes of action in law or in equity of whatsoever nature arising prior to and including the date hereof, including, but not limited to, such obligations, claims, demands, liabilities, or actions or causes of actions, in law or equity which Franchisee now has or may hereafter have by reason of any act, omission, event, deed or course of action having taken place, or which should have taken place, or on account of or arising out of any claim for breach of any implied violation of the covenant of good faith and fair dealing or any other claims which relate or refer in any way to the relationship between Franchisor and Franchisee which arises on or before the date hereof insofar as said claims relate to the Franchise Agreement or any other agreement between Franchisee and Franchisor, any alleged violation of the California Franchise Relations Act, any Federal or State antitrust claims except as prohibited by law. This release extends to claims arising from representations made by the Franchisor in the Franchise Disclosure Document except as prohibited by law.

It is expressly acknowledged by each of the undersigned that any and all rights granted under Section 1542 of the California Civil Code are hereby expressly waived. Such statute reads as follows:

“Section 1542.

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected the settlement with the debtor.”

IN WITNESS WHEREOF each of the parties either personally or through its duly authorized signatory, as applicable, has executed this Release effective as of the day first written above.

FRANCHISEE:

By:
Its:

Exhibit 9 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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EXHIBIT 10 TO FRANCHISE AGREEMENT

CONSENT TO ASSIGNMENT OF FRANCHISE RIGHTS

This Consent to Assignment of Franchise Rights (the “Agreement”) is made as of this      day of             , 20     by and between EL POLLO LOCO, INC., a Delaware corporation ( “Franchisor”),                                          (the “Assignor”) and                                          (the “Assignee”).

RECITALS

A. Franchisor and Assignor are parties to that certain Franchise Agreement dated                      (the “Franchise Agreement”) pertaining to the operation of the El Pollo Loco restaurant located at                      (the “Restaurant”).

B. Assignor desires to assign all of his title, rights, privileges and interests and obligations under the Franchise Agreement to Assignee and to sell, transfer, and convey all of his title, rights, privileges, and interests to the Assets of the Restaurant to Assignee, all in accordance with the assignment provisions of the Franchise Agreement.

C. The Franchise Agreement requires that Assignor first obtain written consent of Franchisor before undertaking any assignment of the Franchise Agreement or sale of the assets of the Restaurant.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Recitals A through C above are incorporated herein and by this reference made a part of this Consent Agreement.

2. Subject to the terms and conditions set forth herein, and upon the payment to Franchisor of a transfer fee of                      Dollars ($        ,000.00), Franchisor does hereby consent to the assignment by Assignor to Assignee of all of Assignor’s rights, privileges, interests, and obligations under the Franchise Agreement.

3. Assignee shall execute the current form of Franchise Agreement (the “Current Franchise Agreement”) for a term which coincides with the initial term of the Franchise Agreement and for which there shall be no initial franchise fee; and Assignee covenants, warrants and agrees that, as of the date hereof, all of the obligations, liabilities and provisions of the Current Franchise Agreement shall be fully performed and complied with by Assignee in its capacity as “Franchisee” under the Current Franchise Agreement, including, but not limited to, payment in full of all obligations to Franchisor and to third parties arising from the existence, operation, or maintenance of the Restaurant.

Exhibit 10 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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4. If there are remodel requirements the following language will be used: “Assignee covenants, warrants and agree that the required reimage and/or remodel requirements, as set forth in Exhibit B, will be completed to the satisfaction of Franchisor no later than ninety (90) days after the date of transfer of the Restaurant operation from Assignor to Assignee (“Changeover Date”). Assignee agrees that such required reimage and/or remodel requirements will not be considered complete until Franchisor has agreed to the final completion in writing. Should the required reimage and/or remodel of the Restaurant not be completed to Franchisor’s satisfaction, then Franchisor may terminate the Franchise Agreement under Section 18, entitled Default and Termination”. If there are no remodel requirements the above language will be replaced with: “Franchisor acknowledges and agrees that as of the date of this Agreement there are no remodel requirements to be completed prior to the transfer of the Restaurant from Assignor to Assignee.”

5. Assignee acknowledges and warrants:

a. that the Current Franchise Agreement and any related circulars, manuals, lists, forms and other documents previously transmitted to Assignee have been fully read and understood;

b. that Assignee is knowledgeable and experienced in regard to the operation of an El Pollo Loco restaurant and the Franchisor operating system;

c. that Assignee agrees to undertake, in accordance with the terms of the Current Franchise Agreement, such training as Franchisor may deem appropriate in connection with the operation and maintenance of the Restaurant;

d. that Assignee is fully aware that the initial term of the Current Franchise Agreement will terminate on                     , and has no renewal option periods and the Current Franchise Agreement does not grant Assignee any territorial right or licenses, exclusive or otherwise; and

e. that as of the      date, the ownership interest in      is divided as follows:

(i)                      -     %

(ii)                      -     %

f. that Assignee has conducted an independent study of the Restaurant, including consideration of any sales, profits or earnings figures that may have been made available to Assignee by or on behalf of Assignor, and in entering into this Agreement, Assignee relies solely upon such independent knowledge and in no respect has Assignee relied upon any representation, statement, endorsement or promise, either oral or written, by or on behalf of Franchisor.

6. In consideration of the consent by Franchisor granted herein, Assignor and Assignee (collectively “Party”) do each hereby waive, release and forever discharge Franchisor, all Franchisor’s affiliates, and all the respective directors, officers,

Exhibit 10 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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employees, attorneys, representatives, and agents of said corporations, as well as parent corporations, subsidiaries, affiliates and any other legal entities which it owns or controls, individually or jointly, from any and all obligations, liabilities, claims, demands, actions and causes of action in law or in equity of whatever kind or nature arising prior to and including the date hereof, including, but not limited to, which Party now has or may hereafter have by reason of any act, omission, event, deed or course of action having taken place, or which should have taken place, or on account of or arising out of any claimed violation of the Franchise Agreement, any claim for breach of any implied covenant of good faith and fair dealing or any other claims which relate or refer in any way to the relationship between Franchisor and Assignee or Franchisor and Assignor which arises on or before the date hereof insofar as said claims relate to the Franchise Agreement, the assignment of Assignor’s title, rights, privileges, interests, and obligations under the Franchise Agreement as contemplated in this Agreement, or the Franchise Agreement or any other agreement between Party or any of them and the released party or parties, any alleged violation of the California Franchise Relations Act, any Federal or State antitrust claims except as prohibited by law. This release does not extend to claims arising from representations made by the Franchisor in the Franchise Disclosure Document. Furthermore, it is expressly acknowledged by each of the undersigned that any and all rights granted under Section 1542 of the California Civil Code are hereby expressly waived. Such statute reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Releasors voluntarily waive all benefits and protections of Civil Code Section 1542, and any comparable law, and intend the release above to apply to known and unknown claims alike.

7. Assignor and Assignee understand and agree that Assignor shall remain secondarily liable in the event of any default by the Assignee under the Current Franchise Agreement, and that by entering into this Agreement, Assignor and Assignee fully and unconditionally guarantee the Assignee’s performance and compliance in all respects with the obligations, liabilities and provisions thereunder; provided, however, that this guarantee shall not extend to any default of non-compliance with the obligations, liabilities, and provisions of the Current Franchise Agreement by Assignee during any extension of the initial term of the Current Franchise Agreement. Assignor further understands and agrees that, to the extent principals of Assignor have personally guaranteed the performance of Assignor under the terms and conditions of the Current Franchise Agreement, such personal guarantee shall NOT be modified by this Agreement and any such guarantors shall not be released from liability of any kind or nature by the terms of this Agreement. Franchisor agrees that a copy of any notice of default given to Assignee by Franchisor shall also be concurrently given to Assignor.

8. Unless Assignee is currently the franchisee of another El Pollo Loco restaurant, Assignor shall train, at Assignor’s expense, Assignee and up to two (2) of Assignee’s managers prior to Assignee’s takeover of the operation of the Restaurant

Exhibit 10 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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from Assignor, in order to train Assignee in the Franchisor operating system. Such training must be completed to Franchisor’s satisfaction prior to turning over the running of the Restaurant to Assignee. In the event that Assignor wishes Franchisor to train Assignee’s personnel in the Franchisor operating system, Assignor shall reimburse Franchisor for the cost of such training.

9. Assignor agrees to grant permission to Assignee for Assignee to access the historical sales and transactional information belonging to Assignor as stored in Assignor’s Point of Sale system (“POS”) prior to the effective date of this Agreement.

10. Franchisor’s consent to the assignment of Assignor’s rights and obligations under the Franchise Agreement and the assets of the Restaurant is expressly contingent upon Assignor paying and discharging all obligations incurred in Assignor’s operation of the Restaurant prior to the Changeover Date including, but not limited to, the following:

a. Any unpaid amounts owed Franchisor under monthly franchise billing statements for periods up to the Changeover Date which, through             , 20     are estimated to be              Dollars ($        ) and shall be payable through escrow or by cashier’s check to Franchisor. If the Changeover Date is not             , 20    , the estimate should be adjusted by                      Dollars ($        ) per diem;

b. Taxes due or accrued and unpaid, including, but not limited to, the sales tax on food and consumables sold in the Restaurant;

c. Any federal, state or local taxes required to be withheld from employees’ salaries and wages; and

d. Any and all amounts due suppliers and vendors to the Restaurant.

11. Within thirty (30) days following the Changeover Date, Franchisor shall prepare and submit to Assignor a final accounting for sums due together with a check for any sums due Assignor or a statement for any sums due Franchisor. In connection with such accounting, Franchisor shall have the right, without the obligation, to pay any bills incurred by Assignor prior to the Changeover Date and to add amounts so paid to amounts charged Assignor in such accounting. As of the Changeover Date, Assignee shall assume total responsibility for the operation of, and shall be solely responsible for, any obligations incurred in connection with the Restaurant prior to the Changeover Date in the event that such obligations have not been satisfied by Assignor.

12. This Agreement shall inure to the benefit of the successors and assigns of Franchisor, and to any and all of its affiliates, parents and subsidiaries, and shall be binding upon the heirs, representatives, successors and assigns of Assignor and Assignee.

Exhibit 10 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

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13. Except as modified herein, all the terms and conditions of the Franchise Agreement shall be unaffected and remain in full force and effect.

14. The parties hereto acknowledge that they have read and fully understand the provisions of this Agreement and that said provisions constitute a complete and exclusive expression of its terms and conditions.

15. The parties executing this Agreement on behalf of Assignee or Assignor hereby represent and warrant that: (a) they have the full power, right and authority to enter into and execute this Agreement; and (b) those persons whose signatures are hereinafter evidenced on this Agreement on behalf of Assignee or Assignors are duly authorized signatories of Assignee or Assignors, fully empowered to commit and bind Assignee or Assignors to those certain terms, covenants and conditions set forth herein.

16. If either party is a Business organization, the party is duly organized and qualified to do business in the state and any other applicable jurisdiction within which the Restaurant is located.

17. This Agreement shall not be binding upon Franchisor unless and until it shall have been accepted and signed by authorized officers of Franchisor.

18. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which together will constitute but a single document. It shall not be necessary for Franchisor, Assignors and Assignee to execute the same counterpart(s) of this Agreement for this Agreement to become effective. A signature on this Agreement transmitted via facsimile or electronic mail shall be considered an original for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FRANCHISOR:	ASSIGNOR:

EL POLLO LOCO, INC.,		,
a Delaware corporation	a

By:	By:
Its:	Its:

ASSIGNEE:

,
a

By:
Its:

Exhibit 10 to Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)

El Pollo Loco #

Location

EL POLLO LOCO® FRANCHISE AGREEMENT

SCHEDULE 1

STATEMENT OF OWNERSHIP OF FRANCHISEE

Party to Franchisee Entity -     %

Party to Franchisee Entity -     %

Schedule 1 of Franchise Agreement (Exhibit D of Multi-State Disclosure Document Control No. 040114)